As filed with the Securities and Exchange Commission on April 16, 2015

Registration No. 333-190698

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
POST-EFFECTIVE AMENDMENT NO. 5 TO
FORM S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

405 Park Avenue
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan P. Mehlman
Chief Executive Officer and President
405 Park Avenue
New York, New York
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Peter M. Fass, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel: (212) 969-3000 Fax: (212) 969-2900	Michael J. Choate, Esq. Proskauer Rose LLP 70 West Madison #3800 Chicago, Illinois 60602-4342 Tel: (312) 962-3567 Fax: (312) 962-3551	James A. Tanaka, Esq. General Counsel RCS Capital 405 Park Avenue, 14th Floor New York, NY 10022 Tel: (212) 415-6500 Fax: (212) 421-5799

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This Post-Effective Amendment No. 5 consists of the following:

•	Registrant’s undated Prospectus which will supersede Registrant’s previous Prospectus, dated January 7, 2014, previously filed pursuant to Rule 424(b)(3), and all supplements to that Prospectus;
•	Part II to this Post-Effective Amendment No. 5, included herewith; and
•	Signatures, included herewith.

American Realty Capital Hospitality Trust, Inc.

80,000,000 Shares of Common Stock — Maximum Offering

American Realty Capital Hospitality Trust, Inc. is a Maryland corporation formed on July 25, 2013 that invests in a diversified portfolio of lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ended December 31, 2014. Because we are prohibited from operating such lodging properties pursuant to certain tax laws relating to our qualification as a REIT, we engage third parties to operate such properties. We are offering up to 80,000,000 shares of our common stock on a “reasonable best efforts” basis, as further described herein, through Realty Capital Securities, LLC, or our dealer manager, in our primary offering at a per share price of up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). We also are offering up to 21,052,631 shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, at a price initially equal to $23.75 per share, which is 95% of the primary offering price. Commencing with the filing of our second quarterly financial filing with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following the earlier to occur of (i) our acquisition of at least $2.0 billion in total investment portfolio assets or (ii) January 7, 2016, or the NAV pricing date, the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to the net asset value of our company as determined by our advisor, or NAV, divided by the number of shares of our common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, or per share NAV, plus, in the case of our primary offering, applicable commissions and fees. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 31 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	We have a limited operating history. This inexperience makes our future performance difficult to predict.
•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made in connection with the acquisition of a portfolio of 116 hotel assets, or the Grace Portfolio, by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time.
•	Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.
•	There is no guarantee that distributions will be paid or that you will receive any return on your investment. We expect that future distributions will be paid from our cash flows from operations following the acquisition of the Grace Portfolio, but there can be no assurance we will be able to generate sufficient cash flow from operations to maintain current cash distributions or increase distributions over time.
•	Because we are dependent upon our advisor, our property manager, our sub-property manager and their affiliates to conduct our operations, any adverse changes in the financial condition of these entities or our relationship with these entities could hinder our operating performance and the return on your investment.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid. Our share repurchase program may be the only way to dispose of your shares, but there are a number of limitations placed on such repurchases. See “Share Repurchase Program.”
•	Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. We also cannot assure you that we will be able to achieve a liquidity event.
•	We established the initial offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, property manager, our sub-property manager, our sponsor, our dealer manager and our and their respective affiliates, which could result in decisions that are not in the best interests of our stockholders.
•	Because our dealer manager is owned by an entity under common control with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings.
•	We may change our investment objectives and strategies without stockholder consent.
•	We are obligated to pay fees to our advisor, which could be substantial and may result in our advisor recommending riskier investments.
•	We are obligated to pay the special limited partner a subordinated distribution upon termination of the advisory agreement, which may be substantial and therefore may discourage us from terminating the advisor.
•	We incurred substantial additional indebtedness to consummate the acquisition of the Grace Portfolio, or the Grace Acquisition, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.
•	Our failure to qualify or remain qualified as a REIT would result in higher taxes, may adversely affect our operations, would reduce the amount of income available for distribution and would limit our ability to pay distributions to our stockholders.
•	Commencing with the NAV pricing date, the offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares, will be based on NAV, which may not accurately reflect the value of our assets.
•	There are limitations on ownership and transferability of our shares. Please see “Description of Securities — Restrictions on Ownership and Transfer.”

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

This offering will end no later than January 7, 2016, which is two years from the effective date of this offering. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

	Per Share(1)	Maximum Offering
Public offering price, primary shares	$25.00	$2,000,000,000
Public offering price, distribution reinvestment plan(2)	$23.75	$499,999,987
Selling commissions and dealer manager fee(3)	$2.50	$200,000,000
Proceeds, before expenses, to us	$22.50	$1,800,000,000

(1)	The purchase price per share shown will apply until the NAV pricing date. Commencing with the NAV pricing date, the per share price in our primary offering will vary quarterly and will be equal to per share NAV plus applicable commissions and fees. The purchase price per share pursuant to the DRIP shown above is 95% of the primary offering price and will apply until the NAV pricing date (at which time the per share price for DRIP shares will be per share NAV).
(2)	We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our DRIP.
(3)	In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares in our primary offering at a purchase price of $25.00 per share. Selling commissions and the dealer manager fee are paid only for shares in our primary offering and will equal 7.0% and 3.0% of aggregate gross proceeds, respectively. Each is payable to our dealer manager. Selling commissions may be reduced in connection with (i) sales of certain minimum numbers of shares and (ii) sales of shares to our executive officers and directors, employees of our dealer manager and their family members and friends or other affiliates; see the section entitled “Plan of Distribution — Volume Discounts” and “Plan of Distribution — Shares Purchased by Affiliates and Participating Broker-Dealers” in this prospectus.

The date of this prospectus is         , 2015.

INVESTOR SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. To the extent that you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence, these investor suitability standards do not apply to you. Persons who meet the applicable investor suitability standards and seek to diversify their personal portfolios with a diversified real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

We have established suitability standards for initial purchasers and subsequent purchasers of shares from our stockholders based on the Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted by NASAA, or the NASAA REIT Guidelines. In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of shares as described below.

The minimum purchase is $2,500 (which would purchase 100 shares at the full, undiscounted primary offering price). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by applicable state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

Several states have established suitability requirements that are more stringent than the general standards that we have established. Shares in this offering will be sold to investors in these states only if they meet the applicable suitability standards set forth below. In each case, the applicable standards exclude from the calculation of net worth or liquid net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	An investor must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates.

California

•	In addition to the general suitability requirements described above, a California investor’s maximum investment in us will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

i

Iowa

•	Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor’s maximum aggregate investment in our common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in us and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky

•	An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Michigan

•	The maximum investment allowable in us for a Michigan investor is 10% of his or her net worth.

Missouri

•	In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth may be invested in the securities registered by us for this offering with the Missouri Securities Division.

Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s investment in us and in other non-publicly traded REITs and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing programs, business development companies and commodity pools) may not exceed 10% of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

New Jersey

•	An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico and Ohio

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor’s aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.

Pennsylvania

•	The maximum investment allowable in us for a Pennsylvania investor is 10% of his or her net worth.

Tennessee

•	A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Alternatively, except for investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant final prospectus(es) for each product at least five (5) business days prior to making an investment and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” or “potential,” or by the negative of these words and phrases, or by similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of this offering, which we expect will be used to reduce our borrowings for some time;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments on acceptable terms;
•	the effect of general market, real estate market, economic and political conditions;
•	our substantial indebtedness and our ability to make scheduled payments on our debt and preferred equity obligations;
•	our ability to generate sufficient cash flows to pay distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel at our advisor, our property manager, our sub-property manager and dealer manager;
•	our ability to qualify and maintain our qualification as a REIT; and
•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus contains estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable and the conclusions contained in the publications and reports are reasonable.

v

“Hampton Inn,” “Hampton Hotels,” “Homewood Suites,” “Embassy Suites” and “Hilton Garden Inn” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton’s relationship with our company or its affiliates, or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hilton of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Westin” is a registered trademark of Starwood Hotels & Resorts Worldwide or one of its affiliates. All references below to “Starwood” mean Starwood Hotels & Resorts Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Starwood is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Starwood’s relationship with our company or its affiliates, or otherwise. Starwood is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Starwood has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Starwood of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Starwood has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott’s relationship with our company and its affiliates or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to our company shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Hyatt Place” is a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hyatt’s relationship with our company or its affiliates, or otherwise. Hyatt is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Hyatt has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hyatt of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

“Holiday Inn” and “Holiday Inn Express” are each a registered trademark of Intercontinental Hotels Group or one of its affiliates. All references below to “Intercontinental” mean Intercontinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Intercontinental is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Intercontinental’s relationship with our company or its affiliates, or otherwise. Intercontinental is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by our company and receives no proceeds from the offering. Intercontinental has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Intercontinental of any franchise or other rights to our company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, (i) the term “prospectus” refers to this prospectus as amended and supplemented and (ii) the terms “the offering,” “this offering” and “the primary offering” refer to the primary offering of our shares of common stock on a “reasonable best efforts basis.” This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms “company,” “we,” “us,” “our” and “our company” refer to American Realty Capital Hospitality Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, of which we are the sole general partner, which we refer to in this prospectus as “our operating partnership.”

What is American Realty Capital Hospitality Trust, Inc.?

We are a Maryland corporation incorporated on July 25, 2013, that intends to qualify as a REIT commencing with our taxable year ended December 31, 2014. We invest in lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector.

We are one of 15 publicly offered, non-traded REITs sponsored or co-sponsored by the parent of our sponsor, including: Phillips Edison Grocery Center REIT, Inc., a Maryland corporation organized as Phillips Edison — ARC Shopping Center REIT Inc. on October 13, 2009, or PECO; American Realty Capital — Retail Centers of America, Inc., a Maryland corporation organized on July 29, 2010, or ARC RCA; American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation organized on September 10, 2010, or ARC DNAV; American Realty Capital Global Trust, Inc., a Maryland corporation organized on July 13, 2011, or ARC Global; American Realty Capital Healthcare Trust II, Inc., a Maryland corporation organized on October 15, 2012, or ARC HT II; Realty Finance Trust, Inc., a Maryland corporation organized on November 15, 2012, or RFT; American Realty Capital Trust V, Inc., a Maryland corporation organized on January 22, 2013, or ARCT V; Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation organized as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013, or PECO II; United Development Funding Income Fund V, a Maryland corporation organized on October 1, 2013, or UDF V; American Realty Capital New York City REIT, Inc., a Maryland corporation organized on December 19, 2013, or ARC NYCR; American Realty Capital Global Trust II, Inc., a Maryland corporation organized on April 23, 2014, or ARC Global II; American Realty Capital — Retail Centers of America II, Inc., a Maryland corporation organized on April 23, 2014, or ARC RCA II; American Realty Capital Healthcare Trust III, Inc., a Maryland corporation organized on April 24, 2014, or ARC HT III; and American Realty Capital New York City REIT II, Inc., a Maryland corporation organized on July 1, 2014, or ARC NYCR II. Additionally, the parent of our sponsor is the sponsor of one New York Stock Exchange-listed REIT, New York REIT, Inc. (formerly American Realty Capital New York Recovery REIT, Inc.), or NYRT. The parent of our sponsor is also the co-sponsor of two business development companies, Business Development Corporation of America, a Maryland corporation organized on May 5, 2010, or BDCA, and Business Development Corporation of America II, a Maryland corporation organized on April 17, 2014, or BDCA II, and a non-traded oil and gas limited partnership, American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership organized on October 30, 2013, or AERP. An American Realty Capital company also advises BDCA Venture Inc., a business development company organized as a Maryland corporation on May 9, 2008 and listed on the NASDAQ Capital Market since December 2011. For additional information concerning these other programs sponsored by the parent of our sponsor, see “Conflicts of Interest.”

Our executive offices are located at 405 Park Avenue, 14th Floor, New York, New York 10022. Our telephone number is 212-415-6500, our fax number is 212-421-5799 and the e-mail address of our investor relations department is investorservices@americanrealtycap.com. Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We are externally advised by our advisor which conducts substantially all of our operations and manages our portfolio of real estate investments. We have no paid employees.

What are your investment objectives?

Our primary investment objectives are to:

•	Preserve and protect capital;
•	Provide attractive and stable cash distributions; and
•	Increase the value of assets in order to generate capital appreciation.

We will implement our investment objectives by:

•	Lodging Properties. We have acquired and intend to continue to acquire primarily lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector.
•	Our Investment Model in the Current Economic Environment. We believe the current macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent discounts to replacement cost and provide potential for significant long-term value appreciation. Given the conditions of the current economic environment and the experience and expertise of our advisor and our sub-property manager, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio and maximize stockholder returns.
•	Our Lodging-Centric and Opportunistic Investment Strategy. Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in United States hotel revenue per available room, or RevPAR, has historically been closely correlated with growth in United States gross domestic product, or U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, as the United States economy continues to strengthen, we anticipate RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.
•	The Lodging Sector. The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures and repositioning. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.
•	Discount to Replacement Cost. We intend to purchase properties valued at a discount to replacement cost using current market rates.
•	Targeted Leverage. We seek to achieve a target leverage level of approximately 50% loan-to-value by the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Monthly Distributions. We intend to begin funding monthly distributions with cash flow from operations.
•	Exit Strategy. We expect to sell our assets, sell or merge our company, or list our company within three to six years after the end of this offering. Our primary offering is expected to continue until January 7, 2016, two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue past January 7, 2017. If we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common control with the parent of our sponsor) to consider exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e. three to six months).

How many real estate investments do you currently own and in what type of assets do you expect to invest?

On March 21, 2014, we closed on the acquisition of interests in six hotels through fee simple, leasehold and joint venture interests, or the Barceló Portfolio, for an aggregate contract purchase price of $110.1 million, exclusive of closing costs. On February 27, 2015, we closed the acquisition of the Grace Portfolio. The aggregate purchase price of the Grace Portfolio was approximately $1.8 billion, exclusive of closing costs. We have acquired and intend to continue acquiring lodging properties in the midscale limited service, extended stay, select-service, upscale select-service, and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. Extended-stay hotels generally offer high-quality, residential style lodging with an extensive package of services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our properties will be associated. We may, in the future, continue to acquire additional hotels located throughout the United States. We may also acquire additional hotels in Canada.

The hotels in our existing portfolio are located in 32 states, operating under leading franchise brands with Hilton, Marriott, Hyatt, Intercontinental and Starwood, and comprise a total of 14,925 rooms. See “Description of Real Estate Investments” for detailed information.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;
•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;
•	makes an election to be treated as a REIT;
•	pays annual distributions to investors of at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	generally avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided certain U.S. federal income tax requirements are satisfied.

What is the experience of your sponsor?

American Realty Capital IX, LLC, or our sponsor, is directly or indirectly controlled by William M. Kahane, the executive chairman of our board of directors, and Nicholas S. Schorsch. Mr. Kahane is an executive officer and/or a director of 14 other public REITs sponsored by AR Capital, LLC. Messrs. Kahane and Schorsch have each been active in the structuring and financial management of commercial real estate investments for over 25 years. Our sponsor wholly owns our advisor and our property manager and is the 60% owner of our sub-property manager.

Who is your advisor and what are its responsibilities?

American Realty Capital Hospitality Advisors, LLC, or our advisor, is a limited liability company that was formed in the State of Delaware on July 23, 2013. Our advisor is our external advisor and is responsible for coordinating the management of our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors.

Our advisor is responsible for making decisions regarding the selection and the negotiation of real estate investments. Our advisor recommends all investments and dispositions to our board of directors. Other major decisions to be approved by our advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions, and certain significant press releases. Jonathan P. Mehlman and Edward T. Hoganson, who are executive officers of our company, are also executive officers of our advisor. Mr. Mehlman has 22 years of experience in the hospitality industry. Mr. Hoganson has over 15 years of experience in the hospitality industry. Bruce D. Wardinski, who provides advisory services to Mr. Mehlman and serves as an observer on our board in his capacity as Special Advisory Director to the chief executive officer of our advisor, has over 26 years of experience in the hospitality industry.

Our advisor is wholly owned by American Realty Capital Hospitality Special Limited Partner, LLC, or the special limited partner, a Delaware limited liability company, which is the special limited partner of our operating partnership and is wholly owned by our sponsor.

Our advisor relies upon our sub-property manager and third-party sub-property managers that our property manager hires to underwrite and identify potential assets for acquisition and to manage their operations following acquisition.

Who are your property manager and your sub-property manager and what are their responsibilities?

American Realty Capital Hospitality Properties, LLC, or our property manager, is a Delaware limited liability company which was formed on August 13, 2013. The parent of our sponsor, AR Capital, LLC, owns 60% of the membership interests in Crestline Hotels & Resorts, LLC, or our sub-property manager, and Barceló Crestline Corporation, the former owner of the Barceló Portfolio, owns 40% of the membership interests.

We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage our hotel properties. Our sub-property manager is responsible for managing certain of our lodging and other hospitality properties, overseeing our properties’ compliance with corporate hotel branding and, from time to time, making certain determinations relating to the renovation of such properties and receives property management fees and other fees, as agreed, for such services. We also have retained third-party sub-property managers to perform similar functions with respect to our other lodging and other hospitality properties

As of March 31, 2015, 40 of the hotel assets we have acquired are managed by our sub-property manager and 82 of the hotels assets we have acquired are managed by third-party sub-property managers.

The sub-property manager is managed by two officers: James Carroll and Pierre Donahue. Collectively, Messrs. Carroll and Donahue have 19 years of experience in the hospitality industry. These officers are subject to the oversight of our sub-property manager’s board of managers, which includes Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. Messrs. Schorsch and Kahane control AR Capital, LLC. For a more detailed discussion about our property manager and our sub-property manager, see “Management — General — The Property Manager and The Sub-Property Manager.”

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. This is an initial public offering. You should carefully review the “Risk Factors” section of this prospectus beginning on page 31, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We have a limited operating history. This inexperience makes our future performance difficult to predict.
•	We intend to use substantial available proceeds from this offering to reduce our borrowings, including borrowings made in connection with the acquisition of the Grace Portfolio, by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time.

•	Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.
•	There is no guarantee that distributions will be paid or that you will receive any return on your investment. We expect that future distributions will be paid from our cash flows from operations following the acquisition of the Grace Portfolio, but there can be no assurance we will be able to generate sufficient cash flow from operations to maintain current cash distributions or increase distributions over time.
•	Because we are dependent upon our advisor, our property manager, our sub-property manager and their affiliates to conduct our operations, any adverse changes in the financial condition of these entities or our relationship with these entities could hinder our operating performance and the return on your investment.
•	No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid. Our share repurchase program may be the only way to dispose of your shares, but there are a number of limitations placed on such repurchases. See “Share Repurchase Program.”
•	Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. We also cannot assure you that we will be able to achieve a liquidity event.
•	We established the initial offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, property manager, our sub-property manager, our sponsor, our dealer manager and our and their respective affiliates, which could result in decisions that are not in the best interests of our stockholders.
•	Because our dealer manager is owned by an entity under common control with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings.
•	We may change our investment objectives and strategies without stockholder consent.
•	We are obligated to pay fees to our advisor, which could be substantial and may result in our advisor recommending riskier investments.
•	We are obligated to pay the special limited partner a subordinated distribution upon termination of the advisory agreement, which may be substantial and therefore may discourage us from terminating the advisor.
•	We incurred substantial additional indebtedness to consummate the Grace Acquisition, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.
•	Our failure to qualify or remain qualified as a REIT would result in higher taxes, may adversely affect our operations, would reduce the amount of income available for distribution and would limit our ability to pay distributions to our stockholders.
•	Commencing with the NAV pricing date, the offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares, will be based on NAV, which may not accurately reflect the value of our assets.
•	There are limitations on ownership and transferability of our shares. Please see “Description of Securities — Restrictions on Ownership and Transfer.”

What is the role of our board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have four members of our board of directors, three of whom are independent of our sponsor and its affiliates. Our directors are elected annually by the stockholders.

What types of real estate-related debt investments do you expect to make?

Although not our primary focus, we may, from time to time, make investments in real estate-related loans and securities. We expect that our real estate-related debt investments will not constitute more than 10% of our assets after the proceeds of this offering have been fully invested, nor represent a substantial portion of our assets at any one time. If we do make such investments, we will primarily focus on investments in first mortgages secured by hotel properties. The other real estate-related debt investments in which we may invest include: mortgages (other than first mortgages secured by hotel properties); mezzanine; bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

What types of investments will you make in the equity securities of other companies?

We may make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in other public companies combined with our investments in real estate properties outside of our target hospitality investments and other real estate-related investments to exceed 10.0% of our asset base.

Do you use leverage?

Yes. We believe that the careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. We have financed the acquisition of all of the hotel properties we currently own with a combination of secured and unsecured borrowings, and all but one of our hotel properties are currently serving as collateral under mortgage loans.

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In any event, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” upon the acquisition of the Grace Portfolio. We funded part of the purchase price of the Grace Portfolio by assuming $903.9 million in existing mortgage and mezzanine indebtedness collateralized by 96 of the 116 hotels in the Grace Portfolio, which we also refer to as the Assumed Grace Indebtedness, incurring $227.0 million in new mortgage financing secured by the remaining 20 hotels and one of the hotels in the Barceló Portfolio, which we refer as the Additional Grace Mortgage Loan, and, together with the Assumed Grace Indebtedness, as the Grace Indebtedness, and issuing of $447.1 million in preferred equity interests, which we refer to as the Grace Preferred Equity Interests. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. Following the acquisition of the Grace Portfolio in February 2015, the principal amount of our outstanding secured financing, excluding the Grace Preferred Equity Interests, is approximately 60% of the total value of our real estate investments and our other assets. We seek to achieve a target leverage level of approximately 50% loan-to-value by the close of this offering and once we have invested substantially all the proceeds of this offering. We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which we expect will reduce our total portfolio leverage below the 300% maximum limit.

How do you structure the ownership and operation of your assets?

We own substantially all of our assets through our operating partnership. Because we have invested a substantial portion of the proceeds from this offering in lodging properties which we are prohibited from operating pursuant to certain tax laws, we lease our lodging properties to taxable REIT subsidiaries which then enter into necessary franchise and other agreements with each hotel brand.

We are the sole general partner of our operating partnership and the special limited partner is the initial limited partner of our operating partnership. Our ownership of properties in our operating partnership is referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences.

Do you currently have any shares outstanding?

Yes. As of March 31, 2015, there were approximately 16.7 million shares of our common stock outstanding. As of March 31, 2015, there were approximately 63.5 million shares of our common stock available for sale, excluding shares available under our DRIP.

What kind of offering is this?

We are offering an aggregate of up to 80,000,000 shares of common stock in our primary offering on a reasonable best efforts basis at up to $25.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to 21,052,631 shares of common stock pursuant to our DRIP at a price initially equal to $23.75, which is 95% of our primary offering price. Until the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees). Thereafter, the per share purchase price in our primary offering will vary quarterly and will be equal to per share NAV plus applicable commissions and fees.

We will offer shares of common stock in our primary offering until the earlier of January 7, 2016, which is two years from the effective date of this offering, and the date we sell 80,000,000 shares. If we have not sold all of the shares within two years, we may continue the primary offering for an additional year until January 7, 2017. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

How does a “reasonable best efforts” offering work?

When shares are offered to the public on a “reasonable best efforts” basis, the brokers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all the shares that we are offering.

What is the purchase price for shares of our common stock?

Until the NAV pricing date, the per share purchase price of our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees). Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the end of business on the day that we file each Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, plus applicable commissions and fees. After the close of business on the day of each quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.archospitalityreit.com. After the close of business on the day of each quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.archospitalityreit.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743.

Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to the applicable quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time on the last business day prior to the applicable quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription, which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker-dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the order, as described above, except in such case where a subscription shall be held for five business days, as described above.

How will your advisor calculate per share NAV?

Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV, with the material assistance or confirmation of a third party valuation expert or service, which we refer to as the independent valuer, at the end of each business day on which we make our quarterly financial filing. Our board of directors will review the NAV calculation quarterly. In connection with our NAV calculation (unless we list our common stock on a national securities exchange), an independent valuer will appraise our properties regularly, and our advisor will review each appraisal. Our advisor will also determine the valuation of our portfolio and will compare each appraisal to its own determinations. If in our advisor’s opinion the appraisals prepared by the independent valuer are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly NAV, we will use a methodology that conforms to the standard industry practice. Specifically, our advisor will follow the guidelines established in the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013, or IPA 2013-01. IPA 2013-01 outlines the following in methodology to calculate NAV:

Step 1:  Determination of Gross Asset Value: Our advisor, with the material assistance or confirmation of the independent valuer, will establish the fair value of wholly owned individual real properties and real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with Accounting Standard Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. Our advisor will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less their liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. Our advisor will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value will be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by Accounting Standard Codification Topic 805, Business Combinations, or ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2:  Determination of Liabilities: Our advisor and independent valuer will value current liabilities at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at fair value, or will be marked to market. The value of minority interests will be based on an allocation of fair value of assets less the liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3:  Preferred Securities, Special Interests & Incentive Fee Adjustments: Our advisor and independent valuer will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, our advisor or any of their affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of us as of the valuation date in accordance with the provisions of our operating partnership and advisory agreements and the terms of the preferred securities.

Step 4:  Determination of Per Share Amount: Our advisor and independent valuer will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted), giving effect to any units of our operating partnership, or OP Units, and restricted OP Units designated as Class B Units of our operating partnership, or Class B Units.

In order to estimate our portfolio’s value, the independent valuer will analyze the cash flow from and other characteristics of each property in the portfolio and compile a projection of cash flows for the portfolio, as a whole. The independent valuer will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and may also consider additional valuation methodologies; provided, that all methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines, as established by the board of directors, and industry practices. Each of our properties will be appraised at least annually by the independent valuer, with such appraisals spread out over the course of a year so that approximately 25% of all properties are appraised each quarter.

In estimating our NAV, the methodologies used by our advisor and independent valuer will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. Different judgments, assumptions or opinions may lead to a different result. The quarterly NAV calculation will be an estimate and may not reflect the precise amount that you could receive for your shares in a market transaction and it is not clear whether selling or non-selling stockholders or purchasers of our common stock will benefit from any disparity. In addition, our estimate of NAV may not fully reflect the economic impact of certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease or unanticipated structural or environmental events affecting the value of a property, on our portfolio that may have occurred since the prior valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor or independent valuer determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding the extraordinary event. Our advisor or independent valuer will analyze the impact of the extraordinary event and determine the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust our estimate of NAV. To the extent the extraordinary events may result in a material change in value of a specific property, the independent valuer will be asked to review and prepare an additional appraisal of the property if it believes the extraordinary event is reasonably likely to have affected the appraised value.

We will no longer calculate our NAV if we list our common stock on a national securities exchange or have another liquidity event, if such event occurs.

For whom may an investment in our shares be appropriate?

An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned below, seek to diversify your personal portfolio with a diversified real estate-based investment, which among its benefits hedges against inflation, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Is there a minimum number of shares that must be purchased and must investors meet specific suitability criteria?

Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Generally, you may buy shares pursuant to this prospectus if you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

How will you use the proceeds raised in this offering?

Through March 31, 2015, we have received $416.4 million in gross proceeds from this offering which we have used as follows: (i) to pay selling commissions and dealer manager fees; (ii) to pay acquisition fees and expenses and other fees to our advisor and its affiliates; (iii) to pay distributions to our stockholders; (iv) to fund part of the purchase price of the Grace Portfolio; and (v) for general corporate purposes.

Please see “Estimated Use of Proceeds” for further details of our use of offering proceeds already received.

Please see “Description of Real Estate Investments” for a description of the Grace Portfolio and the Barceló Portfolio and other relevant terms of their acquisitions by us.

The maximum gross proceeds from this offering are $2,000,000,000 and we estimate the maximum net proceeds will be $1,760,000,000. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The estimates assume (i) we sell the maximum number of 80,000,000 shares in this offering at a price of $25.00 per share, (i) we pay 10.0% in selling commissions and dealer manager fees on each share, and (iii) we reimburse our advisor and its affiliates for organization and offering expenses up to 2.0% of the gross proceeds from our primary offering pursuant to the terms of the advisory agreement.

We intend to use the remaining net proceeds from this offering as follows: (i) to pay principal under the Barceló Promissory Note and the related deferred consideration payment due concurrently and fund redemptions of the Grace Preferred Equity Interests; (ii) to fund capital expenditures; (iii) to fund acquisition fees and expenses and financing coordination fees due to our advisor and its affiliates; (iv) to fund the acquisition of other properties; and (v) for general corporate purposes.

Please see “Estimated Use of Proceeds” for further details of our estimated use of offering proceeds assuming we sell the maximum number of 80,000,000 shares in this offering at a price of $25.00 per share.

Please see “Description of Real Estate Investments — Financial Obligations” for a description of the Barceló Promissory Note and the Grace Preferred Equity Interests.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status and depending on our financial condition and other factors as our board of directors deems relevant.

On February 3, 2014, our board of directors authorized, and we began declaring, distributions payable to stockholders of record each day during the applicable period at a rate equal to $0.00465753425 per share per day or $1.70 per annum. Distributions are payable on the first business day following each month-end to stockholders of record at the close of business each day during the prior month. There can be no assurance that we will continue to pay distributions to our stockholders in any particular amount, at any particular time, or at all.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution; requirements of Maryland law; and annual distribution requirements needed to qualify and maintain our status as a REIT under the Code. Our board of directors may reduce the amount of distributions paid or suspend distribution payments. There is no assurance that we will continue paying distributions at the current rate or on the current schedule, if at all.

For the period from our inception, on July 25, 2013, through December 31, 2014 and for the fiscal year ended December 31, 2014, cash flows provided by operations, calculated in accordance with GAAP, did not cover any of our distributions. We funded distributions with proceeds from this offering, including proceeds from this offering which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, our cumulative distributions have exceeded our cumulative FFO.

The following table compares cumulative distributions paid to cumulative net income and cash flow from operations (each as calculated in accordance with GAAP) and FFO for the period from July 25, 2013 (date of inception) through December 31, 2014 (in thousands):

For the Period from July 25, 2013 (date of inception) to December 31, 2014
Distributions paid:
Common stockholders in cash	$1,950
Common stockholders reinvested through DRIP	1,520
Total distributions paid	$3,470
Reconciliation of net loss:
Revenues	$34,871
Acquisition and transaction related	(10,884)
Depreciation and amortization	(2,796)
Other operating expenses	(27,622)
Other non-operating expenses	(7,825)
Income tax	(591)
Net loss (in accordance with GAAP)	$(14,847)
Cash flows used in operations	$(9,651)
FFO	$(11,708)

Our organizational documents permit us to pay distributions in unlimited amounts from any source, including proceeds from this offering, which will reduce the amount of capital we ultimately invest in properties or other permitted investments, and may negatively impact the value of your investment. We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to pay distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to pay distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment.

What are your exit strategies?

We do not intend to hold our acquired assets for an extended period of time past three to six years after the termination of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period.

Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue for more than three years from effectiveness. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common control with the parent of our sponsor) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). A liquidity event could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction. Any liquidity event is subject to the determination of our board of directors that such liquidity event is appropriate to commence.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our primary offering, our charter requires our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless the adoption of a plan of liquidation by the board and submission thereof to stockholders is postponed by a majority of the board of directors and a majority of the independent directors. If we have sought and failed to receive stockholder approval of a plan of liquidation, our company will continue operating, and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of our common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

What conflicts of interest does your sponsor face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Our sponsor and its affiliates, including our advisor, each of whom may in the future make investment decisions for other programs sponsored by the parent of our sponsor and direct investments, must determine which investment opportunities to recommend to us or another program sponsored by the parent of our sponsor or joint venture, and must determine how to allocate resources among us and any such other future programs sponsored by the parent of our sponsor;
•	Our advisor may structure the terms of joint ventures between us and other programs sponsored by the parent of our sponsor;
•	We, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, an affiliate of our advisor, and our property manager will retain our sub-property manager to assist our advisor in underwriting, identifying, managing and leasing some or all of our properties. The advisor and its affiliates may have conflicts of interests in determining which investment opportunities to recommend to us and to other programs for which they may provide these services because of the affiliation between our advisor, our property manager and our sub-property manager;
•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future; and
•	Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders.

Our officers and one of our directors also will face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in our best interests. See the section entitled “Conflicts of Interest” in this prospectus for a detailed discussion of the various conflicts of interest.

The following chart shows the ownership structure of the various entities that are affiliated with us and our advisor, and their affiliates.

AR Capital, LLC
(Parent Company of our Sponsor)
Investors(1)
60%
American Realty
Capital IX, LLC(2)
(Sponsor)
American Realty Capital
Hospitality Trust, Inc.
Crestline Hotels
& Resorts, Inc.
(Sub-Property Manager)(7)
General Partner
Interest and Limited
Partner Interest
Special
Limited
Partner
Interests
Sub-Property
Management
Agreement
American Realty Capital Hospitality
Special Limited Partner, LLC(4)(5)
American Realty Capital
Operating Partnership, L.P.(6)
100%
100%
Limited
Partner
Interests
Realty Capital
Securities, LLC
(Dealer Manager)(6)
Taxable REIT
Subsidiaries
American Realty Capital
Hospitality Properties, LLC
(Property Manager)
American Realty Capital
Hospitality Advisor, LLC
(Advisor)
Properties(3)

(1)	The investors in this offering own common shares of stock in us.
(2)	Our sponsor and its parent, AR Capital, LLC, are controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Our properties are held in special purpose entities.
(4)	Through its controlling interest in the advisor, the special limited partner is entitled to receive the subordinated participation in net sales proceeds, the subordinated listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
(5)	The special limited partner is 100% owned by our sponsor.
(6)	Our dealer manager is owned by an entity which is under common control with the parent of our sponsor.
(7)	Each taxable REIT subsidiary that leases our properties has hired our property manager, which, in turn, has hired our sub-property manager or a third-party sub-property manager to manage such properties.

We submit our financial statements on a consolidated basis with our operating partnership in accordance with GAAP.

What are the fees that you pay to your advisor, your property manager, your sub-property manager, your dealer manager, their affiliates and your directors?

Our advisor and its affiliates have and will receive compensation and reimbursement for services relating to this our advisor and its affiliates have received, and will receive, compensation and reimbursement for services relating to this offering and our ordinary course of operations. During the period from our inception on July 25, 2013 through December 31, 2014, the amount of compensation, fees, distributions and expense reimbursements that we paid or reimbursed to the respective affiliates of our sponsor including our advisor and our dealer manager was $40.2 million. In addition, as of December 31, 2014, $7.1 million was accrued and unpaid. The following table summarizes all such compensation, fees, distributions and expense reimbursements that we pay or reimburse to the respective affiliates of our sponsor including our advisors and our dealer manager. The table also summarizes fees to be paid to our independent directors. Unless otherwise noted, the fees to be paid and expenses to be reimbursed described in this section are paid or reimbursed to our advisor, an affiliate of our sponsor. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto.

For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated, pursuant to approval by our board of directors; in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage or the amount actually paid or allocated, pursuant to approval by our board of directors, in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Organization and Offering Stage
Selling Commissions — Dealer Manager	Our dealer manager is paid 7.0% of the per share purchase price of shares in our primary offering, which will initially be up to $25.00. No selling commissions are paid on sales of shares under the DRIP. Our dealer manager reallows all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commissions and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our common stock. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP).	$16,620,000/$140,000,000(1)
Dealer Manager Fee — Dealer Manager	Our dealer manager is paid up to 3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the DRIP or to “Friends.” The dealer manager reallows all or a portion of its dealer manager fees to participating broker-dealers.	$7,478,000/$60,000,000(1) (assumes a 3% dealer manager fee)

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Other Organization and Offering Expenses — Advisor and its Affiliates	We reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 2.0% of the gross proceeds from our primary offering.	$3,915,000/$40,000,000
Operational Stage
Acquisition Fees — Advisor and its Affiliates	We pay to our advisor or its assignees 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and covers these services until such time as our advisor has submitted a letter of intent to the seller to purchase such assets and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses reimbursable to our advisor, as described in “Acquisition Expenses — Our Advisor, Third Parties and our Advisor’s Affiliates” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) will not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.
$1,598,000/$47,480,000 assuming we incur our expected leverage of 50% calculated after the close of this offering and once we have invested substantially all the proceeds of this offering
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, calculated after the close of this offering and once we have invested substantially all the proceeds of this offering, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all of our loans or other investments.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Acquisition Expenses — Our Advisor, Third Parties and our Advisor’s Affiliates	We reimburse our advisor for the expenses and third-party costs actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.	$5,270,000/Not determinable at this time.
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment.
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, calculated after the close of this offering and once we have invested substantially all the proceeds of this offering, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all of our loans or other investments.
Financing Coordination Fee — Our Advisor and its Affiliates	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$815,000/Not determinable at this time.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Asset Management Subordinated Deferred Participation — Our Advisor	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV.(2)	As of December 31, 2014, 27,821 Class B Units had been issued to the advisor in connection with this arrangement. Because the subordinated deferred participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.
Our advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated deferred participation at the same rate as distributions we receive on the OP Units we hold in our operating partnership; such distributions will be in addition to the incentive fees the advisor and its affiliates may receive from us, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.
Operating Expenses — Our Advisor and its Affiliates	We reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.	None./Not determinable at this time.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Additionally, we do not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We do not reimburse the advisor for salaries, bonuses or benefits to be paid to our executive officers.
Grace Acquisition Fees — Our Advisor and its Affiliates	In connection with the acquisition of the Grace Portfolio, we entered into an agreement to pay $1.0 million to RCS Advisory Services, LLC, or RCS Advisory, for transaction management services in connection with the acquisition of the Grace Portfolio which supplement, but do not overlap with, the similar services that are provided to us in the ordinary course of our operations pursuant to a services agreement with RCS Advisory for services provided to us on behalf of our advisor based on time and expenses incurred.	During the period from our inception on July 25, 2013 to February 27, 2015, the date we completed the acquisition of the Grace Portfolio, we had paid $0.6 million on account of the transaction management services agreement. We will pay an additional $0.1 million under this agreement, after which no further amounts will become due. As of February 27, 2015, we had not yet paid any amounts on account of the strategic and financial advice agreement, although we expect to pay approximately $4.5 million.
We have also entered into an agreement with the investment banking division of our dealer manager, to provide strategic and financial advice and assistance in connection with the acquisition of the Grace Portfolio. We will pay a fee equal to 0.25% of the total transaction value for these services. See “Description of Potential Real Estate Investments — Grace Acquisition” for more information about the acquisition of the Grace portfolio.
Our dealer manager and RCS Advisory are wholly owned subsidiaries of RCAP, a public company listed on the New York Stock Exchange which is under common control with the parent of our sponsor.
Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager	We pay a property management fee of up to 4.0% of the monthly gross receipts from the properties to our property manager. Our property manager in turn pays a portion of the property management fees to our sub-property manager or a third-party sub-property manager, as applicable.	$2,841,000/Not determinable at this time.
We reimburse the costs and expenses incurred by any sub-property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
management of specific properties, as well as fees and expenses of any sub-property manager. We do not, however, reimburse any sub-property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.
We also pay to our sub-property manager an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by our sub-property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. We may, in the future, pay similar fees to third-party sub-property managers.
For purposes of this prospectus, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.
Independent Director Restricted Stock Awards — Independent Directors	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), our advisor and its affiliates and their respective employees, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock.	See “Management — General — Director Compensation” for grants made during 2014. Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Independent Director Compensation — Independent Directors	We pay to our lead independent director a retainer of $55,000 per year in addition to the retainer of $30,000 per year that we pay to all of our independent directors, plus $2,000 for	The independent directors, as a group, receive for a full fiscal year: (i) estimated aggregate

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
	each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting, and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board of directors and one or more committees in a single day, the fees are limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of our company, in the following amounts:	compensation of approximately $175,000 and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors). See “Management — General — Director Compensation” for amounts paid during 2014.
• $2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
• $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Liquidation/Listing Stage
Real Estate Commissions — Advisor and its Affiliates	For substantial assistance in connection with the sale of a property in which our advisor or its affiliate or agent provides a substantial amount of services, we pay such entity a real estate commission equal to 2.0% of the contract sales price of that property, but in no event will that commission be greater than one-half of the total brokerage commission if a brokerage commission is paid to a third-party broker in addition to the real estate commission paid to our advisor or its affiliate or agent; provided, however, that in no event may the sum of the real estate commissions paid to our advisor and its affiliates and agents and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	None./Not determinable at this time.
Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including an investment analysis, a property description and other due diligence information) or certain other substantial services performed by the advisor or its affiliate or agent in connection with a sale.

Annual Subordinated Performance Fee — Advisor and its Affiliates(3)	We may pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to stockholders, payable monthly in arrears, such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors (which is the aggregate of an amount equal to 100% of the average original issue price of our shares), our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to our advisor may not exceed 10.0% of the aggregate return for such year, and that the amount, while accruing annually in each year the 6.0% return is attained, will not actually be paid to our advisor unless and until investors receive a cumulative return of capital contributions. This	None./Not determinable at this time.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
fee will be payable only from realized appreciation in the company’s assets upon sale, other disposition or refinancing of such assets, which results in our return on stockholders’ capital exceeding 6.0% of the average original issue price of our shares per annum.
Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange) — The Special Limited Partner and its Affiliates(3)	The special limited partner is entitled to receive from time to time, when available, including in connection with a merger, consolidation or sale or other disposition of all or substantially all of our assets, distributions from our operating partnership equal to 15.0% of the “net sales proceeds” (as defined in our charter) remaining after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.

Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange) — The Special Limited Partner and its Affiliates(3)	Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, the special limited partner will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution upon Termination of the Advisory Agreement — The Special Limited Partner and its Affiliates(3)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this	Not determinable at this time. There is no maximum amount of this distribution.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

(1)	The combined selling commissions, dealer manager fee and such non-cash compensation will not exceed 10% of gross proceeds of this offering, which we refer to as FINRA’s 10% cap. Our dealer manager will repay to the company any excess over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount of offering proceeds, but before reaching the maximum amount of offering proceeds. Until the NAV pricing date, the per share purchase price for shares in our primary offering will be $25.00 (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be equal to the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share.
(2)	For example, if the cost of assets (consisting of the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees and assuming no debt) we hold with respect to a quarter equals $50,000,000, we paid no oversight fee to our property manager during that quarter, and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.67 Class B Units would be issuable to our advisor calculated as follows:

((50,000,000 × 0.1875%) – 0) ÷ $22.50 = 4,166.67.

Assuming the same facts as the prior sentence but instead we paid our property manager an oversight fee of $100,000 during such quarter, no Class B Units would be issuable and $6,250 of the oversight fee would be carried forward to the next quarter calculated as shown below:

(50,000,000 × 0.1875%) – 100,000 = -6,250

and added to any additional oversight fee paid during the next quarter in determining the number of Class B Units issuable in that quarter.

(3)	For example, for each of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement, should investors contribute capital of $2.0 billion, the special limited partner would receive 15.0% of the “net sales proceeds” or market value, as applicable, that exceeds $2.12 billion. Therefore, if the “net sales proceeds” or market value for these purposes equaled $2.2 billion, the special limited partner would be entitled to receive 15% of the $80.0 million difference between the “net sales proceeds” or market value, as applicable, and the hurdle of $2.12 billion, or $12.0 million. For the annual subordinated performance fee, if our stockholders’ capital equaled $2.0 billion and we generated a $200.0 million return in the applicable year, our 6.0% threshold equaling $120.0 million, we would be entitled to 15% of the $80 million excess return, or $12.0 million, which would not exceed 10.0% of the aggregate $200.0 million return, or $20.0 million.

Historically, due to the apparent preference of the public markets for self-managed companies, non-traded REITs have engaged in internalization transactions (an acquisition of management functions by the REIT from its advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor, the special limited partner or any of their affiliates solely related to any internalization transaction (an acquisition of management functions by us from our advisor) in the future.

May I reinvest my distribution in shares of American Realty Capital Hospitality Trust, Inc.?

Pursuant to our DRIP, you may elect to have the distributions you receive from us reinvested, in whole or in part, in additional shares of our common stock. Until the NAV pricing date, the purchase price per share under our DRIP will be $23.75 per share, which is 95% of the primary offering price absent any applicable discounts. Beginning with the NAV pricing date, the price per share under our DRIP will vary quarterly and will be equal to our per share NAV on the date that the distribution is payable. No selling commissions or dealer manager fees will be paid on shares sold under our DRIP.

How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C-1, for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).

If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us subject to the significant conditions and limitations in our share repurchase program. Our sponsor, our advisor, our property manager, our sub-property manager, our directors and their affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the NAV pricing date, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests. Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our advisor begins calculating NAV. We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with our sponsor, our advisor, our property manager, our sub-property manager, our directors or their respective affiliates) prior to the NAV pricing date and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. Commencing with the NAV pricing date, each of our properties will be appraised annually and our advisor will be responsible for calculating our quarterly NAV at the end of the day on which we file our quarterly financial report. Our board of directors will review the NAV calculation quarterly. Once we begin calculating NAV, to the extent we repurchase shares pursuant to our share repurchase program, such repurchases will be at the applicable per share NAV at the time of such repurchase.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the NAV pricing date, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the NAV pricing date, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and
•	for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount you paid for each share;

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

As of April 14, 2015, we have not made any repurchases under our share repurchase program.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to redemption requests made prior to the NAV pricing date. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $25.00 or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

After the NAV pricing date, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase program. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the NAV pricing date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties, or collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets.

Whether our advisor has begun NAV calculations or not, the share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.

What are my voting rights?

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We also may call special meetings of stockholders from time to time and such special meetings must be called upon the written request of stockholders, in certain circumstances. You are entitled to one vote for each share of common stock you own at any of these meetings.

Are there any special restrictions on the ownership or transfer of shares?

Our charter contains restrictions on ownership and transfer of our shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, unless exempted (prospectively or retroactively) by our board of directors. For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Securities” in this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections entitled “Investor Suitability Standards” and “How to Subscribe.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and are required to consult their own legal and tax advisors on these matters.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account, or an IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for that investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Are there any Investment Company Act of 1940 considerations?

We intend to conduct our operations so that our company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if under the following test, or the 40% test, it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of our company, each formed to hold a particular asset. Subject to certain conditions we may also invest in mortgage related securities or mortgage related loans. See the section entitled “Investment Objectives and Criteria — Investment Company Act Considerations” in this prospectus.

We intend to conduct our operations so that our company and most, if not all, of its wholly owned and majority-owned subsidiaries owns or proposes to acquire “investment securities” having a value of not more than 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. We will continuously monitor our holdings on an ongoing basis to determine the compliance of our company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of our company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that our company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither our company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, our company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act. If our company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. For a more detailed discussion on the requirements of this exemption and how we will classify our assets in order to comply with this exemption, see the section of this prospectus captioned “Investment Objectives and Criteria — Investment Company Act Considerations.” The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. No assurance can be given that the SEC staff will concur with our classification of our assets or that the SEC staff will not, in the future, issue further guidance that may require us to reclassify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries is an “investment company” under the Investment Company Act.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Are there any JOBS Act considerations?

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. We have not yet made a decision whether to take advantage of any or all of such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Who is the transfer agent?

The name and address of our affiliated transfer agent is as follows:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

American National Stock Transfer, LLC, or our transfer agent, will provide customer service to subscribers and will supervise third-party vendors, including DST Systems, Inc., in its execution of your subscription agreement and other administrative forms. Our transfer agent is owned by an entity which is under common control with the parent of our sponsor. For more detail about our transfer agent, see “Management — General — Transfer Agent.”

What types of reports on my investment and tax information will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	four quarterly or 12 monthly distribution reports;
•	three quarterly financial reports;
•	an annual report;
•	an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and
•	supplements to the prospectus during the offering period, via mailings or website access (including filings via the SEC’s EDGAR system).

Who can help answer my questions about the offering?

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Realty Capital Securities, LLC
Three Copley Place
Suite 3300
Boston, MA 02116
1-877-373-2522
www.rcsecurities.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The occurrence of any of the risks discussed in this prospectus could have a material adverse effect on our business, operating results, prospects, financial condition, ability to pay distributions and the value of an investment in shares of our common stock. The risks and uncertainties that we currently believe are material to us are described below.

Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc.

We have a limited prior operating history and rely on our advisor to conduct our operations; our advisor has limited operating history and limited experience operating a public company.

We have a limited operating history and you should not rely upon the past performance of other real estate investment programs sponsored by the parent of our sponsor to predict our future results. We were incorporated on July 25, 2013.

Our advisor has had no operations prior to the commencement of this offering. Our executive officers have limited experience managing public companies. For these reasons, our stockholders should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other programs sponsored by the parent of our sponsor. Our limited operating history, our advisor’s limited prior experience operating a public company and our sponsor’s limited experience in connection with investments of the type being made by us significantly increase the risk and uncertainty our stockholders face in making an investment in our shares.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	increase awareness of our name within the investment products market;
•	expand and maintain our network of licensed securities brokers and other agents;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	identify and acquire investments that further our investment strategies;
•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We have a history of operating losses and cannot assure you that we will achieve profitability.

Since inception in July 2013 through December 31, 2014, we have incurred net losses (calculated in accordance with GAAP) equal to $14.8 million. The extent of our future operating losses and the timing of the profitability are highly uncertain, and we may never achieve or sustain profitability.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

The special limited partner, which is wholly owned by our sponsor and wholly owns our advisor, has invested only $200,000 in us through the purchase of 8,888 shares of our common stock at $22.50 per share, reflecting the fact that selling commissions and dealer manager fees were not paid on the sale. The special limited partner may not sell this initial investment while our sponsor remains our sponsor but it may transfer such shares to affiliates. Therefore, given that we have successfully raised enough proceeds to reimburse our advisor for our significant organization and offering expenses, our sponsor has little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

There is no public trading market for our shares and there may never be one. Therefore, it will be difficult for our stockholders to sell their shares.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. Our shares of common stock are not listed on a national securities exchange, there is no public market for our shares and there may never be one. Until our shares are listed, if ever, stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our stock, unless exempted (prospectively or retroactively) by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 30 days’ notice. Further, the share repurchase program includes numerous restrictions that would limit a stockholder’s ability to sell his or her shares. We describe these restrictions in more detail under “Share Repurchase Program.” Therefore, it is difficult for our stockholders to sell their shares promptly or at all. If a stockholder is able to sell his or her shares, it would likely be at a substantial discount to the public offering price. It is also likely that our shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, investors should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. Accordingly, we intend to use $500 million in offering proceeds to repay currently outstanding indebtedness under the Barceló Promissory Note and to make mandatory redemptions of the Grace Preferred Equity Interests, which we expect will reduce our total portfolio leverage to below the 300% maximum limit. Our obligations under the Barceló Promissory Note and the Grace Preferred Equity Interests are both directly linked to the amount of proceeds we raise in this offering. We may also use proceeds from this offering to pay interest, principal and to meet other obligations under our other indebtedness that are not linked to the amount of proceeds we raise in this offering. See “Estimated Use of Proceeds” and “Description of Real Estate Investments — Financial Obligations” for further details.

There can be no assurance we will be able to raise the funds required to meet these objectives on a timely basis, or at all. See “ — Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.” Moreover, since our inception, we have been dependent upon offering proceeds to fund all of our distributions and a portion of the purchase price for new hotel investments. Therefore, the continued use of substantial offering proceeds to repay debt may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time, and there can be no assurance as to the length of time we will be limited in this way. Moreover, the continued use of substantial offering proceeds to repay debt will also reduce the available cash flow to fund working capital, capital expenditures, including the funding of PIP reserves required under the Grace Indebtedness, and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.

Our ability to implement our investment strategy, reduce our borrowings as intended or pay distributions is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering.

We have retained our dealer manager, which is owned by an entity under common control with the parent of our sponsor, to conduct this offering. The success of this offering is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. Our dealer manager also has the right, under certain circumstances, to terminate its relationship with us. This offering is being made on a reasonable best efforts basis, whereby the brokers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. In addition, this offering must maintain registration in every state in which we offer or sell shares. Generally, such registrations are for a period of one year, and there can be no assurance they will be renewed or otherwise extended annually. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. If our dealer manager is not successful in obtaining such renewals or extensions establishing or in operating and managing this network of broker-dealers, or if our dealer manager terminates its relationship with us, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy, reduce our borrowings as intended or pay distributions.

In addition, to the extent our inability to raise proceeds in this offering could also result in our being unable to make required redemptions or distributions and meet other conditions of the Grace Preferred Equity Interests, the holders of Grace Preferred Equity Interests will have certain rights, including the ability to assume control of the operations of the Grace Portfolio.

Disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor may adversely affect our ability to raise substantial funds.

Beginning in October 2014, and including disclosures made on March 2, 2015, ARCP, an entity previously sponsored by the parent of our sponsor has disclosed various items that have had a material adverse effect on its business, results of operations and financial condition. These items include the need to restate previously issued financial statements that were intentionally not corrected, a lack of effective internal control over financial reporting and disclosure controls and procedures as well as the presence of various regulatory investigations. See “Prior Performance Summary — Adverse Business Developments and Conditions.”

Since the initial announcement in October, a number of participating broker-dealers temporarily suspended their participation in the distribution of this offering. Although certain of these broker-dealers have reinstated their participation, we cannot predict the length of time the remaining temporary suspensions will continue or whether all participating broker-dealers will reinstate their participation in the distribution of our offering. As a result, our ability to raise substantial funds may be adversely impacted.

Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.

During the year ended December 31, 2014, we paid distributions of $3.5 million, all of which was funded from offering proceeds, including offering proceeds which were reinvested in common stock issued pursuant to the DRIP. Since our inception, all of our distributions have been paid from offering proceeds.

We may pay distributions from unlimited amounts of any source, including borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except in accordance with our organizational documents and Maryland law.

Using proceeds from this offering to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available to reduce our borrowings as intended and for investment in assets or other purposes and will, all things being equal, reduce our per share stockholder equity.

Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not pay distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds from this offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from these sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment in our common stock.

We expect that future distributions will be paid from our cash flows from operations following the acquisition of the Grace Portfolio, but there can be no assurance we will be able to generate sufficient cash flow from operations to maintain current cash distributions or increase distributions over time.

Our cash flows used in operations were $9.7 million for the year ended December 31, 2014, and we have had negative cash flows from operations since our inception, in July 2013. Since our inception, all of our distributions have been paid from offering proceeds, and we may continue in the future to pay distributions from sources other than from our cash flows from operations, including the net proceeds from this offering, although we currently intend to use substantial proceeds from this offering to reduce our borrowings, which could limit our ability to pay distribution from proceeds from this offering for some time. See “— We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time.”

We may not generate sufficient cash flows from operations to fully pay distributions, and our ability to use cash flows from operations to pay distributions in the future may also be adversely impacted by our substantial indebtedness, which includes indebtedness incurred or assumed in connection with the Grace Acquisition. We intend to pay distributions from cash flows from operations in the future, but our ability to do so depends on our ability to realize the expected benefits of the acquisition of the Grace Portfolio from which a substantial amount of our future cash flows from operations are expected to be generated. Failure to realize the expected benefits of the acquisition of the Grace Portfolio, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations. See “— We may not be successful in integrating and operating the Grace Portfolio.”

The amount of cash available for distributions is affected by many other factors, such as the level operating income from our properties and our operating expense levels. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our qualification as a REIT status. Accordingly, there can be no assurance that we will be able to maintain our current level of distributions or that distributions will increase over time.

We may not be successful in integrating and operating the Grace Portfolio.

We acquired the Grace Portfolio in February 2015. There are many challenges related to our achieving the expected benefits of this acquisition and integrating the Grace Portfolio into our existing operations, including the following:

•	the integration of the Grace Portfolio, which is substantially larger than our portfolio prior to the acquisition of the Grace Portfolio, may be difficult, and we may be unable to successfully integrate operations, maintain consistent standards, controls, policies and procedures;
•	the integration of the Grace Portfolio may disrupt our ongoing operations or the ongoing operations of the Grace Portfolio, and our management’s attention may be diverted away from other business concerns;
•	the Grace Portfolio may fail to perform as expected and market conditions may result in lower than expected occupancy and room rates;
•	we may spend more than budgeted amounts to make necessary improvements or renovations to the Grace Portfolio;
•	some of the properties in the Grace Portfolio are located in unfamiliar markets where we face risks associated with an incomplete knowledge or understanding of the local market, a limited number of established business relationships in the area and a relative unfamiliarity with local governmental and permitting procedures; and
•	the Grace Portfolio may subject us to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities.

Failure to realize the expected benefits of the acquisition of the Grace Portfolio, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.

To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.

In connection with the Grace Acquisition, our franchisors required property improvement plans, or PIPs, which set forth their renovation requirements for the hotels in the Grace Portfolio.

Pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness.

Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

In connection with any future revisions to our franchise or hotel management agreements or a refinancing of the Grace Indebtedness, franchisors may require that we make further renovations or enter into additional PIPs. In addition, upon regular inspection of our hotels, franchisors may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

These capital expenditures will be substantial and could adversely affect our ability to pay distributions or reduce our borrowings or use capital for other corporate purposes. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages and the franchisor may have the right to terminate the applicable agreement, and we may also be in default under the Grace Indebtedness. We also we may risk losing a brand license if we do not make hotel brand company-required capital expenditures. See “— Risks Related to the Lodging Industry — The loss of a brand license could adversely affect our financial condition and results of operations.”

We may be unable to secure funds for future capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

We expect that our properties will require us to make substantial capital expenditures over the next few years, part of which will be funded through $93.5 million in PIP reserve deposits that are required under our existing indebtedness. See “— To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” We also intend to make additional capital expenditures improving our current properties. In addition, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We intend to fund a significant portion of our capital expenditures with proceeds from this offering. If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we do not have enough reserves for or access to capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence, a decline in value, or decreased cash flow, which could adversely impact our ability to pay cash distributions to our stockholders.

Because we are dependent upon our advisor, our property manager, our sub-property manager and their affiliates to conduct our operations, and we have engaged third-party sub-property managers to manage certain properties, any adverse changes in the financial health of our advisor, our property manager, our sub-property manager or third-party sub-property managers or their affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investments.

We are dependent on our advisor, our property manager and our sub-property manager, which are responsible for our day-to-day operations and are primarily responsible for the selection of our investments to be recommended to our board of directors. We are also dependent on our property manager, our sub-property manager and third-party sub-property managers to manage certain of our real estate assets. Our advisor and our property manager had no prior operating history before they were formed in connection with offering. Our advisor depends upon the fees and other compensation that it receives from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of such entities or certain of their affiliates or in our relationship with them could hinder its or their ability to successfully manage our operations and our portfolio of investments.

The continued services of the key real estate professionals at our advisor, our sub-property manager or our dealer manager are critical to our success.

Our future success depends, in large part, upon our advisors and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. In particular, our success depends to a significant degree upon the contributions of certain individuals, including Bruce D. Wardinski, Jonathan P. Mehlman and Edward T. Hoganson at our advisor and Edward M. Weil, Jr., William E. Dwyer III and Louisa H. Quarto at our dealer manager, as well as James A. Carroll and Pierre M. Donahue at our sub-property manager. Any of these persons may cease providing their services to us for a number of reasons, and there is no assurance that a suitable replacement could be found on a timely basis, or at all. We do not intend to maintain key person life insurance on any person.

Maintaining relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions is also important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies and operate our existing businesses could be adversely affected, and the value of our stockholders’ investments may decline.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce our stockholders’ and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, subject to certain limitations set forth therein or under Maryland law, our charter provides that no director or officer will be liable to us or our stockholders for monetary damages and requires us to indemnify our directors, our officers and our advisor and our advisor’s affiliates and permits us to indemnify our employees and agents. We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. We and our stockholders also may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates than might otherwise exist under common law, which could reduce our stockholders’ and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents, or our advisors and its affiliates in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

Commencing with the NAV pricing date, the offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares under our SRP, will vary quarterly and will be based on subjective estimates, judgments, assumptions and opinions about future events, and also may not accurately reflect the value of our assets and liabilities at a particular time for other reasons.

Commencing with the NAV pricing date, the offering price for shares in our primary offering (to the extent we are still offering shares in our primary offering) and pursuant to our DRIP, as well as the repurchase price for our shares under our SRP, will vary quarterly and will be based on NAV. Our advisor, with the assistance of a third party, will calculate NAV quarterly by estimating the market value of our assets and liabilities, many of which may be illiquid.

In calculating NAV, our advisor will consider an estimate provided by an independent valuer of the market value of our real estate assets. Our advisor will review such valuation for consistency with its determinations of value and our valuation guidelines and the reasonableness of the independent valuer’s conclusions. The final determination of value may be made by a valuation committee comprised of our independent directors if our advisor determines that the appraisals of the independent valuer are materially higher or lower than its valuations. The valuations used by the independent valuer, our advisor and our board of directors may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events, such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. If different judgments, assumptions or opinions were used, a different estimate would likely result.

Each property will be appraised at least annually and appraisals will be spread out over the course of a year so that approximately 25% of all properties are appraised each quarter. Because each property will be appraised only annually, there may be changes in the course of the year that are not fully reflected in the quarterly NAV. As a result, the published NAV may not fully reflect changes in value that may have occurred since the prior quarterly valuation. Moreover, appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV. Any resulting disparity may benefit the selling or non-selling stockholders or purchasers. Further, valuations do not necessarily represent the price at which we would be able to sell an asset.

In addition, our NAV may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that quarter. For example, if a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our NAV as published on any given quarter will not reflect such events. As a result, the NAV published after the announcement of a material event may differ significantly from our actual NAV until we are able to quantify the financial impact of such events and our NAV is appropriately adjusted on a going forward basis.

NAV does not represent the fair value of our assets less liabilities under GAAP, NAV is not a representation, warranty or guarantee of: (a) what a stockholder would ultimately realize upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event, (b) that the shares of our common stock would trade at NAV on a national securities exchange, (c) what any third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV, and (d) that NAV would equate to a market price for an open-end real estate fund. We will not retroactively adjust the valuation of such assets, the price of our common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our advisor and dealer manager.

Stockholders’ interest in us will be diluted if the price we pay in respect of shares repurchased under our SRP exceeds the net asset value, at such time as we calculate the NAV of our share.

The prices we may pay for shares repurchased under our SRP may exceed the NAV of such shares at the time of repurchase, which will reduce the NAV of the remaining shares.

If we internalize our management functions, we may be unable to obtain key personnel, and our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to our stockholders and the value of their investment.

We may engage in an internalization transaction and become self-managed in the future. If we internalize our management functions, certain key employees may not become our employees, but may instead remain employees of our advisor or its affiliates. An inability to manage an internalization transaction effectively could thus result in our incurring additional costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from most effectively managing our investments, which could result in us being sued and incurring litigation-associated costs in connection with the internalization transaction.

You will not have the benefit of an independent due diligence review.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Because of this relationship, our dealer manager’s due diligence review and investigation of us and the prospectus cannot be considered to be “independent.” Therefore, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Our business could suffer in the event our advisor, our sub-property manager, our dealer manager or any other party that provides us with services essential to our operations experiences system failures or cyberincidents or a deficiency in cybersecurity.

Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for the internal information technology systems of our advisor, our sub-property manager, our dealer manager and other parties that provide us with services essential to our operations are vulnerable to damages from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data or steal confidential information. As reliance on technology in our industry has increased, so have the risks posed to our systems, both internal and those we have outsourced. In addition, the risk of a cyber incident, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and instructions from around the world have increased.

The remediation costs and lost revenues experienced by a victim of a cyber incident may be significant and significant resources may be required to repair system damage, protect against the threat of future security breaches or to alleviate problems, including reputational harm, loss of revenues and litigation, caused by any breaches. There also may be liability for any stolen assets or misappropriated confidential information. Although our advisor, our sub-property manager, our dealer manager and other parties that provide us with services essential to our operations intend to continue to implement industry-standard security measures, there can be no assurance that those measures will be sufficient, and any material adverse effect experienced by our advisor, our sub-property manager, our dealer manager and other parties that provide us with services essential to our operations could, in turn, have an adverse impact on us.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including some of our executive officers, directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates receive fees from us, which could be substantial. These fees could influence our advisor’s advice to us as well as its judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with affiliates of our sponsor, including the advisory agreement, the property management agreements, the dealer-manager agreement and the sub-property management agreements between our property manager and sub-property manager;
•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition fees and asset management subordinated deferred participation interests;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner to real estate commissions and possible subordinated incentive distributions, respectively;
•	acquisitions of properties and other investments from other programs sponsored directly or indirectly by the parent of our sponsor, which might entitle affiliates of our sponsor to real estate commissions and possible subordinated incentive fees and distributions in connection with its services for the seller;
•	acquisitions of properties and other investments from third parties and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated deferred participation interests;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings generate financing coordination fees and increase the acquisition fees and asset management subordinated deferred participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive listing distribution; and
•	whether and when we seek to sell our company or its assets, which sale could entitle our advisor to a subordinated participation in net sales proceeds.

The fees our advisor receives in connection with transactions involving the acquisition of assets are based initially on the purchase price of the investment, including the amount of any loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a high level of leverage. In addition, because the fees are based on the purchase price of the investment, it may create an incentive for our advisor to recommend that we purchase assets at higher prices. In addition, from time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with the parent of our sponsor or our advisor to provide services not provided under existing agreements that are outside of our ordinary course of operations which may create similar incentives. For example, in connection with the Grace Acquisition we entered into an agreement with an affiliate of our dealer manager pursuant to which we will pay a fee equal to 0.25% of the total transaction value. See “Conflicts of Interest — Agreements with RCAP Related to the Grace Acquisition.”

Our sub-property manager is an affiliate of our advisor and property manager and therefore we may face conflicts of interest in determining whether to assign certain operating assets to our sub-property manager or an unaffiliated property manager.

Our sub-property manager is an affiliate of our advisor and property manager. As of March 31, 2015, 34 of the hotels in the Grace Portfolio and all six of the hotels in the Barceló Portfolio are managed by our sub-property manager and 82 of the hotels in the Grace Portfolio are managed by third-party sub-property managers. Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Grace Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have the right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. As we acquire additional hotel assets, our advisor will assign such asset to our sub-property manager or a third-party sub-property manager.

Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions because of the compensation that will be paid to our sub-property manager.

Our sub-property manager will continue to operate as a hotel property manager and may face competing demands for its time.

Our sub-property manager will face competing demands for its time while it enters into management agreements with hotels not owned by us in the ordinary course of business. Because we intend to rely upon our sub-property manager for its underwriting and operating capabilities, we may be unable to identify potential acquisitions for our portfolio without the investment and underwriting advice provided by the professionals of our sub-property manager. Additionally, the operations of our hotels may be adversely affected by the competing demands for our sub-property manager’s time.

Because other real estate programs sponsored directly or indirectly by the parent of our sponsor and offered through our dealer manager may conduct offerings concurrently with this offering, our sponsor and our dealer manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

The parent of our sponsor is the sponsor of several other non-traded REITs for which affiliates of our advisor are also advisors that are raising capital in ongoing public offerings of common stock. Our dealer manager, which is owned by an entity under common control with the parent of our sponsor, is the dealer manager or is named in the registration statement as the dealer manager in a number of ongoing public offerings by non-traded REITs, including some offerings sponsored directly or indirectly by the parent of our sponsor. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with this offering. As a result, our sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor generally seeks to avoid simultaneous public offerings by programs that have a substantially similar mix of investment attributes, including targeted investment types. Nevertheless, there may be periods during which one or more programs sponsored directly or indirectly by the parent of our sponsor will be raising capital and might compete with us for investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our sponsor faces conflicts of interest relating to the acquisition of assets and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to pay distributions and reduce our stockholders’ overall investment return.

We rely on our sponsor and the executive officers and other key real estate professionals at our advisor, our property manager, our sub-property manager and our sub-advisor to identify suitable investment opportunities for us. Several of the other key real estate professionals of our advisor are also the key real estate professionals at our sponsor and their other public programs. Many investment opportunities that are suitable for us may also be suitable for other programs sponsored directly or indirectly by the parent of our sponsor. Generally, our advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies, unless and until the opportunity is first presented to us, subject to certain exceptions. See “Conflicts of Interest — Our Sponsor’s Interests in Other Real Estate Programs — affiliated Transactions Best Practices Policy” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” For so long as we are externally advised, our charter provides that it will not be a proper purpose for us to purchase real estate or any significant asset related to real estate unless our advisor has recommended the investment to us. Thus, the executive officers and real estate professionals of our advisor could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to pay distributions.

We and other programs sponsored directly or indirectly by the parent of our sponsor also rely on these real estate professionals to supervise the property management and leasing of properties. If our advisor directs hotel brands to properties owned by another program sponsored directly or indirectly by the parent of our sponsor when they could direct such brands to our properties, our asset base may have more inherent risk than might otherwise be the case. Furthermore, our executive officers and key real estate professionals are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. For a detailed description of the conflicts of interest that our sponsor and its affiliates face, see “Conflicts of Interest.”

Our sponsor, our officers, our advisor, our property manager, our sub-property manager and the real estate and other professionals assembled by our advisor face competing demands relating to their time, and this may cause our operations and our stockholders’ investments to suffer.

We rely on our advisor, our property manager and our sub-property manager for the day-to-day operation of our business and the selection of our investments. These entities make major decisions affecting us, all under the direction of our board of directors. Our advisor and our sub-property manager rely on our sponsor and its respective affiliates to conduct our business. Principals of the parent of our sponsor are key executives in other programs sponsored directly or indirectly by the parent of our sponsor and hold an ownership interest in our sub-property manager. As a result of their interests in other programs sponsored directly or indirectly by the parent of our sponsor, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities, these individuals will continue to face conflicts of interest in allocating their time among us and other programs sponsored directly or indirectly by the parent of our sponsor and other business activities in which they are involved. Should our advisor breach its fiduciary duties to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments, and the value of our stockholders’ investments, may decline.

Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement and the limited partnership agreement of our operating partnership, or the partnership agreement, the special limited partner and its affiliates are entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our advisor perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, their interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle the special limited partner to fees. In addition, the special limited partner and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor and its affiliates to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The partnership agreement requires us to pay a performance-based termination distribution to our advisor if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to the special limited partner at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control. In addition, the special limited partner will be entitled to an annual subordinated performance fee for any year in which our total return on stockholders’ capital exceeds 6.0% per annum. The special limited partner will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the special limited partner does not exceed 10.0% of the aggregate total return for such year. Such distributions may be paid from any source, including offering proceeds, DRIP proceeds, financing proceeds and cash flows from operations, and any payment of distributions from sources other than cash flows from operations could reduce the value of your interests. For a more detailed discussion of the fees, distributions and other amounts payable to the special limited partner and its affiliates in respect of this offering and our operations, see the section entitled “Management Compensation” in this prospectus.

There is no separate counsel for us, our advisor and its affiliates, which could result in conflicts of interest, and such conflicts may not be resolved in our favor, which could adversely affect the value of your investment.

Proskauer Rose LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Our advisor will face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense and adversely affect the return on our stockholders’ investment.

We may enter into joint ventures with other programs sponsored by the parent of our sponsor. Our advisor may have conflicts of interest in determining which program sponsored by the parent of our sponsor should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interest and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates may control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive.

Certain of our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to our stockholders.

Certain of our executive officers and directors, including our executive chairman, William M. Kahane, also are officers of our advisor and other affiliated entities, including the other real estate programs sponsored by the group of companies affiliated with the parent of our sponsor. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (a) allocation of new investments and management time and services between us and the other entities; (b) our purchase of properties from, or sale of properties to, affiliated entities; (c) the timing and terms of the investment in or sale of an asset; (d) investments with affiliates of our advisor; (e) compensation to our advisor; and (f) our relationship with our dealer manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to pay distributions to our stockholders and to maintain or increase the value of our assets.

Risks Related to This Offering and Our Corporate Structure

We depend on our operating partnership and its subsidiaries for cash flow and are effectively structurally subordinated in right of payment to their obligations, which could adversely affect our ability to pay distributions to you.

We are a holding company with no business operations of our own. Our only significant assets are and will be the general and limited partnership interests of our operating partnership. We conduct, and intend to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, pay distributions to us that will enable us to pay distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnerships and its subsidiaries liabilities and obligations have been paid in full.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase. There is no assurance that funds available for our share repurchase program will be sufficient to accommodate all requests. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Prior to the NAV pricing date, unless waived by our board of directors, you must have held your shares for at least one year in order to participate in our share repurchase program., and the purchase price for shares repurchased under our share repurchase program will be lower than the price you paid for your shares. There can be no assurance we will be able to accomodate all repurchase requests made in any year.

After the NAV pricing date, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase program and the repurchase price will vary quarterly and will be based on NAV and we intend to maintain sufficient liquidity to honor requests, but there still can be no assurance we will be able to do so or to satisfy all repurchase requests made after the NAV pricing date.

See the section entitled “Share Repurchase Program” in this prospectus for more information about the share repurchase program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the offering price of the shares, and it is not based on any relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. The offering price is not indicative of the proceeds that you would receive upon liquidation or sale of your shares.

Future offerings of equity securities that are senior to our common stock for purposes of dividend distributions or upon liquidation may adversely affect the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of equity securities. Under our charter, we may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. Any issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Upon liquidation, holders of our shares of preferred stock will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible, exercisable or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.

Because our advisor is wholly owned by our sponsor through the special limited partner, the interests of the advisor and the sponsor are not separate and as a result the advisor may act in a way that is not necessarily our stockholders’ interest.

Our advisor is indirectly wholly owned by our sponsor through the special limited partner. Therefore, the interests of our advisor and our sponsor are not separate and the advisor’s decisions may not be independent from the sponsor and may result in the advisor making decisions to act in ways that are not in our stockholders’ interests.

Our stockholders’ interests in us will be diluted if we issue additional shares, which could reduce the overall value of our stockholders’ investments.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 350,000,000 shares of capital stock, of which 300,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue share-based awards to our independent directors or to our officers or employees or to the officers or employees of our advisor or any of its affiliates, (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests, our stockholders’ percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor, its affiliates and entities under common control with our advisor perform services for us in connection with the sale of shares in this offering, the performance of transfer agency services, the selection and acquisition of our investments, the coordination of financing, the management and leasing of our properties, the administration of our other investments, as well as the performance of other administrative responsibilities for us including accounting services, transaction management services and investor relations. We pay them fees for these services, which could be substantial, which results in immediate dilution to the value of our stockholders’ investments and reduces the amount of cash available for investment, repayment of indebtedness or distributions to stockholders.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See “Description of Securities — Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor, including other REITs sponsored by affiliates of our sponsor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Securities — Business Combinations.”

Maryland law limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

The Maryland Control Share Acquisition Act provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the acquiror, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means, subject to certain exceptions, the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Securities — Control Share Acquisitions.”

We have disclosed funds from operations and modified funds from operations, each a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operation are not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use, and we have disclosed to investors, FFO and modified funds from operations, or MFFO, which are non-GAAP financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.” FFO and MFFO are not equivalent to our net income or loss as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjust for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.

Because of the differences between FFO and MFFO and GAAP net income or loss, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and do not intend to register ourself or any of our subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	requirements to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring real estate, we believe that our company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires our company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Investment Objectives and Criteria — Investment Company Act Considerations” in this prospectus.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register our company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register our company as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our stockholders have limited voting rights under our charter and Maryland law.

Pursuant to Maryland law and our charter, our stockholders are entitled to vote only on the following matters without concurrence of the board: (a) election or removal of directors; (b) amendment of the charter, as provided in Article XIII of the charter; (c) dissolution of us; and (d) to the extent required under Maryland law, merger or consolidation of us or the sale or other disposition of all or substantially all of our assets. With respect to all other matters, our board of directors must first adopt a resolution declaring that a proposed action is advisable and direct that such matter be submitted to our stockholders for approval or ratification. These limitations on voting rights may limit our stockholders’ ability to influence decisions regarding our business.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary as the commercial debt markets change, new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. We may make adjustments to our portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, our current investments. As a result, the nature of your investment could change without your consent. A change in our investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to pay distributions to our stockholders.

Our dealer manager signed a Letter of Acceptance, Waiver and Consent with FINRA; any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent or in connection with any other similar action, proceeding or litigation that may occur, could adversely affect this offering or the pace at which we raise proceeds.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from the Financial Industry Regulatory Authority, Inc., or FINRA, the self-regulatory organization that oversees broker-dealers, that certain violations of SEC and FINRA rules, including

Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000.

To the extent any action would be taken against our dealer manager in connection with the above AWC or in connection with any other similar action, proceeding or litigation that may occur, our dealer manager could be adversely affected.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

The continued recovery of real estate markets from the recent recession is dependent upon forecasted moderate economic growth, which if significantly slower than expected could have a negative impact on the performance of our investment portfolio.

The U.S. economy is in the process of recovering from a severe global recession and real estate markets have also stabilized and begun to recover. Based on moderate economic growth in the future and historically low levels of new supply in the commercial real estate pipeline, a stronger recovery is forecasted for all property sectors. Nevertheless, this ongoing economic recovery remains fragile and could be slowed or halted by significant external events. As a result, real estate markets could perform lower than expected. A severe weakening of the economy or a renewed recession could also lead to lower occupancy, which could create an oversupply of rooms resulting in reduced rates to maintain occupancy. There can be no assurance that our real estate investments will not be adversely impacted by a severe slowing of the economy or renewed recession. Fluctuations in interest rates, limited availability of capital and other economic conditions beyond our control could negatively impact our portfolio and decrease the value of our stockholders’ investment.

Part of our strategy for building our portfolio may involve acquiring assets opportunistically. This strategy will involve a higher risk of loss than more conservative investment strategies.

In order to meet our investment objectives we may acquire opportunistic assets that we can reposition, redevelop or remarket to create value enhancement and capital appreciation. Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed. To the extent we invest in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to pay distributions to our stockholders could be affected. Our current approach to acquiring and operating income-producing hotel properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to pay distributions to you.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. In addition, the holders of the Grace Preferred Equity Interests have consent rights over major actions by us relating to the Grace Portfolio, including the sale of certain hotels. Our inability to obtain the required consents could also limit our ability to sell properties.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling properties, which could have an adverse effect on your investment.

Lock-out provisions, which are included in the Grace Indebtedness and may be included in our future indebtedness, could materially restrict us from selling or otherwise disposing of or refinancing properties. For example, these provisions may prohibit us or restrict us from prepaying all or a portion of the debt for a period of time or may require us to maintain specified debt levels for a period of time on some or all properties, or may prohibit or restrict us from releasing properties from the lender’s liens. These provisions affect our ability to turn our investments into cash and thus affect cash available for distributions to our stockholders. Lock-out provisions could also impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If we are found to be in breach of a ground lease or are unable to renew a ground lease, we could be materially and adversely affected.

Eight of the hotels in the Grace Portfolio are on land subject to ground leases. Accordingly, we only own a long-term leasehold or similar interest in those hotels, and we have no economic interest in the land or buildings at the expiration of the ground lease or permit and will not share in the income stream derived from the lease or permit or in any increase in value of the land associated with the underlying property.

If we are found to be in breach of a ground lease, we could lose the right to use the hotel. We could also be in default under the Grace Indebtedness. In addition, unless we can purchase a fee interest in the underlying land and improvements or extend the terms of these leases before their expiration, as to which no assurance can be given, we will lose our right to operate these properties and our interest in the improvements upon expiration of the leases. Our ability to exercise any extension options relating to our ground leases is subject to the condition that we are not in default under the terms of the ground lease at the time that we exercise such options, and we can provide no assurances that we will be able to exercise any available options at such time. Our ability to exercise any extension option is further subject to conditions contained in Grace Indebtedness. Furthermore, we can provide no assurances that we will be able to renew any ground lease upon its expiration. If we were to lose the right to use a hotel due to a breach or non-renewal of the ground lease, we would be unable to derive income from such hotel and would be required to purchase an interest in another hotel to attempt to replace that income, which could materially and adversely affect us.

We may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so, limiting our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. In addition, the holders of the Grace Preferred Equity Interests have consent rights over major actions by us relating to the Grace Portfolio, including the sale of certain hotels.

Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to pay distributions to our stockholders and could reduce the value of our stockholders’ investments. Moreover, in acquiring the Grace Portfolio, we agreed to restrictions that prohibit the sale of properties at all or unless certain conditions have been met, including the maintenance of a minimum ratio of net operating income for the hotels that would continue to collateralize the Assumed Grace Indebtedness following such sale to debt outstanding on those hotels. We may agree to similar restrictions, or other restrictions, such as a limitation on the amount of debt that can be placed or repaid on a property, with respect to other properties in the future. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Covenants, conditions and restrictions may restrict our ability to operate a property, which may adversely affect our operating costs and reduce the amount of funds available to pay distributions to you.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions or CC&Rs, restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating expenses may increase in the future which could cause us to raise our room rates, depleting room occupancy and thereby decreasing our cash flow and our operating results.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. To the extent such increases affect our room rates and therefore our room occupancy at our lodging properties, our cash flow and operating results may be negatively affected.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our stockholders’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bears a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. In the event that the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs, or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Additionally, mortgage lenders insist in some cases that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Terrorist attacks and other acts of violence, civilian unrest, or war may affect the markets in which we operate our business and our profitability.

We may acquire real estate assets located in major metropolitan areas as well as densely populated sub-markets that are susceptible to terrorist attack. In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business. These events may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. The TRIA, which was designed for a sharing of terrorism losses between insurance companies and the federal government, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace it. See “— Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our stockholders’ investments.”

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy. Increased economic volatility could adversely affect our hotel properties’ ability to conduct their operations profitably or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. The experience of affiliates of our sponsor in our existing markets in owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes, should we choose to acquire them. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to identify appropriate acquisition opportunities, or to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

We will be subject to additional risks if we make international investments.

We may purchase real estate assets located in Canada. Any international investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	governmental laws, rules and policies, including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;
•	variations in currency exchange rates or exchange controls or other currency restrictions and fluctuations in exchange ratios related to foreign currency;
•	adverse market conditions caused by inflation or other changes in national or local economic conditions;
•	changes in relative interest rates;
•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;
•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;
•	lack of uniform accounting standards (including availability of information in accordance with GAAP);
•	changes in land use and zoning laws;
•	more stringent environmental laws or changes in these laws;
•	changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;
•	legal and logistical barriers to enforcing our contractual rights; and
•	expropriation, confiscatory taxation and nationalization of our assets located in the markets where we operate.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

Neither we nor our sponsor has any substantial experience investing in properties or other real estate-related assets located outside the United States.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

We acquired interests in 116 hotels in one transaction when we acquired the Grace Portfolio. From time to time, we may again attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. We may be required to accumulate a large amount of cash in order to acquire multiple properties in a single transaction. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

Our property manager’s, our sub-property manager’s or any of our third-party sub-property manager’s failure to integrate their subcontractors into their operations in an efficient manner could reduce the return on your investment.

Our property manager, our sub-property manager or our third-party sub-property manager may rely on multiple subcontractors for on-site property management of our properties. If our property manager, our sub-property manager or our third-party sub-property manager are unable to integrate these subcontractors into their operations in an efficient manner, our property manager, our sub-property manager or our third-party sub-property manager may have to expend substantial time and money coordinating with these subcontractors, which could have a negative impact on the revenues generated from such properties.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property, which would adversely affect our operating results.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us, our property manager, our sub-property manager and third-party sub-property manager from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act of 1990 may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party to ensure compliance with the Disabilities Act. We cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. Any of our funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or the FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders’ investments.

Risks Related to the Lodging Industry

The hotel industry is very competitive and seasonal and has been affected by economic slowdowns, terrorist attacks and other world events.

The hotel industry is intensely competitive and seasonal in nature and has been affected by the recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events impacting the global economy and the travel and hotel industries, and, as a result, our lodging properties may be adversely affected. Since the hotel industry is intensely competitive, our property manager and our sub-property manager may be unable to compete successfully. Additionally, if our competitors’ marketing strategies are more effective, our results of operations, financial condition and cash flows, including our ability to service debt and to pay distributions to our stockholders, may be adversely affected. Our lodging properties may continue to be affected by such events, including our hotel occupancy levels and average daily rates, and, as a result, our revenues may decrease or not increase to levels we expect.

Since we do not intend to operate our lodging properties, our revenues depend on the ability of our property manager, our sub-property manager and our third-party sub-property managers to compete successfully with other hotels. Some of our competitors may have substantially greater marketing and financial resources than we do. If our property manager, our sub-property manager and our third-party sub-property managers are unable to compete successfully or if our competitors’ marketing strategies are effective, our results of operations, financial condition, ability to service debt and ability to pay distributions to our stockholders may be adversely affected.

In addition, the seasonality of the hotel industry can be expected to cause quarterly fluctuations in our revenues and also may be adversely affected by factors outside our control, such as extreme or unexpectedly mild weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter, due to temporary or seasonal fluctuations in revenues, we may attempt to borrow in order to pay distributions to our stockholders or be required to reduce other expenditures or distributions to stockholders.

Our hotels are subject to all the risks common to the hotel industry and subject to market conditions that affect all hotel properties.

All of the properties we own are hotels, subject to all the risks of the hotel industry. Adverse trends in the hotel industry could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;
•	increases in energy costs and other travel expenses that reduce business and leisure travel;
•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;

•	reduced business and leisure travel from other countries to the United States, where all of our hotels are located, due to the strength of the U.S. Dollar as compared to the currencies of other countries;
•	adverse effects of declines in general and local economic activity;
•	adverse effects of a downturn in the hotel industry; and
•	risks generally associated with the ownership of hotels and real estate, as discussed below.

We do not have control over the market and business conditions that affect the value of our lodging properties, and adverse changes with respect to such conditions could have an adverse effect on our results of operations, financial condition and cash flows. Hotel properties are subject to varying degrees of risk generally common to the ownership of hotels, many of which are beyond our control, including the following:

•	increased competition from other existing hotels in our markets;
•	new hotels entering our markets, which may adversely affect the occupancy levels and average daily rates of our lodging properties;
•	declines in business and leisure travel;
•	increases in energy costs, increased threat of terrorism, terrorist events, airline strikes or other factors that may affect travel patterns and reduce the number of business and leisure travelers;
•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;
•	unavailability of labor;
•	changes in, and the related costs of compliance with, governmental laws and regulations, fiscal policies and zoning ordinances;
•	inability to adapt to dominant trends in the hotel industry or introduce new concepts and products that take advantage of opportunities created by changing consumer spending patterns and demographics; and
•	adverse effects of international, national, regional and local economic and market conditions.

Adverse changes in any or all of these factors could have an adverse effect on our results of operations, financial condition and cash flows, thereby adversely impacting our ability to service debt and to pay distributions to our stockholders.

As a REIT, we cannot directly operate our lodging properties, which could adversely affect our results of operations, financial condition and our cash flows, which could impact our ability to service debt and pay distributions to our stockholders.

We cannot and do not directly operate our lodging properties and, as a result, our results of operations, financial position, ability to service debt and our ability to pay distributions to stockholders are dependent on the ability of our property manager and sub-property manager, and any third-party sub-property managers, to operate our hotel properties successfully. In order for us to satisfy certain REIT qualification rules, we cannot directly operate any lodging properties we may acquire or actively participate in the decisions affecting their daily operations. Instead, through a taxable REIT subsidiary, we enter into property management agreements with our Property Manager, which in turn, enters into sub-property management agreements with a third-party management company, which could be our sub-property manager or a third-party sub-property manager, or we lease our lodging properties to third-party tenants on a triple net lease basis. We cannot and will not control any such third-party management company or tenants who operate and are responsible for maintenance and other day to day management of our lodging properties, including, but not limited to, the implementation of significant operating decisions. Thus, even if we believe our lodging properties are being operated inefficiently or in a manner that does not result in satisfactory operating results, we may not be able to require the third-party management company or the tenants to change their method of operation of our lodging properties. Our results of operations, financial position, cash flows and our ability to service debt and to pay distributions to stockholders are, therefore, dependent on the ability of our sub-property manager and other third-party sub-property managers to operate our lodging properties successfully. Any negative publicity or other adverse developments that affect that operator and/or its affiliated brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to pay distributions to our stockholders. There can be no assurance that an affiliate of ours will manage any lodging properties we acquire.

We rely on our sub-property manager, and third-party sub-property managers, to establish and maintain adequate internal controls over financial reporting at our lodging properties. In doing so, our sub-property manager, and any third-party sub-property managers should have policies and procedures in place that allow it to effectively monitor and report to us the operating results of our lodging properties which ultimately are included in our consolidated financial statements. Because the operations of our lodging properties ultimately become a component of our consolidated financial statements, we evaluate the effectiveness of the internal controls over financial reporting at all our properties, including our lodging properties, in connection with the certifications we provide in our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, pursuant to the Sarbanes-Oxley Act of 2002. If such controls are not effective, the accuracy of the results of our operations that we report could be affected. Accordingly, our ability to conclude that, as a company, our internal controls are effective is significantly dependent upon the effectiveness of internal controls that our sub-property manager, and third-party sub-property managers, will implement at our lodging properties. It is possible that we could have a significant deficiency or material weakness as a result of the ineffectiveness of the internal controls at one or more of our lodging properties.

If we replace our sub-property manager or a tenant or terminate any third-party sub-property manager, we may be required by the terms of the relevant management agreement or lease to pay substantial termination fees, and we may experience significant disruptions at the affected lodging properties. We may not be able to make arrangements with a third-party management company with substantial prior lodging experience in the future. If we experience such disruptions, it may adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and to pay distributions to our stockholders.

Our use of the taxable REIT subsidiary structure increases our expenses.

A taxable REIT subsidiary structure subjects us to the risk of increased lodging operating expenses. The performance of our taxable REIT subsidiaries will be based on the operations of our lodging properties. Our operating risks include not only changes in hotel revenues and changes to our taxable REIT subsidiaries’ ability to pay the rent due to us under the leases, but also increased hotel operating expenses, including, but not limited to, the following cost elements:

•	wage and benefit costs;
•	repair and maintenance expenses;
•	energy costs;
•	property taxes;
•	insurance costs; and
•	other operating expenses.

Any increases in one or more these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.

The loss of a brand license could adversely affect our financial condition and results of operations.

All but one of our hotels operate under licensed brands pursuant to franchise agreements with hotel brand companies. We anticipate that the hotels we acquire in the future also will operate under licensed brands.

The maintenance of the brand licenses for our hotels is subject to the hotel brand companies’ operating standards and other terms and conditions, including the ability to require us to make capital expenditures. See “— Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.”

If we were to lose a brand license, we would be required to re-brand the affected hotel(s). As a result, the underlying value of a particular hotel could decline significantly from the loss of associated name recognition, marketing support, participation in guest loyalty programs and the centralized system provided by the franchisor, which could require us to recognize an impairment on the hotel. Furthermore, the loss of a franchise license at a particular hotel could harm our relationship with the hotel brand company, which could impede our ability to operate other hotels under the same brand, limit our ability to obtain new franchise licenses from the franchisor in the future on favorable terms, or at all, and cause us to incur significant costs to obtain a new franchise license for the particular hotel (including a likely requirement of a property improvement plan for the new brand, a portion of the costs of which would be related solely to the change in brand rather than substantively improving the property). Moreover, the loss of a franchise license could also be an event of default under the Grace Indebtedness if we are unable to find a suitable replacement. Accordingly, if we lose one or more franchise licenses, we could be materially and adversely affected.

Restrictive covenants and other provisions in franchise agreements could preclude us from taking actions with respect to the sale, refinancing or rebranding of a hotel that would otherwise be in our best interest.

Our franchise agreements are long-terms agreements with general prohibitions against or prohibitive payments for early termination and generally contain restrictive covenants and other provisions that do not provide us with flexibility to sell, refinance or rebrand a hotel without the consent of the franchisor. For example, the terms of some of these agreements may restrict our ability to sell a hotel unless the purchaser is not a competitor of the franchisor, enters into a replacement franchise agreement and meets specified other conditions. In addition, our franchise agreements restrict our ability to rebrand particular hotels without the consent of the franchisor, which could result in significant operational disruptions and litigation if we do not obtain the consent. We could be forced to pay consent or termination fees to franchisors (or litigate with them) under these agreements as a condition to changing franchise brands of our hotels (or, with respect to our sub-property manager, changing management), and these fees could deter us from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense. In addition, our lenders under the Grace Indebtedness generally must consent before we modify hotel management agreements or franchise agreements. Any default under a franchise agreement could also be a default under the Grace Indebtedness.

There are risks associated with employing hotel employees.

We are generally subject to risks associated with the employment of hotel employees. The lodging properties we acquire are leased to one or more taxable REIT subsidiaries, which enter into property management agreements with our property manager, which, in turn, enters into sub-property management agreements with our sub-property manager or a third-party sub-property manager to operate the properties that we do not lease to a third party under a net lease. Hotel operating revenues and expenses for these properties are included in our consolidated results of operations. As a result, although we do not directly employ or manage the labor force at our lodging properties, we are subject to many of the costs and risks generally associated with the hotel labor force. Our sub-property manager or our third-party sub-property manager is responsible for hiring and maintaining the labor force at each of our lodging properties and for establishing and maintaining the appropriate processes and controls over such activities. From time to time, the operations of our lodging properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We may also incur increased legal costs and indirect labor costs as a result of the aforementioned disruptions, or contract disputes or other events. Our third-party sub-property managers may be targeted by union actions or adversely impacted by the disruption caused by organizing activities. Significant adverse disruptions caused by union activities or increased costs affiliated with such activities could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and pay distributions to our stockholders.

The expanding use of internet travel websites by customers can adversely affect our profitability.

The increasing use of internet travel intermediaries by consumers may experience fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. Our sub-property manager and our third-party sub-property managers will rely upon Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com to generate demand for our lodging properties. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our sub-property manager or our third-party sub-property managers. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than to our sub-property manager or our third-party sub-property managers or our brands, which could have an adverse effect on our business because we rely heavily on brand identification. If the amount of sales made through Internet intermediaries increases significantly and our sub-property manager or our third-party sub-property managers fail to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.

Our lack of diversification in property type and hotel brands increases the risk of investment.

There is no limit on the number of properties of a particular hotel brand that we may acquire. Following the completion of our acquisition of the Grace Portfolio, based on the number of hotels, 47.5% of our hotels are franchised with Hilton Worldwide, 36.9% with Marriott International and 12.3% with Hyatt Hotels Corporation, and no other brand accounts for more than 5.0% of our hotels. The risks of brand concentration include reductions in business following negative publicity relating to one of our licensed brands or arising from or after a dispute with a hotel brand company.

To the extent our assets are geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our results of operations, financial condition and ability to pay distributions.

Our board of directors reviews our properties and investments in terms of geographic and hotel brand diversification, and any failure to remain diversified could adversely affect our results of operations and increase the risk of your investment.

Risks Related to Debt Financing

We have incurred substantial indebtedness, and high levels of debt could hinder our ability to pay distributions and could decrease the value of your investment.

We have incurred substantial indebtedness in acquiring the properties we currently own, and substantially all of these real properties have been pledged as security under our indebtedness. Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon closing of the acquisition of the Grace Portfolio. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) significantly exceeded this 300% limit, and we expect it will continue to do so for some time. Accordingly, we intend to use $500 million in offering proceeds to repay currently outstanding indebtedness and to make mandatory redemptions of the Grace Preferred Equity Interests, which we expect will reduce our total portfolio leverage to below the 300% maximum limit. See “— Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time.”

High debt levels may cause us to incur higher interest charges, will result in higher debt service payments and are accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment in our common stock. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property or properties securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. All of our mortgages to date contain cross-collateralization or cross-default provisions, meaning that a default on a single property could affect multiple properties, and any mortgages we enter into in the future may contain cross-collateralization or cross-default provisions. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of our stockholders’ investment.

The incurrence of additional indebtedness and the issuance of the preferred equity interests to acquire the Grace Portfolio may limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition.

We funded part of purchase price of the Grace Portfolio by assuming $903.9 million in the Assumed Grace Indebtedness, incurring $227.0 million in the Additional Grace Mortgage Loan, and issuing of $447.1 million in the Grace Preferred Equity Interests.

Our incurrence of the Grace Indebtedness and the issuance of the Grace Preferred Equity Interests limit our future operational and financial flexibility in ways that could have a material adverse effect on our results of operations and financial condition such as:

•	requiring us to use a substantial portion of our cash flow from operations to service the Grace Indebtedness and pay distributions on the Grace Preferred Equity Interests;
•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	increasing the costs of incurring additional debt as potential future lenders may charge higher interest rates if they lend to us in the future due to our current level of indebtedness;
•	increasing our exposure to floating interest rates;
•	limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities to the extent we are limited in our ability to access the financing required to pursue these opportunities;
•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing the Grace Indebtedness, including the rights of our lenders to consent before we modify hotel management agreements or franchise agreements and that require us to replace sub-property managers under certain circumstances;
•	consent rights the holders of the Grace Preferred Equity Interests will have over major actions by us relating to the Grace Portfolio, including the sale of certain hotels;
•	if we are unable to satisfy the redemption, distribution, or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by our company, our operating partnership and the individual members of the parent of our sponsors), holders of the Grace Preferred Equity Interests will have certain rights, including the ability to assume control of the operations of the Grace Portfolio;

•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;
•	increasing our vulnerability to a downturn in general economic conditions; and
•	limiting our ability to react to changing market conditions in our industry.

A portion of the Grace Indebtedness matures in May 2016 and a portion matures in May 2017. We may not be able to extend the maturity date of, or refinance, the Grace Indebtedness, or any of our other indebtedness, on acceptable terms.

All but one of our properties has been pledged as security for our indebtedness, and we expect we will be required to extend or refinance this indebtedness when it comes due. The Assumed Grace Indebtedness matures on May 1, 2016, subject to three (one-year) extension rights, and the Additional Grace Mortgage Loan matures on March 6, 2017, subject to one (one-year) extension right. The extensions on the Grace Indebtedness can only occur if certain conditions are met, including, in the case of the Assumed Grace Indebtedness, a condition with respect to the second and third extension terms that a minimum ratio of net operating income to debt outstanding be satisfied, and, in the case of the Additional Grace Mortgage Loan, a condition that a minimum debt service coverage ratio and maximum loan to value ratio be satisfied. There can be no assurance that we will be able to meet these conditions and extend these loans pursuant to their terms.

If we are not able to extend these loans or refinance them when they mature, we will be required to seek alternative financing to continue our operations. No assurance can be given that any extension, refinancing or alternative financing will be available when required or that we will be able to negotiate acceptable terms. Moreover, if interest rates are higher when these loans are refinanced or replaced with alternative financing, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace our advisor. These or other limitations, some of which are contained in the Grace Indebtedness, may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We have incurred substantial indebtedness, of which approximately $1.1 billion outstanding as of February 27, 2015, among other things, bears interest at variable interest rates. Accordingly, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Interest-only and adjustable rate indebtedness may increase our risk of default.

We have financed our property acquisitions using interest-only mortgage and mezzanine indebtedness and may continue to do so in the future. As of February 27, 2015, all $1.2 billion of our mortgage and mezzanine indebtedness and $64.8 million of our other indebtedness was interest-only. During the interest-only period, which may be the full term of the loan, the amount of each scheduled payment is less than that of a traditional amortizing loan. The principal balance of the loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related loan. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the financed property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to our stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a material adverse effect on the value of an investment in our common stock.

Substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these loans.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, collateralized debt obligations and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

If we are unable to find a replacement guarantor for certain obligations related to the Grace Indebtedness, we will remain dependent on the previous guarantors to remain in this capacity and may be required to make payments, for reimbursements or guarantee fees, to them.

The previous guarantors of the Assumed Grace Indebtedness (who are affiliates of the sellers of the Grace Portfolio) remained as guarantors, together with our company and our operating partnership, following the closing of the acquisition of the Grace Portfolio with respect to certain limited recourse obligations and environmental indemnities under the Assumed Grace Indebtedness, and we were required to enter into a supplemental guarantee agreement to ensure that they would remain in this capacity. The supplemental guarantee agreement provides that we, together with our operating partnership and individual members of the parent of our sponsor, are jointly and severally liable to reimburse the previous guarantors for any payments they are required to make if their guarantee is called.

The supplemental guarantee agreement also provides that we will be required to pay a guarantee fee of $8.0 million per annum, which will start accruing in August 2016, 18 months following the closing of the acquisition of the Grace Portfolio. If we are unable to find a replacement guarantor before then or otherwise release the previous guarantors, we will be required to pay guarantee fees to the previous guarantors, which could adversely impact our results from operations and our ability to pay distributions. Our results from operations and our ability to pay distributions could also be adversely impacted if the previous guarantors are required to make any payments if their guarantee is called and we are required to reimburse them.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our stockholders’ investments.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure our stockholders that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% Gross Income Test or 95% Gross Income Test (each as defined below in the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests”).

Risks Related to Real Estate-Related Investments

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make or invest in mortgage, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make or invest in mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make or invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

We have not established investment criteria limiting geographical concentration of our mortgage investments or requiring a minimum credit quality of borrowers.

We have not established any limit upon the geographic concentration of properties securing mortgage loans acquired or originated by us or the credit quality of borrowers of uninsured mortgage assets acquired or originated by us. As a result, properties securing our mortgage loans may be overly concentrated in certain geographic areas and the underlying borrowers of our uninsured mortgage assets may have low credit quality. We may experience losses due to geographic concentration or low credit quality.

Mortgage investments that are not United States government insured and non-investment-grade mortgage assets involve risk of loss.

We may originate and acquire uninsured and non-investment-grade mortgage loans and mortgage assets, including mezzanine loans, as part of our investment strategy. While holding these interests, we will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing the mortgage loans could exceed the return on the mortgage loans. In the event of any default under mortgage loans held by us, we will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our stockholders’ investments may be adversely affected.

We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage loan assets may be non-recourse loans. With respect to our non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure our stockholders that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations will affect the value of our mortgage assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations can adversely affect our income in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates, and changing prepayment rates.

Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. For investments that we acquire but do not originate, we may be unable to secure protection from prepayment in the form of prepayment lock out periods or prepayment penalties. In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios, we may fail to fully recoup our cost of acquisition of certain investments.

No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the value of our stockholders’ investments.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Real estate property values and net operating income derived from real estate properties are subject to volatility and may be affected adversely by a number of factors, including the risk factors described in this prospectus relating to general economic conditions and owning real estate investments. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

We may make and acquire mezzanine loans. These types of mortgage loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property due to a variety of factors, including the loan being entirely unsecured or, if secured, becoming unsecured as a result of foreclosure by the senior lender. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, or CMBS, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in CMBS. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the CMBS. While we may invest in CMBS guaranteed by U.S. government agencies, such as the Government National Mortgage Association, or GNMA, or U.S. government sponsored enterprises, such as the Federal National Mortgage Association, or FNMA, or the Federal Home Loan Mortgage Corporation, or FHLMC, there is no guarantee that such will be available or continue to be guaranteed by the U.S. government. Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the CMBS. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the CMBS sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the CMBS. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;
•	property management decisions;
•	property location and condition;

•	competition from comparable types of properties;
•	changes in specific industry segments;
•	declines in regional or local real estate values, or occupancy rates; and
•	increases in interest rates, real estate tax rates and other operating expenses.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited, resulting in losses to us and reducing the amount of funds available to pay distributions to you.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Our investments in real estate related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may make equity investments in other REITs and other real estate companies. If we make such investments, we will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Real estate-related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of: (1) limited liquidity in the secondary trading market; (2) substantial market price volatility resulting from changes in prevailing interest rates; (3) subordination to the prior claims of banks and other senior lenders to the issuer; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ended December 31, 2014 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable causes and not willful neglect) we would be subject to tax on income that does not meet the income test requirements. We also may decide to retain net capital gains we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to pay distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. During such time as we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. No assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. In addition, taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We must operate our “qualified lodging facilities” through one or more taxable REIT subsidiaries that leases such properties from us. We may use our taxable REIT subsidiaries generally for other activities as well, such as to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT.

Our hotels are leased to taxable REIT subsidiaries which are owned by our operating partnership. These taxable REIT subsidiaries and other taxable REIT subsidiaries that we may form will be subject to applicable U.S. federal, state, local and foreign income tax on their taxable income. While we will be monitoring the aggregate value of the securities of our taxable REIT subsidiaries and intend to conduct our affairs so that such securities will represent less than 25% of the value of our total assets, there can be no assurance that we will be able to comply with the taxable REIT subsidiary limitation in all market conditions.

If our leases to our taxable REIT subsidiaries are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” In order for such rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of our operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

If our “qualified lodging facilities” are not properly leased to a taxable REIT subsidiary or the managers of such “qualified lodging facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.

In general, we cannot operate any lodging facilities and can only indirectly participate in the operation of “qualified lodging facilities” on an after-tax basis through leases of such properties to our taxable REIT subsidiaries. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. A taxable REIT subsidiary that leases lodging facilities from us will not be treated as a “related party tenant” with respect to our lodging facilities that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”

Each of the management companies that enters into a management contract with our taxable REIT subsidiaries must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our taxable REIT subsidiaries to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a taxable REIT subsidiary to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for any person not related, as defined in the Code, to us or the taxable REIT subsidiary. Among other requirements, in order to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. There can be no assurance that the levels of ownership of our stock by our managers and their owners will not be exceeded.

Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to pay distributions in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may pay distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. Tax rates could be changed in future legislation.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased).

Initially, the per share price for our common stock pursuant to our DRIP will be $23.75, which is 95% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). After the NAV pricing date, the per share price for our common stock pursuant to our DRIP will be equal to the per share NAV on the date that the distribution is payable, which, for U.S. federal income tax purposes, is intended to reflect the fair market value per share and does not include selling commissions or the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflect the fair market value per share, it is possible that we may be treated as offering our stock under our DRIP at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend.

There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% Gross Income Test or 95% Gross Income Test (each as defined below in the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests”). To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain distribution will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our common stock will not constitute a USRPI so long as we are “domestically-controlled.” We will be domestically-controlled if at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will a domestically-controlled qualified investment entity.

Even if we do not qualify as domestically-controlled at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Risks Related to Retirement Plans

If the fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;
•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. From the commencement of this offering until the NAV pricing date, we expect to use the gross offering price of a share of common stock in our most recent offering as the per share estimated value. For purposes of this definition, we will not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subject to tax.

Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus entitled “Investment by Tax Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish an IRA or other retirement plan through which you invest in our shares, federal law may require you to withdraw required minimum distributions, or RMDs, from such plan in the future. Our share repurchase program limits the amount of repurchases (other than those repurchases as a result of a stockholder’s death or disability) that can be made in a given year. Additionally, you will not be eligible to have your shares repurchased until you have held your shares for at least one year. As a result, you may not be able to have your shares repurchased at a time in which you need liquidity to satisfy the RMD requirements under your IRA or other retirement plan. Even if you are able to have your shares repurchased, such repurchase may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw RMDs from your IRA or other retirement plan, you may be subject to certain tax penalties.

ESTIMATED USE OF PROCEEDS

Through March 31, 2015, we have received $416.4 million in gross proceeds from this offering which we have used as follows: (i) to pay selling commissions and dealer manager fees; (ii) to pay acquisition fees and expenses and other fees to our advisor and its affiliates; (iii) to pay distributions to our stockholders; (iv) to fund part of the purchase price of the Grace Portfolio; and (v) for general corporate purposes.

Please see “Description of Real Estate Investments” for a description of the Grace Portfolio and the Barceló Portfolio and other relevant terms of their acquisitions by us.

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The estimates assume we sell the maximum number of 80,000,000 shares in this offering at a price of $25.00 per share and that we achieve our target leverage level of approximately 50% loan-to-value calculated after the close of this offering and once we have invested substantially all the proceeds of this offering. Following the acquisition of the Grace Portfolio in February 2015, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this level, and we expect it will continue to do so for some time. See “Risk Factors —Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which may limit our ability to pay distributions from offering proceeds or acquire additional properties for some time.” We have also made assumptions with respect to the maximum amounts of acquisition fees, acquisition expenses and financing fees we expect to pay after the close of this offering and once we have invested substantially all the proceeds of this offering. The amounts actually paid by us through December 31, 2014 with respect to these fees and reimbursements, as well as other fees and reimbursements our advisor and its affiliates are entitled to, are set for in “Management Compensation.”

We intend to use the remaining net proceeds from this offering to: (i) pay principal under the Barceló Promissory Note and the related deferred consideration payment due concurrently and fund redemptions of the Grace Preferred Equity Interests; (ii) fund capital expenditures; (iii) fund acquisition fees and expenses and other fees to our advisor and its affiliates; (iv) fund the acquisition of other properties; and (v) for general corporate purposes.

Please see “Description of Real Estate Investments — Financial Obligations” for a description of the Barceló Promissory Note and the Grace Preferred Equity Interests.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures in the table represent management’s best estimates because they cannot be precisely calculated at this time.

Estimated Amount (dollars in millions)
Gross offering proceeds	2,000
Less offering expenses:
Selling commissions and dealer manager fee(1)	200
Organization and offering expenses(2)	40
Net offering proceeds available for investment	1,760
Less uses:
Acquisition of Grace Portfolio(3)	230
Repayment of the Barceló Promissory Note and the Grace Preferred Equity Interests(4)	500
Distributions(5)	5
Capital expenditures(6)	94
Acquisition Fees(7)(10)(11)	47
Acquisition Expenses(8)(10)	16
Financing Coordination Fees(9)(10)(11)	12
Amount estimated to be available for potential acquisitions of additional properties, investments and other corporate purposes	856

(1)	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 3.0% of aggregate gross offering proceeds, both of which are payable to the dealer manager, our affiliate. No selling commissions or dealer manager fee are paid on sales of shares under the DRIP. Our dealer manager, in its sole discretion, reallows selling commissions of up to 7.0% of aggregate gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as its dealer manager fees to participating dealers to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. The amount of selling commissions may be reduced under certain circumstances for volume and other discounts as described in the “Plan of Distribution” section of this prospectus. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP).
(2)	Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to soliciting dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of this offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by soliciting dealers. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor and its affiliates for organization and offering expenses they pay up to 2.0% of the gross proceeds from our primary offering.
(3)	Completed on February 27, 2015. See “Description of Real Estate Investments — The Grace Portfolio.”
(4)	The $63.1 million principal amount outstanding under the Barceló Portfolio Note matures, by its terms, ten business days after the date we raise $70.0 million in common equity in this offering following the closing of the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates), which has not yet occurred. In addition, following the earlier to occur of either (i) the repayment of the Barceló Portfolio Note, together with the $3.5 million deferred payment due concurrently, or (ii) the date the gross amount of proceeds from our offering we receive after the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates) exceeds $100.0 million, we are required to use 35% of any equity proceeds from this offering to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We are required to redeem 50% of the Grace Preferred Equity Interests by February 27, 2018 and 100% of the Grace Preferred Equity Interests upon the earlier of (i) 90 days following the stated maturity (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019.
(5)	Since our inception, all of our distributions have been paid from offering proceeds. We expect that future distributions will be paid from our cash flows from operations following the acquisition of the Grace Portfolio, but there can be no assurance we will not pay distributions from offering proceeds in the future.
(6)	This amount represents reserve deposits we expect to make as required under the terms of the Grace Indebtedness. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” There can be no assurance we will not make additional capital expenditures using proceeds from this offering.
(7)	This amount assumes we achieve a target leverage level of approximately 50% loan-to-value by the close of this offering and once we have invested substantially all the proceeds of this offering and pay acquisition fees up to the maximum amount we may pay to our advisor and its affiliates under the advisory agreement of 1.5% of (A) the contract purchase price of each property acquired and (B) of the amount advanced for a loan or other investment. These acquisition fees are reflective of services performed by our advisor in connection with selecting properties for acquisition. This acquisition fee does not include any acquisition expenses payable to our advisor.
(8)	This amount assumes we achieve a target leverage level of approximately 50% loan-to-value by the close of this offering and once we have invested substantially all the proceeds of this offering and pay acquisition expenses of 0.5% of (A) the purchase price of each property and (B) the amount advanced for a loan or other investment. However, expenses on a particular acquisition may be higher. Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired.
(9)	This amount assumes we achieve a target leverage level of approximately 50% loan-to-value by the close of this offering and once we have invested substantially all the proceeds of this offering and pay a financing coordination fee equal to 0.75% of the amount available and/or outstanding under financings or assumptions of debt, subject to certain limitations. Our advisor is entitled to a financing coordination fee if it provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments.Our advisor may reallow some or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.
(10)	Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees will not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.
(11)	In no event will the total of all acquisition fees, acquisition expenses and payable with respect to our portfolio of investments, calculated after the close of this offering and once we have invested substantially all the proceeds of this offering, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all of our loans or other investments.

BUSINESS & MARKET OVERVIEW

OVERVIEW

We intend to take advantage of current and future opportunities to invest in the lodging sector. We believe that current dynamics in the lodging industry creates attractive opportunities for us to acquire lodging properties consistent with our investment objectives at prices below replacement cost, with the potential to achieve long-term growth in value and to generate attractive returns for our stockholders.

We continue to believe it is the right time to invest in the hospitality sector. The industry experienced an unprecedented downturn in 2009. The sector is in the midst of a recovery and analysts expect the industry to realize steady growth over the coming years. We believe a number of important factors sustain this thesis:

•	Hotel demand has returned to pre-2009 levels;
•	Hotel values currently lag behind other major property types such as office, multifamily and retail in the level of recovery;
•	New hotel supply remains at historically low levels; and
•	With the improving broader backdrop to the macroeconomic environment and the strong correlation between hotel revenue per available room, or RevPAR, and U.S. GDP, the opportunity exists to realize growth in the hotel sector.

We believe this combination creates attractive acquisition opportunities with strong in-place cash flows and value creation prospects in the near term. Please see “— Macroeconomic Environment” and “— Market Opportunity” for a more comprehensive discussion of the factors that we believe will positively impact our acquisition and investment strategy.

We plan to acquire and own hotels in areas with dense population concentrations located throughout the United States, including the top 50 metropolitan regions and areas in close proximity to landmarks and attractions, such as universities, corporate headquarters, convention centers and other destinations which are not located in the top 50 metropolitan areas. We may also acquire hotels in Canada. We intend to acquire a diversified portfolio of lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. We will have no limitation as to the brand of franchise or license with which our hotels will be associated, although we generally will be affiliated with nationally-recognized brands. In March 2014, we acquired the Barceló Portfolio and, in February 2015, we acquired the Grace Portfolio, giving us investments in a total of 122 hotels.

INVESTMENT OBJECTIVES

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions and generating attractive risk-adjusted returns to our shareholders. To achieve this, we focus on maximizing the internal growth of our portfolio by acquiring properties that have strong cash flow potential and dynamics. We seek to create a portfolio with the potential to generate attractive risk-adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire hotel properties at attractive prices in the current economic environment.

We focus our investment strategy primarily in the select-service segment of the hospitality industry. The select-service segment originally referred to hotels without restaurant or banquet facilities, only the services and amenities offered to guests in such hotels are typically simple (such as offering complimentary continental breakfast). However, these services and amenities have expanded over the past decade, and in today’s market a select service hotel’s range of amenities may include a business center, a fitness room, a guest laundry facility, a market pantry, an indoor and/or outdoor pool and whirlpool, and small meeting rooms. This segment has been the fastest growing hotel segment over the past 20 years due to consumer focus on affordable accommodations that still offer the necessary or most frequently utilized amenities of a more typical full-service hotel.

We also focus our investment strategy in the full-service segment of the hospitality industry. Hotels in this segment are generally mid-price or upscale in nature with a restaurant, lounge facilities and meeting space, with services generally including at a minimum bell service and room service. Typically, a full-service hotel also offers its guests services such as bed turn-down, newspaper delivery, wake-up calls, room service and a shuttle to and from an airport or other nearby attractions. Full-service hotels may offer more lavishly decorated suites with high-speed wireless internet and premium cable television with movies and other entertainment options.

Additionally, we focus our investment strategy on higher quality and newly built limited-service hotels. These hotels usually have the lowest operating costs of the three hotel categories, due to their lack of extra amenities and services. Room rates are also typically lower, because these hotels cater to budget-conscious travelers. Limited-service hotels lack a dedicated, revenue-producing food and beverage component and the services and amenities offered to guests are typically minimal. However, the range of services and amenities offered has expanded over the past decade, and in today’s market a limited-service hotel will offer a similar guest package to that of a select-service hotel at a different price point.

Our core strategy for achieving these objectives is to acquire, own and seek to enhance the value of lodging properties. We will adjust our investment focus from time to time based upon market conditions and our advisor’s and sub-property manager’s views on relative value as market conditions change.

As a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In addition, we can own up to 100% of the stock of a taxable REIT subsidiary. For U.S. federal income tax purposes, the REIT Modernization Act permits us to lease the lodging properties that we own to a taxable REIT subsidiary, rather than requiring us to lease them to a separate, unaffiliated entity. However, the lodging properties that we lease to a taxable REIT subsidiary must be operated by a third party management company, which may include our sub-property manager. Our sub-property manager and third-party sub-property managers manage the properties we have acquired, which are described under “Description of Potential Real Estate Investments.”

In order to comply with applicable REIT qualification rules, we will lease each of our lodging properties to wholly-owned taxable REIT subsidiaries or another lessee for their operation and management. We anticipate that substantially all of our lodging properties will be leased through taxable REIT subsidiaries which will, in turn, contract with independent property operators, such as our sub-property manager, to manage the day-to-day operations of our lodging properties. Any net profit earned by our taxable REIT subsidiaries, after payment of any applicable corporate level taxes, will be available for distribution to us.

We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

•	Lodging Properties. We have acquired and intend to continue to acquire primarily lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector.
•	Our Investment Model in the Current Economic Environment. We believe the current macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent discounts to replacement cost and provide potential for significant long-term value appreciation. Given the conditions of the current economic environment and the experience and expertise of our advisor and our sub-property manager, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio and maximize stockholder returns.

•	Our Lodging-Centric and Opportunistic Investment Strategy. Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in United States hotel revenue per available room, or RevPAR, has historically been closely correlated with growth in United States gross domestic product, or U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, as the United States economy continues to strengthen, we anticipate RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.
•	The Lodging Sector. The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures and repositioning. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.
•	Discount to Replacement Cost. We intend to purchase properties valued at a discount to replacement cost using current market rates.
•	Targeted Leverage. We seek to achieve a target leverage level of approximately 50% loan-to-value calculated after the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Monthly Distributions. We intend to begin funding monthly distributions with cash flow from operations.
•	Exit Strategy. We expect to sell our assets, sell or merge our company, or list our company within three to six years after the end of this offering. Our primary offering is expected to continue until January 7, 2016, two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue past January 7, 2017. If we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common control with the parent of our sponsor) to consider exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e. three to six months).

INVESTMENT STRATEGY

We seek to create value through prudent capital investments and aggressive asset management. We believe it is currently a unique time to accumulate a high quality portfolio in major and secondary markets at historically attractive prices with discount to replacement cost in a low interest rate environment. We seek properties that meet the following investment criteria:

•	Strong location:
•	Hotel properties located in markets with higher barriers to entry, including those markets in the top 50 metropolitan areas, with a secondary focus on the next 100 markets in close proximity to major market demand-generating locations and landmarks;
•	Hotels located in close proximity to multiple demand-generating landmarks, including businesses and corporate headquarters, retail centers, airports, medical facilities, tourist attractions and convention centers, with a diverse source of potential guests, including corporate, government and leisure travelers; and
•	Hotels located in markets exhibiting barriers to entry due to strong franchise areas of protection or other factors.

•	Market leaders: Hotel properties that are proven leaders in market share, setting the rates in the market and providing superior meeting space, services or amenities.
•	Good condition: Hotel properties that are well-maintained, as determined based on our review of third-party property condition reports and other data obtained during our due diligence process.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other hotels both in the immediate vicinity and the geographic market where our hotels are located. Over-building of hotels in the markets in which we operate may increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized hotel brands with which we are not associated, as well as from other hotels associated with nationally recognized hotel brands with which we are associated.

POTENTIAL OFF-MARKET OPPORTUNITIES

Our real estate professionals have expertise in real estate and finance which will enable the REIT to acquire a diversified portfolio of hotel properties providing stockholders with a competitive risk-adjusted return. The management team is capable of purchasing and financing a large number of properties simultaneously, while minimizing risk, creating diversification, protecting yield and achieving the stated investment objectives. Key executives of our company, our advisor and our sub-property manager have over 50 years of collective experience in the lodging industry. Such executives will also use relationships that they have maintained with major financial institutions and lenders to provide access to debt capital and the ability to negotiate favorable debt terms on a property by property basis. The ability to achieve favorable debt terms allows us to lever stockholder equity prudently and meet our established investment objectives and returns.

MACROECONOMIC ENVIRONMENT

Declining Unemployment — Private sector hiring has continued to improve since the previous economic downturn, with the unemployment rate steadily declining over four percentage points since to 2009 to 5.7% as of January 2015.

Source: Federal Reserve Bank of St. Louis, as of January 2015

Low interest rates — In June 2013, the U.S. Federal Reserve reaffirmed its outlook on the economy and decided to keep the target range for the Federal Funds Rate at 0 to 0.25% and currently anticipates that exceptionally low levels for the federal funds rate are likely to be warranted at least through mid-2015. The Federal Reserve expects the economy to continue improving through 2015.

Federal Funds Rate

Source: Federal Reserve Bank of St. Louis, as of February 2015

Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence:

GDP Growth — The U.S. economy has been growing slowly with healthy growth expected.

Sources: Federal Reserve Bank of St. Louis; Goldman Sachs Investment Management Research

Job Growth — Monthly job growth has been positive since the fourth quarter of 2010.

Source: Federal Reserve Bank of St. Louis, as of January 2015

Note: Job growth in thousands

Recovering Existing Home Sales — The housing market continues to recover from its trough in 2008.

Source: National Association of Realtors

Note: Existing home sales in millions.

Rising Consumer Confidence:

Source: University of Michigan

Business Improvement — Corporate profit margins are still attractive. However, corporations do not yet have fully-restored confidence in the economy and do not feel they can aggressively invest in projects that will return attractive rates of return for their shareholders. This provides an opportunity for higher productivity and economic advancement moving forward.

Corporate Profits (After-Tax)

Source: Federal Reserve Bank of St. Louis

Lodging Demand: Corporate Earnings Growth as a Driver

Corporate earnings growth and white collar employment growth are both important drivers of lodging demand. Corporate earnings growth, as measured by the S&P 500 Index, is expected by FactSet to accelerate in 2015 to a rate of +12.0% from the +8.6% now estimated for 2014.

S&P 500 Earnings Growth Actuals/Estimates

Source: FactSet

Scarcity of Debt Capital — The scarcity of debt capital for real estate contributed to the lack of CMBS and CDO financing. We believe that this scarcity has caused the pricing for real estate debt to be at attractive levels.

U.S. CMBS Issuance

Source: Commercial Mortgage Alert’s “Summary of CMBS Issuance.”

Note: Dollars in billions

Limited Capital to Refinance Maturing Loans — Over the next five years, the market’s capacity to provide refinancing capital is likely to be much less than the increasing volume of maturing CRE loans. As illustrated in the chart below, we believe that the large volume of expected loan maturities over the next few years will provide unique investment opportunities for providers of debt capital. According to Trepp, LLC, over $98 billion of commercial real estate debt will mature in 2015, with approximately $410 billion of such debt scheduled to mature between 2015 and 2019.

Source: Trepp, LLC, as of September 2014

Note: Dollars in billions

Expansion of Both the Manufacturing and Non-Manufacturing Sectors

U.S. PMI Indices
65
60
55
50
45
40
35
Above 50 = expansion
Jan-09
Jun-09
Nov-09
Apr-09
Sep-10
Feb-11
Jul-11
Dec-11
May-12
Oct-12
Mar-13
Aug-13
Jan-14
Jun-14
Nov-14
ISM Manufacturing
ISM Non-Manufacturing

Source: Federal Reserve Bank of St. Louis

MARKET OPPORTUNITY

We believe the progressive macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent discounts to replacement cost and provide potential for significant long-term value appreciation. In 2008 and 2009, operating performance of the United States hotel industry declined significantly due to challenging economic conditions created by declining gross U.S. GDP, high levels of unemployment, a significant decline in home prices, and a reduction in the availability of debt financing. These factors, when combined, caused hotel values to decline and led to hotel loan foreclosures and distressed hotel property sales. The continued improvement in the economic environment, real estate fundamentals and market conditions since the financial crisis presents us with an opportunity to acquire hotel assets at attractive valuations and yield attractive returns.

Macroeconomic conditions are in the midst of a recovery as evidenced by growth in U.S. GDP. U.S. GDP has recorded positive, stable growth since the first half of 2010. Corporate profits remain attractive, and corporations are just beginning to reinvest externally after numerous years of focusing on balance sheet reinvestment due to market uncertainty. This provides an opportunity to further contribute to growth in U.S. GDP. Our view on the economy is supplemented by policies set forth by the Federal Reserve of the United States, or the Federal Reserve, and outlook on the economy. Recent Federal Open Market Committee views affirm the Federal’s Reserve’s decision to maintain interest rates between 0% and 0.25% in order to spur economic advancement. Moreover, the Federal Reserve expects the economy to continue improving through 2015. We expect the strengthening macroeconomic environment to drive hotel operating performance as well as long-term hospitality asset value appreciation moving forward.

Historically, hotel industry operating performance and recovery in demand has correlated with improvement in the overall economy and U.S. GDP growth. We believe that U.S. GDP growth will lead to increases in lodging industry occupancy and the average daily rate, or ADR of our properties’ rooms, which will generate higher RevPAR and hotel operating profits. Demand substantially increased in late 2010 from its lows during the financial crisis, and has since maintained robust levels. According to PKF Hospitality Research, LLC, or PKF, United States hotel demand should increase by 3.2% and 2.2% in 2015 and 2016, respectively. PKF forecasts an increase in ADR of 5.4% and 6.1% in 2015 and 2016, respectively, as well as an increase in RevPAR of 7.6% and 6.6%, in 2015 and 2016, respectively. We believe that improving lodging industry operating fundamentals and demand for hotels will drive increasing profitability and hospitality assets yields for the foreseeable future.

Limited availability of debt financing makes construction of new hotels more cumbersome. Therefore, we expect hotel supply growth over the next few years to remain low relative to demand. Even as the economy and the hotel industry continue improving and capital becomes more readily available, new development usually requires several years to complete and, therefore, supply will lag behind demand growth moving forward. The current supply and demand dynamic in the lodging industry will drive hotel operating performance and allow us to acquire hospitality assets at attractive valuations moving forward while demand for such assets remains high.

Current market conditions will allow us to acquire high-quality hospitality assets at favorable prices. The hotel sector is in the midst of a recovery from the most recent economic downturn and lodging sector values remain significantly below their peak prior to the downturn, while other real estate sectors have nearly achieved full recovery. We believe that we will be able to capitalize on these opportunities to acquire high-quality hotel properties at discounts to replacement cost, with substantial appreciation potential as the U.S. economy continues to recover.

INDUSTRY OVERVIEW

Hotel demand drivers are incredibly diverse, which makes overall changes in economic health (i.e., U.S. GDP growth) one of the best metrics for gauging the health of hotel demand.

Growth in Travel and Lodging Expenditures

Source: U.S. Travel Association, May 5, 2014

As a result, consumer spending on hotels and motels has grown significantly as well, particularly since 2013.

According to Smith Travel Research, the lodging industry accounted for $167 billion in expenditures in 2013, or approximately 19% of total travel expenditures for 2013, and the lodging industry achieved records for most rooms available, most rooms sold and highest per room revenue, ADR and RevPAR. This trend continued in 2014, with record occupancy rates in June, record room nights sold in September and record RevPAR growth in the third quarter of 9.2%. RevPAR forecasts for 2014 and 2015 have been revised upward to 8.2% and 7.4% respectively and forecasted demand for lodging is expected to increase by 25.8% compared to only 5.6% for supply.

Traveler Sentiment Trending Upward

Travel industry experts generally see the vacation market trending upward in 2014 and beyond, which bodes well for hotel bookings. The TSI (Traveler Sentiment Index) — an aggregate measurement of

Americans’ attitudes toward travel — rose sharply in 2014 and, for the first time since its inception, exceeded the benchmark index measurement from March 2007.

Source: MMGY Global/Mintel

RevPAR Growth & U.S. GDP Growth

Growth in RevPAR has historically been closely correlated with growth in U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types, and therefore rental rates on lodging properties can be determined on virtually a daily basis. As a result, lodging industry fundamentals tend to decline and also recover sharply and more quickly than other property types as economies enter, and exit, recessionary periods, respectively.

Source: PKF Hospitality Research, LLC; Smith Travel Research; Federal Reserve Bank of St. Louis; Goldman Sachs Investment Management Research

Accelerating Group Demand

Group business, which has recovered at a considerably slower pace relative to transient demand since the financial crisis, began to close the gap with transient in RevPAR and demand growth in 2014 and is expected by Smith Travel Research to further strengthen in 2015. Solid group demand is an essential driver in allowing hotels to raise rates on transient business and is key to maximizing rate/revenue growth.

Historical RevPAR Growth by Segment

Source: Smith Travel Research

Demand Percent Change by Segment (LTM November 2014)

Source: Smith Travel Research

Group Demand Room Nights Per Month (LTM Average, November 2014)

Source: Smith Travel Research

Outperformance in Focus Chain Scales

According to PricewaterhouseCoopers, or PwC, Upscale, Upper Midscale and Midscale hotels, which benefited particularly well from rebounding group demand, experienced outsized gains in 2014 compared to Luxury/Upper Upscale and average RevPAR growth of 7.0% is expected in 2015.

2015E RevPAR Growth by Chain Scale

Source: Smith Travel Research; PwC

Current Positioning of ADR as Percentage of RevPAR Growth Indicates Significant Upside Remaining in Lodging Cycle

We believe the relationship between ADR and RevPAR growth is an important barometer to assess points in the lodging cycle. ADR growth approaching 100% of RevPAR growth indicates a potential inflection point, as it means occupancy levels are stagnating (likely caused by slowing demand and/or accelerating supply. Upscale, Upper Midscale and Midscale ADR growth as a percentage of RevPAR averaged only 53% as of the LTM December 2014 period.

ADR as a Percentage of RevPAR Growth, LTM December 2014

Select-Service Acquisition Strategy

Our acquisition strategy is primarily focused in the select-service sub-sector of the hospitality industry. We may also focus on the full-service sub-sector. As evidenced below, as of January 2015 there are over 5,800 select-service hotels across the United States, all operating under national brand affiliations. We intend to pursue these types of hotels as primary investment targets for our REIT.

Source: Smith Travel Research, as of January 2015

Supply & Demand Growth

The limited debt availability for new construction, coupled with the recent decline in industry and economic fundamentals are expected to limit new hotel room supply growth over the next several years. Moderate demand growth combined with limited increases in supply provide a positive backdrop for lodging fundamentals.

Source: Smith Travel Research, PKF Hospitality Research, LLC

Few Construction Starts = Low Supply Growth

New hotel rooms under construction in the U.S. remain near historical lows, at over 40% below 2007 figures.

Note: Room numbers in thousands

Source: Smith Travel Research, PKF Hospitality Research, LLC

Increasing ADR Metrics

ADR and job growth have proven to be strongly correlated historically, and as such, the continued rebound of the job market is a positive for the U.S. lodging sector.

Source: Smith Travel Research and Federal Reserve Bank of St. Louis, as of December 2014

Expanding RevPAR Metrics — The lodging cycle is experiencing a period of robust growth, as peak to trough cumulative RevPAR growth is expected to be outsized compared to prior cycles.

'92 – '00: 39.6%
'03 – '07: 30.4%
'10 – '17: 52.3%
12.0%
9.0%
6.0%
3.0%
0.0%
-3.0%
-6.0%
-9.0%
-12.0%
-15.0%
-18.0%
* Cycle Trough in RevPAR
1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014F 2015F 2016F 2017F
Historical RevPAR Growth
Forecasted RevPAR Growth
RevPAR % CAGR 1988– 2014
GDP Growth

Sources: Smith Travel Research; PKF Hospitality Research, LLC; U.S Bureau of Economic Analysis; Federal Reserve Bank of St. Louis; Goldman Sachs Investment Management Research

Expected 2015E AFFO Growth by Sector

Lodging REIT sector outperformance is expected to continue through 2015, as reflected by 2015E AFFO growth of 17.8%, which ranks second among all REIT asset classes.

Source: SNL Financial

2015E Fundamental Drivers (Annual Percent Change)

Source: PKF Hospitality Research, LLC

Potential Value Recovery Opportunities

The hotel sector is in the midst of a recovery from the most recent economic downturn. PKF Hospitality Research, LLC, or PKF, has indicated that the NCREIF NPI Hotel Appreciation Sub-Index suggests that hotel values lag behind other major property types such as office, multifamily and retail in the level of recovery. The chart below depicts the value recovery rate across the hospitality industry as compared to other real estate sectors. The data indicates that lodging sector values remain approximately 27.4% below their peak prior to the downturn, while these other sectors have nearly achieved full recovery.

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
27.4%
72.6%
81.9%
92.4%
93.9%
Hotel
Office
Multi Family
Retail

Source: PKF Hospitality Research, LLC

Growth in Industry Transaction Volume and NOI

As illustrated in the following chart, the economic downturn generated a substantial decline in lodging industry fundamentals, which suggests significant potential for improvement as the economy continues to rebound. PKF estimated that hotel unit-level net operating incomes increased at an average CAGR of 11.9% from 2010 – 2014. Additionally, U.S. hotel transaction volume is trending at above-average levels as unit-level NOI rises.

Annual Change in Hotel Unit — Level Net Operating Income (Actual and Forecast)

Source: PKF Hospitality Research, LLC

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained our advisor to manage certain aspects of our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under section entitled “— The Advisor” below, our advisor will be responsible for making investment decisions subject to the approval of our board of directors.

Our charter has been reviewed and ratified by our board of directors, including the independent directors as required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but, after we commence this offering, may not be fewer than three nor more than ten. We have a total of four directors, including three independent directors. Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. An “independent director” is defined in article IV of our charter in accordance with Section I.B.14 of the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Each of our current directors has substantially in excess of three years of relevant real estate experience. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our independent directors must be a financial expert with at least three years of financial experience.

Our board of directors has determined that each of the three independent directors satisfy the elements of independence set forth above and in the listing standards of the NASDAQ and under our charter. There are no familial relationships between any of our directors and executive officers.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Independent directors shall nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Maryland law provides that any action required or permitted to be taken at a meeting of the board of directors also may be taken without a meeting by the unanimous written or electronic consent of all directors. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must satisfy their fiduciary duty to us and our stockholders, including their fiduciary duty to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings.

The directors will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must determine that any transaction with our advisor or its affiliates is fair and reasonable to us. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to our advisor or its affiliates in relation to the size, composition and performance of our investments;
•	the success of our advisor in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If the independent directors determine that the compensation to be paid to our advisor is not reasonable, our board of directors may request that our advisor reduce its fees, terminate the advisory agreement, renegotiate the advisory agreement or retain a new advisor. Neither our advisor, any director nor any of their respective affiliates may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or advisor, or (2) any transaction between us and our advisor, such director or any of their respective affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our advisor or any of their respective affiliates may not vote or consent, any shares owned by such director, our advisor or any of their respective affiliates will not be included.

Lead Independent Director

On December 29, 2014, our board of directors appointed Stanley R. Perla, an independent director and chairman of our audit committee, as lead independent director. A lead independent director was appointed to provide an additional measure of balance, ensure the independence of our board of directors and enhance the ability of our board of directors to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on the meeting agendas of our board of directors, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of our company at external seminars, conferences, in the media and otherwise assumes such responsibilities as may be assigned to him by of our board of directors. Consistent with current practices, we will compensate Mr. Perla for acting as lead independent director as set forth below in “— Compensation of Directors.”

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our charter and bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board be independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our three independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our lead independent director, Stanley Perla is an audit committee financial expert under SEC rules. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. The primary function of our executive officer is to oversee the advisor, who provides certain aspects of the day-to-day services for, and operations of, our company.

Name	Age	Position(s)
Jonathan P. Mehlman	48	Chief Executive Officer and President
Edward T. Hoganson	47	Chief Financial Officer, Treasurer and Secretary
William M. Kahane	66	Executive Chairman of the Board of Directors
Stanley R. Perla	71	Lead Independent Director
Abby M. Wenzel	55	Independent Director
Robert H. Burns	85	Independent Director

William M. Kahane was appointed a director of our company in January 2014 and as executive chairman of the board in December 2014. Mr. Kahane also served as our chief executive officer and president from August 2013 to November 2014. Mr. Kahane previously served as the chief executive officer and president of our company from August 2013 to November 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as an executive officer of ARCT V, the ARCT V advisor and the ARCT V property manager since November 2014 and in December 2014 was appointed as chief executive officer. Mr. Kahane was appointed as a director and as chairman of the board of directors of ARCT V in February 2015. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of ARC NYCR since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane served as chief operating officer, treasurer and secretary of ARC Global, the ARC Global advisor and the ARC Global property manager from October 2014 until February 2015 and was appointed executive chairman of the board of directors of ARC Global in February 2015. In March 2015, Mr. Kahane resigned as executive chairman of ARC Global but remained a member of its board of directors. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC Global II in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane has served as a director of Realty Finance Trust, Inc. since November 2014 and was appointed as chairman in December 2014. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of ARC RCA II in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as the president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane served as chief operating officer and secretary of ARC RCA II and the ARC RCA II advisor from October 2014 to December 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC HT III in December 2014. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012.

Mr. Kahane served as a director of ARC HT from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane has served as a director of ARC HT II since March 2013 and served as executive chairman from December 2014 until February 2015. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of PECO II from August 2013 until January 2015. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCS Capital Corporation, or RCAP, from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. from May 2014 until February 2014. Mr. Kahane served as a director of ARCP from February 2013 to June 2014. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at American Financial Realty Trust, or AFRT, from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman.

Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s prior experience as a director and executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.

Jonathan P. Mehlman has served as chief executive officer and president of our company, our advisor and our property manager since December 2014. Previously, Mr. Mehlman served as executive vice president and chief investment officer of our company, our advisor and our property manager from their formation in July 2013 until December 2014. Mr. Mehlman has 22 years of experience in the real estate investment banking and capital markets with significant focus in the hospitality sector. Within the real estate industry, Mr. Mehlman has acted as a Mergers and Acquisitions advisor, investment banker and lender and has many years of experience coordinating transaction activity for public and private global hotel brands and U.S. hotel REITs. From August 2012 until January 2013, Mr. Mehlman was co-head of the real estate advisory group at KPMG before joining AR Capital, LLC in January 2013 as an executive vice president and managing director. From September 2009 through August 2011, Mr. Mehlman was co-head of the lodging and gaming investment banking business for Citadel Securities, an affiliate of The Citadel Group, a Chicago based $13 billion hedge fund. From August 2008 to September 2009, Mr. Mehlman served as head of the real estate advisory group at HSBC. From 2005 to 2008, Mr. Mehlman led the hospitality investment banking effort for Citigroup Global Markets. From 1993 to 2005, he worked at Deutsche Bank Securities and its predecessor company, Bankers Trust Company, in the real estate investment banking group, specializing in the business development and client coverage within the hospitality sector and for real estate private equity sponsors. Mr. Mehlman received his bachelor of art in history of art from the University of Michigan as well as a master in business administration with a focus in real estate and finance from the University of North Carolina.

Edward T. Hoganson has served as the chief financial officer, treasurer and secretary of our company, our advisor and our property manager since December 2014. Mr. Hoganson previously served as executive vice president of Crestline Hotels & Resorts, LLC, our sub-property manager, from 2007 to December 2014. Mr. Hoganson was responsible for financial oversight and new business development efforts at our sub-property manager, including management contracts for third-party owners, acquisitions and co-investments. Mr. Hoganson was also responsible for the firm’s asset management programs. Prior to serving as executive vice president for our sub-property manager, Mr. Hoganson was senior vice president of acquisitions for Sunrise Senior Living from 2004 until 2007, and earlier Mr. Hoganson led the asset management efforts for Highland Hospitality Corporation from 2003 until 2004, including during its initial public offering in 2003. Mr. Hoganson has more than 15 years of financial and hospitality industry experience. He began his career with Deloitte & Touche in 1989 and then joined Marriott International where he held various finance positions from 1993 until 1999. Mr. Hoganson earned his undergraduate degree from Yale University, his MBA in finance from the Wharton School at the University of Pennsylvania, and his Masters of Arts in International Relations from the Lauder Institute at the University of Pennsylvania. Mr. Hoganson serves as an affiliate faculty member at George Mason University, lecturing on hospitality finance.

Stanley R. Perla was appointed as an independent director of our company in January 2014 and as our lead independent director in December 2014. Mr. Perla has served as an independent director of American Realty Capital Trust V, Inc. since April 2013. Mr. Perla has served as a trustee of American Real Estate Income Fund since May 2012. Mr. Perla served as an independent director of ARC DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP, or Ernst & Young, for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and, from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College. We believe that Mr. Perla’s extensive experience as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as an independent director of ARCT V and American Real Estate Income Fund and his over 40 years of experience in real estate, make him well qualified to serve as a member of our board of directors.

Abby M. Wenzel was appointed as an independent director of our company in September 2013. Ms. Wenzel has also served as an independent director of ARC NYCR since March 2014 and as an independent director of ARC Global since March 2012. Ms. Wenzel also served as independent director of ARCT IV from May 2012 until the close of ARCT IV’s merger with ARCP in January 2014, after which point Ms. Wenzel was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Wenzel has been a member of the law firm of Cozen O’Connor, resident in the New York office, since April 2009, as a member in the Business Law Department. Since January 2014, Ms. Wenzel has served as co-chair of the Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate. Ms. Wenzel also practices in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She has represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 160-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University. We believe that Ms. Wenzel’s previous experience as an independent director of ARCT IV, her current experience as an independent director of ARC Global and ARC NYCR, her experience representing clients in connection with their acquisition, disposition, ownership, use, and financing of real estate, as well as her position as co-chair of the Real Estate Group at Cozen O’Connor make her well qualified to serve on our board of directors.

Robert H. Burns has served as an independent director of our company in September 2014. Mr. Burns has also served as an independent director of ARC Global II since February 2015 and as an independent director of NYRT since October 2009. He served as an independent director of ARC HT from March 2012 until January 2015, when ARC HT closed its merger with Ventas, Inc., as an independent director of ARCT III from January 2011 to March 2012, as an independent director of ARCT V from January 2013 until September 2014 and as an independent director of ARCT from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops.

Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, our company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China. We believe that Mr. Burns’ current experience as a director of ARC HT and NYRT, his prior experience as a director of ARCT, ARCT III and ARCT V and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of the board of directors.

Compensation of Directors

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our board of directors. We do not pay non-independent directors compensation for services rendered as a director.

Our board of directors also may approve the acquisition of real property and other related investments valued at $20,000,000 or less, and in which any portfolio of properties is valued in the aggregate of $75,000,000 or less, via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email.

Bruce D. Wardinski, special advisory director to the chief executive officer of our advisor, acts as an observer to our board of directors and receives $2,500 and $1,500, respectively, for each in-person and telephonic meeting he attends.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors(2)	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director annually; $2,000 for each meeting personally attended by the directors and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)	Pursuant to our employee and director initiative restricted share plan adopted in December 2013, each independent director will receive an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares of common stock on the date of initial election to the board of directors. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of our company, in the following amounts:
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a board meeting and one or more committee meetings in one day, the director’s fees will not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

The following table sets forth information regarding compensation of our independent directors during the fiscal year ended December 31, 2014:

Name	Fees Paid in Cash ($)	Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Abby M. Wenzel(1)	73,750	59,885	(4)	—	—	—	—	$133,625
P. Sue Perrotty(2)	40,500	—		—	—	—	—	40,500
Stanley R. Perla	92,416	59,885	(4)	—	—	—	—	152,301
Robert H. Burns	32,500	29,993	(5)		—	—	—	62,493

(1)	Ms. Wenzel earned fees in the amount of $2,250, which was not paid until 2014, for services as a director during the fiscal year ended December 31, 2013.
(2)	Ms. Perrotty earned fees in the amount of $2,250, which was not paid until 2014, for services as a director during the fiscal year ended December 31, 2013. Ms. Perrotty resigned in September 2014.
(3)	Value of restricted stock awards granted during the fiscal year ended December 31, 2014 calculated based on $22.50 per share, the proceeds, before expenses, to us of a share of common stock sold in this offering. Awards vest over a five-year period. No restricted stock awards were made during 2013.
(4)	Represents 1,333 shares granted on January 7, 2014 and 1,333 shares granted on May 28, 2014.
(5)	Represents 1,333 shares granted on September 12, 2014.

Restricted Share Plan

We have adopted an employee and director incentive restricted share plan to:

•	furnish incentives to individuals and entities chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;
•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and
•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of shares of our common stock.

Our employee and director incentive restricted share plan is administered by the board of directors. The board of directors has the full authority: (1) to administer and interpret the employee and director incentive restricted share plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of shares of common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the employee and director incentive restricted share plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the employee and director incentive restricted share plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the employee and director incentive restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of shares of common stock that may be issued under the employee and director incentive restricted share plan will not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Our restricted share plan provides for the automatic grant of 1,333 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders, when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.

As of December 31, 2014, 6,665 shares have been granted under the RSP. The total number of shares of common stock granted under the RSP may not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time, which was approximately 500,000 shares of common stock as of December 31, 2014, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). Accordingly, as of December 31, 2014, 493,335 shares were available to be granted under the RSP.

Restricted share awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. We have agreed that the aggregate amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees, the asset management subordinated deferred participation and subordinated distributions by the operating partnership, in each case as paid to the advisor (and its affiliates and assignees), together with the fair market value of all shares of restricted stock granted under our restricted share plan, in the aggregate from inception to our liquidity event, shall not exceed an amount equal to the aggregate of (a) 6% percent of all properties’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell, and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we issue restricted share awards under our employee and director incentive restricted share plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Code Section 409A.

Under Code Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Code Section 409A provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Code Section 83). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Code Section 409A applies to any of the awards issued under either plan described above, or if Code Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Code Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Code Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Code Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Code Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Code Section 409A. It is our current belief, based upon the statute, the regulations issued under Code Section 409A and legislative history, that the restricted share awards we have granted and that we currently intend to grant will not be subject to taxation under Code Section 409A because such restricted share awards will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any restricted share awards which we have granted or which hereafter may be granted will not be affected by Code Section 409A, or that restricted share awards will not be subject to income taxation under Code Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person seeking indemnification was acting on our behalf or performing services for us;
•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, which may include litigation or losses arising in connection with the acquisition of real estate, coordinating the management of real estate or during the performance of other duties for us. However, such indemnification will be limited by our charter, as discussed above. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;
•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter.

The Advisor

Our officers and one of our directors also are officers, key personnel and/or members of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement, dated as of January 7, 2014. Our advisor is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Jonathan P. Mehlman	48	Chief Executive Officer and President
Bruce D. Wardinski	53	Special Advisory Director to the Chief Executive Officer
Edward T. Hoganson	47	Chief Financial Officer, Treasurer and Secretary

The backgrounds of Messrs. Mehlman and Hoganson are described in the “Management — General —  Executive Officers and Directors” section of this prospectus. The background of Mr. Wardinski is described below.

Bruce D. Wardinski has served as special advisory director to the chief executive officer of our advisor since August 2013. Mr. Wardinski is currently the chief executive officer of Playa Hotels & Resorts which he founded in 2006. Mr. Wardinski served as chief executive officer of Barceló Crestline Corporation from June 2002 until December 2010. Prior to June 2002, Mr. Wardinski served as chairman, president and chief executive officer of Crestline Capital Corporation (NYSE: CLJ) which was spun-off from Host Marriott. Mr. Wardinski served in various capacities for Host Marriott beginning in 1987. Mr. Wardinski previously served as chairman of Highland Hospitality Corporation (NYSE: HIH), a self-advised REIT that was incorporated to own full-service, premium limited-service and extended stay properties, from 2003 until 2007. Mr. Wardinski also serves as a director of DiamondRock Hospitality Company (NYSE: DRH) and privately-owned international resort company, Kerzner International. Mr. Wardinski graduated with honors from the University of Virginia with a bachelor’s of science and earned a master of business administration from the Wharton School of the University of Pennsylvania.

Affiliates of our advisor have sponsored or co-sponsored and may sponsor or co-sponsor one or more other real estate investment programs in the future. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see “Risk Factors — Risks Related to Conflicts of Interest.”

The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of our operating partnership.

The anticipated amount of reimbursement to our advisor for personnel costs will be evaluated on an ongoing basis. Such reimbursement will be subject to limitation and based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. We will not reimburse our advisor for salaries, bonuses or benefits to be paid to our executive officers.

Our advisor has fiduciary duties to us and our stockholders. Many of the services to be performed by our advisor in managing certain aspects of our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor to perform for us as our advisor, and it is not intended to include all of the services that are and may be provided to us by third parties. Under the terms of the advisory agreement, our advisor has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and
•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

The advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The advisory agreement currently has a one-year term ending January 7, 2016, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 day written notice.

A majority of our independent directors may elect to terminate the advisory agreement. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated distribution upon termination, as described in “Management Compensation.”

We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see the section in this prospectus entitled “Management Compensation.”

Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of March 31, 2015, the subsidiaries of the parent of our sponsor, AR Capital, LLC, which are affiliated with our advisor, had over 100 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. See “Conflicts of Interest” for a description of the entities organized directly under our sponsor and those entities that are subsidiaries of RCAP. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity if at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The Property Manager and The Sub-Property Manager

Our property manager is indirectly wholly owned and controlled by Messrs. Schorsch and Kahane. Mr. Mehlman serves as chief executive officer and president of our property manager. Mr. Hoganson serves as chief financial officer, treasurer and secretary of our property manager. We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage of our hotel properties. As of March 31, 2015, 40 of the hotel assets we have acquired are managed by our sub-property manager and 82 of the hotels assets we have acquired are managed by third-party sub-property managers. Until February 27, 2017, we may, if certain other conditions have been satisfied, replace any third-party sub-property manager with our sub-property manager with respect to certain of these hotels without consent of the lenders under the mortgage debt encumbering such hotels.

Headquartered just outside Washington D.C. in Fairfax, Virginia, the sub-property manager is a hospitality management company that was formed in March of 2000 as Crestline Hotels & Resorts Inc. Since then, our sub-property manager and its affiliates have managed over 250 hotels in major market areas across the United States. In addition, from 1999 to 2008, our sub-property manager assisted its affiliates and its former affiliates in acquiring portfolios of hotels and individual hotel assets with an aggregate value over $3.4 billion. Such hotels include a variety of nationally-recognized brands such as Marriott, Hilton, Starwood, Intercontinental Hotel Group, Wyndham and Hyatt as well as high-end independent hotel properties, and include urban, suburban, airport, resort and conference center facilities. The sub-property manager’s management team has also been involved with structuring profitable exit strategies of assets through various means including initial public offerings and individual asset dispositions.

The members of our sub-property manager’s executive team have significant hospitality experience and have built a reputation for managing and investing in financially successful hotels. The sub-property manager has won numerous industry awards. The executive team adopts a partnership approach with the hotel owners, investors and employees at each of its hotels, which it believes enables it to maximize profitability in a hospitality-driven, guest-service-focused environment. As of April 14, 2015, our sub-property manager manages 74 hotels, including all six hotels in the Barceló Portfolio and 34 hotels in the Grace Portfolio, with almost 12,000 rooms in 22 states and the District of Columbia on behalf of owners that include public REITs, private developers and private investors. Our sub-property manager provides property-level accounting functions that we require, as well as underwriting and acquisition support. Moreover, our sub-property manager’s asset management group oversees asset renovations and repositionings involving extensive capital investments.

In August 2013, the parent of our sponsor, AR Capital, LLC, acquired from Barceló Crestline Corporation 60% of the interests in Crestline Hotels & Resorts, Inc., which was converted into our sub-property manager in connection with the transaction. Also in connection with the transaction, we agreed to acquire the Barceló Portfolio from Barceló Crestline Corporation, and this acquisition was completed in March 2014 for a contract purchase price of $106.5 million, exclusive of closing costs, and $3.5 million in deferred payments.

In addition, pursuant to the August 2013 agreement, Barceló Crestline Corporation also agreed to a non-compete provision restricting Barceló Crestline Corporation’s ability to invest in hotels until the later of (i) March 21, 2017, three years after the date of the closing of the acquisition of the Barceló Portfolio and (ii) two years following the first date on which Barceló and its affiliates, in the aggregate, have a percentage equity interest in Crestline Hotels & Resorts, LLC of 5% or less. Barceló Crestline Corporation no longer owns any hotels.

James Carroll serves as the chief executive officer of our sub-property manager. Pierre Donahue acts as the general counsel of our sub-property manager. A description of the backgrounds of Messrs. Carroll and Donahue is set forth below:

James Carroll joined Barceló Crestline Corporation in 2004 from Dell, Inc., where he held several operations and financial management positions. In his initial role at Barceló Crestline, Mr. Carroll served as senior vice president and treasurer. In 2006, he was promoted to chief financial officer and in 2010 was promoted to president and chief executive officer of the predecessor entity to our sub-property manager.

During his tenure with Barceló Crestline Corporation, Mr. Carroll was involved in the formation and growth of Playa Hotels & Resorts, an international private equity real estate venture. Mr. Carroll holds a master in business administration from the Harvard Business School, and is a graduate of the U.S. Naval Academy. Previously, he served as a naval aviator and lieutenant commander in the United States Navy. In addition, Mr. Carroll serves on the board of directors for Armada Hoffler Properties, Inc. (NYSE: AHH).

Pierre Donahue has served as executive vice president and general counsel of our sub-property manager since September 2006. Mr. Donahue is responsible for all legal issues arising with respect to hotel operations, hotel development, and corporate governance for our sub-property manager. Mr. Donahue also concurrently served as the general counsel for Playa Hotels & Resorts during the period of time that Crestline’s parent company provided asset management services for Playa. Mr. Donahue joined Crestline Hotels & Resorts from Marriott International where he enjoyed a 10 year career during which he began as corporate counsel and was promoted to vice president and assistant general counsel and became the leader of the law department’s North American Lodging Operations group, supervising six attorneys and nine paralegals. Prior to his tenure with Marriott International, Mr. Donahue was with the law firm of Hogan & Hartson where he first served in the antitrust department and then as a litigation attorney. Mr. Donahue received his law degree from the University of California, Los Angeles in 1988, graduating with the order of the coif designation. He received his undergraduate degree from Boston College magna cum laude in 1984. Mr. Donahue is admitted to practice in the District of Columbia, the United States Court of Appeals for the District of Columbia Circuit and the United States Supreme Court. Mr. Donahue is a member of the American Hotel & Lodging Association’s General Counsels Committee, and the Academy of Hospitality Industry Attorneys.

The actions of our sub-property manager are overseen by its board of managers, which is comprised of Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. For a description of the backgrounds of Mr. Kahane, please see “Executive Officers and Directors.” A description of the background of Messrs. Schorsch and Barceló is set forth below:

Nicholas S. Schorsch has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Schorsch has served as chairman of the board of directors of AR Capital Acquisition Corp. since its formation in August 2014 and as a director of the general partner of American Energy Capital Partners-Energy Recovery Program, LP since its formation in October 2013. Mr. Schorsch has previously served as chief executive officer and director of various REITs and BDCs sponsored by the parent of our sponsor, AR Capital, LLC. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, LLC, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of AFRT from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University.

Simón Pedro Barceló Vadell has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Barceló is also co-president of the board of directors of Barceló Corporación Empresarial, S.A., which is a private, family owned hotel ownership and management business, among other lines of business. Mr. Barceló began working in his family’s company in 1993, after serving as a senator for Mallorca from 1989 – 1993. Mr. Barceló also has served as president of Exceltur (a lobby for tourism excellence) and a member of the board of directors of First Choice Holidays — British Touroperator. Between

May 2008 and October 2010, Mr. Barceló served as president of the Spanish Family Business Institute. Mr. Barceló obtained his law degree from the University of the Balearic Islands.

We have assembled a portfolio comprised of lodging properties and other assets in the hospitality industry. Our properties will serve guests on a daily basis. Our sub-property manager is responsible for managing certain of our properties, ensuring compliance with requirements set forth by the applicable hotel brand and, from time to time, making renovations as necessary to our properties, which could range from cosmetic to extensive. Additionally, our sub-property manager assisting us in underwriting assets and closing on certain acquisitions.

Our sub-property manager employs staff at the properties that it manages and also directs the purchase of equipment and supplies and supervise maintenance activity for certain of our properties. Our sub-property manager is responsible for the administration of leases, licenses and concession agreements for public spaces in our lodging properties, will keep the properties’ furniture, fixture and equipment in good order, negotiate and enter into, on behalf of us, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory and provisions required to conduct the business of our properties. The management fees and any other agreed fees paid to our sub-property manager cover, without additional expense to us, our sub-property manager’s general overhead costs. The principal office of our sub-property manager is located at 3950 University Drive, Suite 301, Fairfax, Virginia 22030.

See the section entitled “Conflicts of Interest” in this prospectus for a summary of the conflicts relating to AR Capital LLC’s ownership in our property manager and our sub-property manager.

Dealer Manager

Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by the parent of our sponsor, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for RFT, PECO II, UDF V, ARC NYCR, ARC Global II, ARC HT III, ARC RCA II, AERP, BDCA and BDCA II.

Our dealer manager is owned by RCAP, an entity which is under common control with the parent of our sponsor. Our dealer manager is an affiliate of both our advisor and our property manager. See “Conflicts of Interest”.

Name	Age	Position(s)
Edward M. Weil, Jr.	48	Chairman
William E. Dwyer III	57	Chief Executive Officer
Louisa Quarto	47	President
Michael Shuckerow	43	Chief Compliance Officer
Jennifer Round	38	Chief Operating Officer
Steve Rokoszewski	38	Executive Vice President

The backgrounds of Ms. Quarto and Messrs. Weil, Dwyer, Shuckerow and Rokoszewski are described below:

Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCAP, the parent company of our dealer manager, since February 2013 and as chief executive officer and a director since September 2014. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in

August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009 until November 2014. He has served as the executive vice president and secretary of the PECO advisor since its formation in December 2009. Mr. Weil served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010 until November 2014, and served as a director of ARC DNAV from September 2010 to August 2014. Mr. Weil served as a director of ARCP from March 2012 until June 2014. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil was an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of ARC Global from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013, and served as a director of ARCT V from January 2013 to September 2014. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil served as president, chief operating officer, treasurer and secretary of the PECO II advisor since July 2013 until October 2014. Mr. Weil served as chief executive officer and president of the general partner of AERP since its formation in October 2013 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since September 2014. Mr. Weil also served as treasurer and secretary of ARC NYCR, its advisor and property manager since April 2014 until November 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager since their respective formations in December 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC RCA II, and as president, chief operating officer, treasurer and secretary of the ARC RCA II advisor and property manager from their respective formations in April 2014 until October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager from their respective formations in April 2014 until November 2014. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President — National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of our dealer manager since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for our dealer manager include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008, Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division. Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series and 24 licenses.

Jennifer Round has served as the chief operating officer of our dealer manager since December 2014. Prior to joining our dealer manager, Ms. Round was the Head of Sales Analytics and Strategy at New York Life MainStay Investments from August 2014 until December 2014, where she was responsible for sales reporting, analytics and business strategy, and served as the National Sales Desk Manager at New York Life MainStay Investments, where she oversaw an internal sales force, from July 2010 until August 2014 . Ms. Round also previously served as the Vice President of Sales at Fidelity Investments from June 2008 until July 2010, where she led a team of internal sales consultants on providing advisors with charitable, wealth and tax planning solutions. She received her B.S. degree from the University of New Hampshire in 1998 and a Juris Doctorate degree from the New England School of Law in 2009. Ms. Round has her Series 7, 63 and 24 licenses.

Steve Rokoszewski joined the dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the internal wholesalers of our dealer manager. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining our dealer manager, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.

Transfer Agent

Our transfer agent is owned by RCAP, which is under common control with the parent of our sponsor. While our transfer agent does not process your subscription agreement or certain forms directly, our transfer agent provides customer service to you. Additionally, our transfer agent supervises third-party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent conducts transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs sponsored or co-sponsored directly or indirectly by the parent of our sponsor.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Jonathan P. Mehlman and Edward T. Hoganson, and our advisor seeks to invest in hotel properties on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Certain Relationships and Related Transactions

Advisory Agreement.  We entered into an advisory agreement with our advisor on January 7, 2014, whereby our advisor will manage certain aspects of our day-to-day operations. We will pay our advisor certain fees, distributions and expense reimbursements pursuant to the advisory agreement. See “Management Compensation” for a description of such fees and expense reimbursements and amounts paid and estimated to paid on their account.

Our advisor incur fees for the following services provided by our dealer manager, its affiliates and entities under common ownership with our advisor: transfer agency services provided by an affiliate of our dealer manager; ongoing registration maintenance and transaction management services provided by an affiliate of our dealer manager due diligence services provided to the dealer manager or any selected broker-dealer by an affiliate of our dealer manager.

Jonathan P. Mehlman, our chief executive officer and president, is the chief executive officer and president of our advisor. Edward T. Hoganson is the chief financial officer, treasurer and secretary of our company and our advisor. For a further description of the Advisory Agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Property Management Agreement and Sub-Property Management Agreements.  We, directly or indirectly through our taxable REIT subsidiaries, have entered into property management and leasing agreements with our property manager with respect to the properties we acquire. Our property manager, in turn, has entered into sub-property management agreements with our sub-property manager and third-party sub-property managers. The parent of our sponsor controls both through its ownership of all of the membership interests in our property manager and 60% of the membership interests in our sub-property manager.

Pursuant to the sub-property management agreements, our sub-property manager or a third-party sub-property manager employs a staff at the properties it manages and also directs the purchase of equipment and supplies and supervises maintenance activity for the properties it manages. Our sub-property manager or a third-party sub-property manager is responsible for the administration of leases, licenses and concession agreements for public spaces in the properties it manages, keeps the properties’ furniture, fixture and equipment in good order, negotiates and enters into, on our behalf, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory and provisions required to conduct the business of our properties. The management fees and any other agreed fees paid to our sub-property manager cover, without additional expense to us, our sub-property manager’s general overhead costs. For a further description of the arrangement with our sub-property manager and our third-party sub-property managers, including and amounts paid and estimated to paid on their account, see “Management Compensation.”

Dealer Manager Agreement.  On January 7, 2014, we entered into a dealer manager agreement with our dealer manager. We will pay to our dealer manager a selling commission and dealer manager fee and reimburse it for certain expenses. Nicholas S. Schorsch and William M. Kahane, the executive chairman of our board of directors, together indirectly own a majority of the combined voting power of and a substantial economic interest in our dealer manager. For a further description of this agreement, including the amounts paid, see “— General — Our Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest.”

Agreements with RCAP Related to the Acquisition of the Grace Portfolio.  In connection with the acquisition of the Grace Portfolio, we entered into an agreement to pay $1.0 million to RCS Advisory Services, LLC, or RCS Advisory, for transaction management services in connection with the acquisition of the Grace Portfolio which supplement, but do not overlap with, the similar services that are provided to us in the ordinary course of our operations a services agreement with RCS Advisory for services provided to us on behalf of our advisor based on time and expenses incurred.

During the period from our inception on July 25, 2013 to February 27, 2015, the date we completed the acquisition of the Grace Portfolio, we had paid $0.6 million on account of this agreement. We will pay an additional $0.1 million under this agreement following February 27, after which no further amounts will become due.

We have also entered into an agreement with the investment banking division of our dealer manager, to provide strategic and financial advice and assistance in connection with the acquisition of the Grace Portfolio. We will pay a fee equal to 0.25% of the total transaction value for these services. See “Description of Potential Real Estate Investments — Grace Acquisition” for more information about the acquisition of the Grace portfolio.

As of February 27, 2015, the date we completed the acquisition of the Grace Portfolio, we had not yet paid any amounts on account of this agreement, although we expect to pay approximately $4.5 million.

Our dealer manager and RCS Advisory are wholly owned subsidiaries of RCAP, a public company listed on the New York Stock Exchange which is under common control with the parent of our sponsor.

Personal Guarantees of the Individual Members of the Parent of Our Sponsor.  In connection with the issuance of the Grace Preferred Equity Interests on February 27, 2015, certain individual members of the parent of our sponsor, including Messrs. Schorsch and Kahane, agreed to personally guarantee the obligation of our wholly owned subsidiaries to redeem all $447.1 million of Grace Preferred Equity Interests issued and certain limited recourse obligations, as well as provide indemnification to affiliates of the sellers of the Grace Portfolio with respect to environmental obligations. In connection with the assumption of the Assumed Grace Indebtedness, those same individuals agreed to provide a supplemental guaranty of certain indemnification obligations of affiliates of the sellers of the Grace Portfolio with respect to certain limited recourse and environmental indemnities provided to the lenders under the Assumed Grace Indebtedness. For a further description of these arrangements, see “Description of Real Estate Investments — Financial Obligations — Grace Acquisition Financing.

Additionally, in connection with the MD/RI Loan, we (together with AR Capital, LLC and certain of its individual members, including Messrs. Kahane and Schorsch) agreed to guarantee (x) any losses that German American Capital Corporation may incur as a result of the occurrence of certain bad acts of the borrowers, operating lessees and/or our operating partnership, and (y) the payment of the MD/RI Loan upon the occurrence of certain other significant events, including bankruptcy and transfers in violation of the MD/RI loan documents. Additionally, we (together with AR Capital, LLC and certain of its individual members, including Messrs. Kahane and Schorsch) agreed to indemnify German American Capital Corporation against any environmental liability German American Capital Corporation may incur resulting from environmental issues at the Baltimore Courtyard® by Marriott Hotel or the Providence Courtyard® by Marriott Hotel, two of the hotels in the Barceló Portfolio. See “Description of Real Estate Investments — Financial Obligations — MD/RI Loan.”

We did not, nor are we required or expected to, make any payments to any of these individuals in connection with their making the guarantees described above.

Improvements Promissory Note.  On March 21, 2014, we, through our operating partnership, executed a promissory note in favor of our sub-property Manager in the amount of approximately $1.78 million. The proceeds of this promissory note were used to make certain improvements and upgrades to certain of the hotels in the Barceló Portfolio. The promissory note bore interest at a fixed rate of 4.5% per annum, with interest payable quarterly in arrears until it was repaid in full on April 6, 2015. During the period the promissory note was outstanding, we paid $0.1 million in interest on account of the promissory note.

CARP, LLC Promissory Note.  In connection with the agreement we entered into on May 22, 2014 to acquire the Grace Portfolio, we were required to pay a $50.0 million customary earnest money deposit, which was partially funded by the execution by us of a $45.0 million promissory note in favor of CARP, LLC, an entity under common ownership with our sponsor. The promissory note was executed on May 27, 2014 and scheduled to mature on May 27, 2015, with interest accruing on the principal amount at a rate of 6.0% per annum commencing on July 1, 2014. As of August 18, 2014, we had repaid the promissory note in full. During the period the promissory note was outstanding, we paid $0.2 million in interest to CARP, LLC.

MANAGEMENT COMPENSATION

Our advisor and its affiliates have and will receive compensation and reimbursement for services relating to this offering and our ordinary course of operations. The most significant items of compensation and reimbursement are included in the table below. In addition, we have entered into agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition. See “Conflicts of Interest — Agreements with RCAP Related to the Grace Acquisition.” During the period from our inception on July 25, 2013 through December 31, 2014, the amount of compensation, fees, distributions and expense reimbursements that we paid or reimbursed to the respective affiliates of our sponsor including our advisor and our dealer manager was $40.2 million. In addition, as of December 31, 2014, $7.1 million was accrued and unpaid. The following table summarizes all such compensation, fees, distributions and expense reimbursements that we pay or reimburse to the respective affiliates of our sponsor including our advisors and our dealer manager. The table also summarizes fees to be paid to our independent directors. Unless otherwise noted, the fees to be paid and expenses to be reimbursed described in this section are paid or reimbursed to our advisor, an affiliate of our sponsor.

Except if a form of payment or distribution is specifically provided for, our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” No effect is given to any shares sold through the DRIP.

For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated, pursuant to approval by our board of directors; in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage or the amount actually paid or allocated, pursuant to approval by our board of directors, in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Organization and Offering Stage
Selling Commissions — Dealer Manager	Our dealer manager is paid 7.0% of the per share purchase price of shares in our primary offering, which will initially be up to $25.00. No selling commissions are paid on sales of shares under the DRIP. Our dealer manager reallows all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commissions and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our common stock. The total amount of	$16,620,000/$140,000,000(1)

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP).
Dealer Manager Fee — Dealer Manager	Our dealer manager is paid up to 3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the DRIP or to “Friends.” The dealer manager reallows all or a portion of its dealer manager fees to participating broker-dealers.	$7,478,000/$60,000,000(1) (assumes a 3% dealer manager fee)
Other Organization and Offering Expenses — Advisor and its Affiliates	We reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 2.0% of the gross proceeds from our primary offering.(2)	$3,915,000/$40,000,000
Operational Stage
Acquisition Fees — Advisor and its Affiliates	We pay to our advisor or its assignees 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment. This acquisition fee is reflective of services performed by our advisor in connection with selecting assets for acquisition and covers these services until such time as our advisor has submitted a letter of intent to the seller to purchase such asset and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses reimbursable to our advisor, as described in “Acquisition Expenses — Our Advisor Third Parties and our Advisor’s Affiliates” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) will not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.(3)(4)(13)	$1,598,000/$47,480,000 assuming we incur our expected leverage of 50% calculated after the close of this offering and once we have invested substantially all the proceeds of this offering
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
payable with respect to our portfolio of investments, calculated after the close of this offering and once we have invested substantially all the proceeds of this offering, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all of our loans or other investments.
Acquisition Expenses — Our Advisor, Third Parties and our Advisor’s Affiliates	We reimburse our advisor for the expenses and third-party costs actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we also pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.	$5,270,000/Not determinable at this time.
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of (A) the contract purchase price of each property and (B) the amount advanced for each loan or other investment.
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, calculated after the close of this offering and once we have invested substantially all the proceeds of this offering, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all of our loans or other investments.
Financing Coordination Fee — Our Advisor and its Affiliates	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we pay the advisor or its assignees a financing coordination fee equal to 0.75% of	$815,000/Not determinable at this time.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.
Asset Management Subordinated Deferred Participation — Our Advisor	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we estimate NAV.(5)	As of December 31, 2014, 27,821 Class B Units had been issued to the advisor in connection with this arrangement. Because the subordinated deferred participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.
Our advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated deferred participation at the same rate as distributions we receive on the OP Units we hold in our operating partnership; such distributions will be in addition to the incentive fees the advisor and its affiliates may receive from us, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.(6)
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.
Operating Expenses — Our Advisor and its Affiliates	We reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each	None./Not determinable at this time.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
month during the period. Additionally, we do not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We do not reimburse the advisor for salaries, bonuses or benefits to be paid to our executive officers.
Grace Acquisition Fees — Our Advisor and its Affiliates	In connection with the acquisition of the Grace Portfolio, we entered into an agreement to pay $1.0 million to RCS Advisory Services, LLC, or RCS Advisory, for transaction management services in connection with the acquisition of the Grace Portfolio which supplement, but do not overlap with, the similar services that are provided to us in the ordinary course of our operations pursuant to a services agreement with RCS Advisory for services provided to us on behalf of our advisor based on time and expenses incurred.
We have also entered into an agreement with the investment banking division of our dealer manager, to provide strategic and financial advice and assistance in connection with the acquisition of the Grace Portfolio. We will pay a fee equal to 0.25% of the total transaction value for these services. See “Description of Potential Real Estate Investments — Grace Acquisition” for more information about the acquisition of the Grace portfolio.
	Our dealer manager and RCS Advisory are wholly owned subsidiaries of RCAP, a public company listed on the New York Stock Exchange which is under common control withthe parent of our sponsor.	During the period from our inception on July 25, 2013 to February 27, 2015, the date we completed the acquisition of the Grace Portfolio, we had paid $0.6 million on account of the transaction management services agreement. We will pay an additional $0.1 million under this agreement, after which no further amounts will become due. As of February 27, 2015, we had not yet paid any amounts on account of the strategic and financial advice agreement, although we expect to pay approximately $4.5 million.
Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager	We pay a property management fee of up to 4.0% of the monthly gross receipts from the properties to our property manager. Our property manager in turn pays a portion of the property management fees to our sub-property manager or a third-party sub-property manager, as applicable.	2,841,000/Not determinable at this time.
We reimburse the costs and expenses incurred by any sub-property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of any sub-property manager.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
We do not, however, reimburse any sub- property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub- property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.
We also pay to our sub-property manager an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by our sub- property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. We may, in the future, pay similar fees to third-party sub-property managers.
For purposes of this prospectus, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.
Independent Director Restricted Stock Awards — Independent Directors	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), our advisor and its affiliates and their respective employees, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock.	See “Management — General — Director Compensation” for grants made during 2014. Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Independent Director Compensation — Independent Directors	We pay to our lead independent director a retainer of $55,000 per year in addition to the retainer of $30,000 per year that we pay to all of our independent directors, plus $2,000 for each board or board committee meeting the	The independent directors, as a group, receive for a full fiscal year: (i) estimated aggregate compensation

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
	director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting, and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board of directors and one or more committees in a single day, the fees are limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also pay each independent director for each external seminar, conference, panel, forum or other industry- related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of our company, in the following amounts:	of approximately $175,000 and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors). See “Management — General — Director Compensation” for amounts paid during 2014.
• $2,500 for each day of an external seminar, conference, panel, forum or other industry- related event that does not exceed four hours, or
• $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)
Liquidation/Listing Stage
Real Estate Commissions — Advisor and its Affiliates	For substantial assistance in connection with the sale of a property in which our advisor or its affiliate or agent provides a substantial amount of services, we pay such entity a real estate commission equal to 2.0% of the contract sales price of that property, but in no event will that commission be greater than one-half of the total brokerage commission if a brokerage commission is paid to a third-party broker in addition to the real estate commission paid to our advisor or its affiliate or agent; provided, however, that in no event may the sum of the real estate commissions paid to our advisor and its affiliates and agents and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	None./Not determinable at this time.
Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including an investment analysis, a property description and other due diligence information) or certain other substantial services performed by the advisor or its affiliate or agent in connection with a sale.
Annual Subordinated Performance Fee — Advisor and its Affiliates(7)	We may pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to stockholders, payable monthly in arrears, such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors (which is the aggregate of an amount equal to 100% of the average original issue price of our shares), our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to our advisor may not exceed 10.0% of the aggregate return for such year, and that the amount, while accruing annually in each year the 6.0% return is attained, will not actually be paid to our advisor unless and until investors receive a cumulative return of capital contributions. This fee will be payable only from realized appreciation in the company’s assets upon sale, other disposition or refinancing of such assets, which results in our return on stockholders’ capital exceeding 6.0% of the average original issue price of our shares per annum.	None./Not determinable at this time.

Type of Compensation and Recipient	Determination of Amount	Actual Amount as of December 31, 2014/Estimated Amount for Maximum Offering (80,000,000 shares)

Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange) — The Special Limited Partner and its Affiliates(6)(7)(8)	The special limited partner is entitled to receive from time to time, when available, including in connection with a merger, consolidation or sale or other disposition of all or substantially all of our assets, distributions from our operating partnership equal to 15.0% of the “net sales proceeds” (as defined in our charter) remaining after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange) — The Special Limited Partner and its Affiliates(6)(7)(9)	Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, the special limited partner will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution upon Termination of the Advisory Agreement — The Special Limited Partner and its Affiliates(7)(9)(10)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.

(1)	The combined selling commissions, dealer manager fee and such non-cash compensation will not exceed 10% of gross proceeds of this offering, which we refer to as FINRA’s 10% cap. Our dealer manager will repay to the company any excess over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount of offering proceeds, but before reaching the maximum amount of offering proceeds. Until the NAV pricing date, the per share purchase price for shares in our primary offering will be $25.00 (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). Following the NAV pricing date, the per share purchase price for our shares in our primary offering will be equal to the per share NAV plus selling commissions and dealer manager fees. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share
(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to soliciting dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of this offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Pursuant to the terms of our advisory agreement, our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of the primary offering, which may include reimbursements to our advisor for due diligence fees included in a detailed and itemized invoice.
(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of any fees in common stock, prior to the NAV pricing date, each share of common stock will be issued at the per share offering price of shares in this offering minus the maximum selling commissions and dealer manager fee allowed in this offering. Thereafter, each share of common stock will be issued at a price equal to the applicable per share NAV.
(4)	The acquisition fee will be payable with respect to reinvestment only, if during the period ending two years after this close of the primary offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor 1.5% of (A) the contract purchase price of each property acquired and (B) the amount advanced for a loan or other investment; provided, however, that in no event shall the aggregate acquisition fees and expenses (including any financing coordination fee) paid in respect of our total reinvestments exceed 4.5% of (A) the contract purchase price of our portfolio and (B) the amount advanced for all loans or other investments.
(5)	For example, if the cost of assets (consisting of the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees and assuming no debt) we hold with respect to a quarter equals $50,000,000, we paid no oversight fee to our property manager during that quarter, and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.67 Class B Units would be issuable to our advisor calculated as follows:

((50,000,000 × 0.1875%) – 0) ÷ $22.50 = 4,166.67.

Assuming the same facts as the prior sentence but instead we paid our property manager an oversight fee of $100,000 during such quarter, no Class B Units would be issuable and $6,250 of the oversight fee would be carried forward to the next quarter calculated as shown below:

(50,000,000 × 0.1875%) – 100,000 = -6,250

and added to any additional oversight fee paid during the next quarter in determining the number of Class B Units issuable in that quarter.
(6)	Neither our advisor nor any of its affiliates (including the special limited partner) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. The portion of the subordinated participation in net sales proceeds that our special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to our special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.
(7)	For example, for each of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement, should investors contribute capital of $2.0 billion, the special limited partner would receive 15.0% of the “net sales proceeds” or, as applicable, market value that exceeds $2.12 billion. Therefore, if the “net sales proceeds” or market value for these purposes equaled $2.2 billion, the special limited partner would be entitled to receive 15% of the $80.0 million difference between the “net sales proceeds” or market value, as applicable, and the hurdle of $2.12 billion, or $12.0 million. For the annual subordinated performance fee, if our stockholders’ capital equaled $2.0 billion and we generated a $200.0 million return in the applicable year, our 6.0% threshold equaling $120.0 million, we would be entitled to 15% of the $80 million excess return, or $12.0 million, which would not exceed 10.0% of the aggregate $200.0 million return, or $20.0 million.
(8)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the included assets (as defined below), or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (x) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the annual subordinated performance fee, as applicable. “Included assets” means the fair market value of the investments owned as of the date of the investment liquidity event or the termination date of the advisory agreement, as applicable, and the investments acquired after such date for which a contract to acquire such investment had been entered into as of such date.
(9)	The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. If any previous payments of the subordinated participation in net sales proceeds or the annual subordinated performance fee, as applicable, will offset the amounts due pursuant to the subordinated incentive listing distribution, then we will not be required to pay our advisor or its affiliates any further subordinated participation in net sales proceeds.
(10)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the annual subordinated performance fee, as applicable. In addition, at the time of termination, the special limited partner may elect to defer their right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner or advisor of the subordinated participation in net sales proceeds or the annual subordinated performance fee, as applicable.
If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds or the annual subordinated performance fee, as applicable. If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation the special limited partner and its affiliates may receive.

Historically, due to the apparent preference of the public markets for self-managed companies, non-traded REITs have engaged in internalization transactions (an acquisition of management functions by the REIT from its advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor, the special limited partner, or any of their affiliates solely related to any internalization transaction (an acquisition of management functions by us from our advisor) in the future.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5.0%, as applicable, of our outstanding shares. As of March 31, 2015, we had approximately 9,500 stockholders of record and approximately 16.7 million shares of our common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
American Realty Capital Hospitality Special Limited Partner, LLC(2)	8,888	*
AR Capital, LLC(2)	22,222	*
William M. Kahane	—	*
Jonathan P. Mehlman	5,818	*
Edward T. Hoganson	231	*
Abby M. Wenzel(3)	2,667	*
Stanley R. Perla(4)	3,111	*
Robert H. Burns(5)	1,333	*
All directors and executive officers as a group (6 persons)	44,270	*

(1)	The business address of each individual or entity listed in the table is 405 Park Avenue — 14th Floor, New York, New York 10022.
(2)	American Realty Capital Hospitality Special Limited Partner, LLC is 100% owned by AR Capital, LLC, which is controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Includes 2,667 restricted shares held by Ms. Wenzel which vest over a five-year period following the grant date in increments of 20% per annum.
(4)	Includes 2,667 restricted shares held by Mr. Perla which vest over a five-year period following the grant date in increments of 20% per annum.
(5)	Includes 1,333 restricted shares held by Mr. Burns which vest over a five-year period following the grant date in increments of 20% per annum.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager, our sub-property manager, our dealer manager or their affiliates. Certain of these parties have legal and financial obligations with respect to other REIT programs sponsored by the parent of our sponsor, entities and investors that are similar to their obligations to us. In the future, some of these parties and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Our Sponsor and its Affiliates

Mr. Kahane is also an officer or director of ARC RCA, ARC RCA II, ARC HT II, ARCT V, ARC DNAV, ARC NYCR, ARC Global, ARC Global II, ARC HT III and RFT, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is also executive chairman of NYRT, a REIT sponsored by the parent of our sponsor that is listed on the New York Stock Exchange. Mr. Kahane is also a director of BDCA and BDCA II, which are public, non-traded business development companies sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acts as dealer manager. Mr. Kahane is also a director of the general partner of AERP, a non-traded oil and gas limited partnership sponsored by an entity under common control with our sponsor, advised by affiliates of our sponsor and for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our property manager, our sub-property manager, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, our sub-property manager, our dealer manager or any of their respective affiliates.

These individuals also owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager, property manager and sub-property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to continue to pay distributions to you and to maintain or increase the value of our assets. If these individuals act or fail to act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

AR Capital, LLC, the parent of our sponsor, has entered into a services agreement with RCS Advisory Services, LLC, or RCS Advisory, pursuant to which RCS Advisory provides us and other programs sponsored directly or indirectly by AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. In addition, we have entered into agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition. As explained in the following paragraph, RCS Advisory is an entity under common control with our sponsor, and therefore these agreements are related party transaction which were not negotiated at arms-length. The services agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days. The terms of the agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition are described under “— Agreements with RCAP Related to the Grace Acquisition.”

Each of our dealer manager, our transfer agent and RCS Advisory, is an indirect subsidiary of RCAP. RCAP Holdings, LLC, or RCAP Holdings, which is directly or indirectly controlled by Messrs. Schorsch and Kahane, owns the sole outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of the sole outstanding share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which include our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are directly or indirectly controlled by Messrs. Schorsch and Kahane and under common control with the parent of our sponsor.

RCAP, an entity under common control with the parent of our sponsor, has assembled an independent retail advice platform consisting of various independent retail broker-dealer businesses. One or more of those broker-dealers may become a selling group participant for this offering and act as a selling group participant for other offerings sponsored directly or indirectly by the parent of our sponsor. The broker-dealers that are part of RCAP’s independent retail advice platform are managed independently from our dealer manager with respect to their business and strategic decisions and RCAP does not require any of these broker-dealers to sell the securities of any offering sponsored directly or indirectly by the parent of our sponsor, including this offering. The individual broker-dealers and financial advisors employed by firms that are part of RCAP’s independent retail advice platform, consistent with their obligations under FINRA rules and the policies and procedures of their respective firms, determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale. Notwithstanding these obligations, sales of our common stock by selling group participants that are part of RCAP’s independent retail advice platform indirectly provide revenues and net income to the parent of our sponsor through its economic interest in RCAP.

Competition for Investors

We expect that several publicly offered programs sponsored directly or indirectly by the parent of our sponsor and its affiliates, including RFT, PECO II, UDF V, ARC NYCR, ARC Global II, ARC RCA II, ARC HT III, AERP, BDCA, BDCA II, ARC NYCR II and others, will be raising capital in their respective public offerings concurrently with at least a portion of the duration of this offering. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with this offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with this offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital. The parent of our sponsor generally seeks to reduce the conflicts that may arise among their various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored directly or indirectly by our sponsor will be raising capital and which will compete with us for investment capital.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other programs sponsored directly or indirectly by the parent of our sponsor for the acquisition, development or improvement of properties or other investments that meet our investment objectives provided such joint ventures are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the joint venture.

Our advisor has some of the same executive officers and key employees as other affiliates of the parent of our sponsor, and these persons may face conflicts of interest in determining whether and which program sponsored by the parent of our sponsor or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other programs sponsored by AR Capital, LLC or affiliated entities own properties, and we lease such properties to tenants. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our sponsor or an affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by the parent of our sponsor or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or our sponsor’s affiliates seek to employ developers, contractors, building managers or other third parties. Our sponsor and its affiliates seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsor and its affiliates also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in, and they will continue to engage in, other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs sponsored directly or indirectly by AR Capital, LLC and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other programs sponsored by the parent of our sponsor. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. We believe that certain executive officers of our advisor, property manager and sub-property manager will devote a large portion of their time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than described above.

Some of the officers and key personnel of our advisor serve in similar capacities for the advisors of each of the other REITs sponsored by AR Capital, LLC referred to above. Some of these other REITs have just reached the operational stage, when the REIT is initially effecting selling efforts and identifying acquisitions. Based on AR Capital, LLC’s experience in sponsoring multiple non-traded REITs, a significantly greater time commitment is required for such REITs than for REITs that have been in operations for a longer period of time. Thus, the officers and key personnel of our advisor are expected to spend a substantial portion of their time on activities unrelated to us, reducing the amount of time they may devote to us.

Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and asset management subordinated deferred participation interests;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation in net sales proceeds;
•	acquisitions of properties and other investments and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated deferred participation interests;
•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored directly or indirectly by the parent of our sponsor, which may entitle affiliates of our sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition fees and asset management subordinated deferred participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive distribution; and
•	whether and when we seek to sell our company or its assets, which sale could entitle the special limited partner to a subordinated participation in net sales proceeds.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the purchase price of the investment, including the amount of any loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to recommend that we incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. These engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” We have entered into such agreements with affiliates of our dealer manager including in connection with the Grace Acquisition. In addition, because the fees under these agreements, similar to the other agreements described above, are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices. See “— Agreements with RCAP Related to the Grace Acquisition.”

Our Board’s Loyalties to Current and Possibly to Future Programs Sponsored by AR Capital, LLC

All of our directors are also directors of other programs of AR Capital, LLC. The loyalties of our directors serving on the boards of these other entities or possibly on the boards of future programs sponsored directly or indirectly by the parent of our sponsor may conflict with the fiduciary duties they owe to us and may influence the judgment of our board when considering issues for us that also may affect other programs sponsored directly or indirectly by the parent of our sponsor, such as the following:

•	We could enter into transactions with other programs sponsored directly or indirectly by the parent of our sponsor, such as property sales, acquisitions, joint ventures or financing arrangements. Decisions of our board of directors regarding the terms of those transactions may be influenced by certain members of our board of directors and their loyalties to other programs sponsored directly or indirectly by the parent of our sponsor.
•	A decision of our board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored directly or indirectly by the parent of our sponsor.
•	A decision of our board of directors regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored directly or indirectly by the parent of our sponsor.

Our Executive Officers and Our Directors are Affiliates of Our Advisor, Our Property Manager, Our Sub-Property Manager and Their Respective Affiliates

Our executive officers, our directors, and the key real estate professionals at our advisor and property manager are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of:

•	our advisor;
•	our dealer manager;
•	our property manager and our sub-property manager; and
•	other programs sponsored directly or indirectly by AR Capital, LLC (see the “Prior Performance Summary” section of this prospectus with respect to the parent of our sponsor).

As a result, they have loyalties to each of these programs, their stockholders and members and limited partners advised by entities affiliated with our sponsor. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Transactions Best Practices Policy

Our board of directors has adopted best practices guidelines on affiliated transactions that prevent us, with certain exceptions, from entering into co-investments or any other business transaction with any other entity affiliated with our sponsor. The exceptions under the guidelines do, however, allow us to enter into (i) transactions specifically contemplated by this prospectus, (ii) roll-up transactions that comply with the requirements set forth in our charter (provided that the roll-up transaction is not with programs sold through broker-dealers and sponsored by the parent of our sponsor), and (iii) funding transactions, including loans, with our advisor or another entity affiliated with our sponsor. Except when in connection with permitted roll-up transactions, we may not purchase any asset from, or sell any asset to, any entity affiliated with our sponsor.

Affiliated Dealer Manager

Since our dealer manager is owned by an entity under common control with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Our dealer manager also is the dealer manager in other offerings, including offerings sponsored directly or indirectly by the parent of our sponsor, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored directly or indirectly by our sponsor and other third-party sponsors that will be conducted concurrently with this offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with this offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker-dealer capable of simultaneously distributing multiple direct investment programs. Our dealer manager and the other subsidiaries of RCAP, which is under common control with the parent of our sponsor, have a team of professionals which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely.

Our dealer manager has adopted a best practices policy related to affiliated transactions applicable to all the issuers whose securities are traded on the dealer manager’s platform. This guideline requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict the issuer from entering into co-investment or other business transactions with another investment program sponsored by the parent of our sponsor and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. We have adopted guidelines to comply with the foregoing requirement. Our dealer manager will monitor each such issuer for its compliance with these guidelines. Our dealer manager also will monitor the adoption of similar guidelines in the direct investment industry and will review the guidelines on a no less frequent than annual basis.

Property Manager and Sub-Property Manager

Our property manager is indirectly wholly owned and controlled by Messrs. Schorsch and Kahane. Mr. Mehlman serves as chief executive officer and president of our property manager. Mr. Hoganson serves as chief financial officer, treasurer and secretary of our property manager. We, directly or indirectly through our taxable REIT subsidiaries, enter into agreements with our property manager, which, in turn, engages our sub-property manager or a third-party sub-property manager to manage of our hotel properties. As of March 31, 2015, 40 of the hotel assets we have acquired are managed by our sub-property manager and 82 of the hotels assets we have acquired are managed by third-party sub-property managers.

The hotel management agreements with the third-party sub-property managers generally have an initial term of approximately five years, renewable at our option for one-year terms, and are generally terminable by us subject to 90 days’ notice. The hotel management agreements with our sub-property manager have a 20-year term, automatically renewable for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons. Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager. See “Description of Real Estate Investments — The Barceló Portfolio.”

For their services under these hotel management agreements, our property manager and either our sub property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub Property Manager.”

Because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making these decisions because of the compensation that will be paid to our sub-property manager. In addition, our sub-property manager will face competing demands for its time while it enters into management agreements with hotels not owned by us in the ordinary course of business.

Valuation Conflicts

Commencing with the NAV pricing date, the asset management subordinated deferred participation paid to our advisor will be based on NAV, which our advisor is responsible for calculating with the material assistance or confirmation of the independent valuer. Appraisals and valuations of our properties and investments in real estate related assets, which are used to calculate NAV, are estimates and may not correspond to the amount that may be realized by our company upon a sale of such. Our advisor may be motivated to establish NAV at higher amounts than amounts that could actually be realized upon a sale of our assets because higher NAV will result in higher compensation to our advisor.

We will also compensate our independent valuer for providing appraisals of our properties as described in “Valuation Policies — Valuation of Our Properties.” The compensation we will pay to our independent valuer has been approved by our board of directors, including a majority of our independent directors and is based on standard market terms. Such compensation is a fixed fee based upon the complexity of the appraisal and time scale for completion, plus any out-of-pocket expenses. The compensation is not based on the value of the real property contained in the appraisal.

Lack of Separate Representation for Us, Our Advisor and Its Affiliates

Proskauer Rose LLP acts, and may in the future act, as counsel to us, our advisor, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the code of professional responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, our advisor, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with other programs sponsored directly or indirectly by the parent of our sponsor (as well as other parties). See the section entitled “Investment Objectives and Criteria” in this prospectus. Our advisor and its affiliates may have conflicts of interest in determining that affiliated programs should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor, the special limited partner and their affiliates, including acquisition fees, real estate brokerage commissions and participation in non-liquidating net sales proceeds. However, the fees and compensation payable to our advisor, the special limited partner and their affiliates relating to the sale of properties will only be payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital (other than any sales commissions, which are based on and deducted from the contract sales price of the property sold). Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees generally will be payable to our advisor, the special limited partner and their affiliates regardless of the quality of the properties acquired or the services provided to us. Fees payable to our advisor are based on the purchase price of the properties acquired and may create an incentive for our advisor to accept a higher purchase price that may not be in the best interest of our stockholders. See the section entitled “Management Compensation” in this prospectus.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. However, our advisor may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact the advisor may receive more value from a listing rather than a liquidation. For example, the special limited partner, an affiliate of our advisor, will receive its incentive fee in the form of shares of common stock upon a listing, which may be worth more than such fees paid in cash upon liquidation. Furthermore, the special limited partner will defer its tax liability in a listing situation which may be beneficial. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor, the special limited partner or any of their affiliates solely related to any internalization (an acquisition of management functions by us from our advisor) in the future.

Agreements with RCAP Related to the Grace Acquisition

In connection with the Grace Acquisition, we entered into an agreement to pay $1.0 million to RCS Advisory Services, LLC, a wholly owned subsidiary of RCAP, for transaction management services in connection with the Grace Acquisition which supplement, but do not overlap with, the similar services that are provided to us in the ordinary course of our operations under the services agreement with RCS Advisory Services, LLC described above under “— Our Sponsor and its Affiliates.”

We have also entered into an agreement with the investment banking division of our dealer manager, to provide strategic and financial advice and assistance in connection with the Grace Acquisition, such as performing financial advisory and analysis services, due diligence and negotiation of the financial aspects of the acquisition. We will pay a fee equal to 0.25% of the total transaction value for these services. See “Description of Potential Real Estate Investments — Grace Acquisition” for more information about the Grace Acquisition.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions or we have adopted policies relating to: (1) transactions we enter into with our sponsor, our directors, our officers, our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions and policies include, among others, the following:

•	We will not purchase or lease properties in which our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an appraiser which has no material current or prior business or personal relationship with our directors or our advisor. We will not sell or lease properties to our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us. If a related party transaction is approved by our board, our advisor and its affiliates will be entitled to receive fees and expense reimbursements in connection with the transaction on the same basis as if the transaction were with a third party.
•	We will not make any loans to our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates, other than loans to wholly owned subsidiaries and except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our advisor, our directors, our officers or their respective affiliates if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. For these purposes, amounts owed but not yet paid by us under the advisory agreement or any property management agreements, shall not constitute amounts advanced pursuant to a loan. We may not invest in joint ventures with our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates, unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company.
•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets as determined for the preceding four consecutive fiscal quarters, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and before any gain from the sale of our assets, as determined for the preceding four consecutive fiscal quarters. For these purposes, items such as organization and offering expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our advisor, acquisition fees and expenses, real estate commissions on the sale of properties and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the 12 months then ended exceed these limits, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our independent directors do not believe that exceeding the limit was justified, our advisor must reimburse us the amount by which the aggregate expenses exceed the limit.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other entities affiliated with our advisor and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and brand concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.
•	We will not accept goods or services from our sponsor, our advisor, any of our directors or any of their respective affiliates or enter into any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
•	We will not enter into co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any other ARC Program (as defined below), except as provided below. We may, from time to time, enter into a joint investment with a Delaware Statutory Trust, or a DST, or a group of unaffiliated tenant in common owners, or TICs, in connection with a private retail securities offering by a DST or to TICs, provided such investments are fully and promptly disclosed to our stockholders and we retain a controlling interest in the underlying investment, the transaction is approved by our independent directors after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. These investments must take the form of pari passu equity investments, and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. In the case of such co-investment, our advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio. Our board of directors will review this policy on an annual basis.
•	Our sponsor will not enter into co-investments or other business transactions with any ARC Program (as defined below) except for (i) transactions specifically contemplated by the prospectus of such ARC Program and exhibits thereto, as filed with the SEC upon initial effectiveness of such program’s current offering of securities, and (ii) funding, including loans, from the ARC Program’s advisor to the ARC Program in compliance with applicable law and in accordance with the terms of any operative agreements and other documents. Notwithstanding the foregoing, our sponsor will not, directly or indirectly, (i) purchase any asset from, or sell any asset to, any ARC Program or (ii) otherwise co-invest in any asset with any ARC Program, provided that the formation transactions in connection with the organization of ARCP are excluded from the foregoing restrictions and are permissible transactions under this policy. Our board of directors will review this policy on an annual basis.
•	All other transactions between us and our sponsor, our advisor, any of our directors or any of their respective affiliates require approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity, or a person, includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
•	any executive officer, director, trustee or general partner of such other person; and
•	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

As used above, (i) an “ARC Entity”, which includes us, is an investment program or other entity sponsored by the parent of our sponsor or otherwise controlled or sponsored, or in which ownership (other than certain minority interests describe below) is held, directly or indirectly, by Nicholas S. Schorsch and/or William M. Kahane, (ii) an “ARC Program”, which includes us, is any ARC Entity that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering and (iii) a publicly-traded REIT will not be deemed an ARC Entity or ARC Program solely as a result of ownership of shares by Nicholas S. Schorsch and/or William M. Kahane provided that (A) the total ownership by such individuals is less than 10% of the outstanding equity of the publicly-traded REIT, (B) neither Nicholas S. Schorsch nor William M. Kahane, nor any other officer or director of any other ARC Program, is an officer or director of such publicly-traded REIT or its external advisor (if any), and (C) such publicly-traded REIT is not controlled directly by Nicholas S. Schorsch and/or William M. Kahane.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. Our charter also empowers the independent directors to retain their own legal and financial advisors. A majority of the independent directors must approve matters relating to or act upon:

•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the first meeting of the board;
•	the duty of the board to establish written policies on investments and borrowing and to monitor the administrative procedures, our and our advisor’s investment operations and performance to assure that such policies are carried out;
•	our minimum capitalization;
•	the advisory agreement;
•	liability and indemnification;
•	the reasonableness of our fees and expenses;
•	limitations on organization and offering expenses;
•	limitations on acquisition fees and acquisition expenses;
•	limitations on total operating expenses;
•	limitations on real estate commissions on resale of property;
•	limitations on incentive fees;
•	advisor compensation;
•	the independent directors’ periodic duty to review our investment policies;
•	the authority to select an independent appraiser to determine the fair market value that we pay for real estate that we acquires both (x) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (y) whenever we acquire property from the advisor, the directors, the sponsor or their affiliates;
•	the restrictions and procedures relating to meetings of stockholders;
•	the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the board, to vote to elect the directors;
•	the requirements of any reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw;
•	the adoption of an extension of our liquidity deadline or a plan of liquidation; and
•	the requirement that a majority of independent directors approve matters relating to modifications to their duties and restrictions.

The following chart shows the ownership structure of the various entities that are affiliated with us and our advisor, and their affiliates.

(1)	The investors in this offering own common shares of stock in us.
(2)	Our sponsor and its parent, AR Capital, LLC, are controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Our properties are held in special purpose entities.
(4)	Through its controlling interest in the advisor, the special limited partner is entitled to receive the subordinated participation in net sales proceeds, the subordinated listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
(5)	The special limited partner is 100% owned by our sponsor.
(6)	Our dealer manager is owned by an entity which is under common control with the parent of our sponsor.
(7)	Each taxable REIT subsidiary that leases our properties has hired our property manager, which, in turn, has hired our sub-property manager or a third-party sub-property manager to manage such properties.

We submit our financial statements on a consolidated basis with our operating partnership in accordance with GAAP.

INVESTMENT OBJECTIVES AND CRITERIA

Investment Objectives

Our primary business objective is to maximize stockholder value by maintaining long-term growth in cash distributions and generating attractive risk-adjusted returns to our stockholders. To achieve this, we focus on maximizing the internal growth of our portfolio by acquiring properties that we believe have strong cash flow potential and dynamics. We seek to create a portfolio with the potential to generate attractive risk-adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire hotel properties at what we believe are attractive prices in the current economic environment.

Our core strategy for achieving these objectives is to acquire, own, manage and seek to enhance the value of lodging properties. We will adjust our investment focus from time to time based upon market conditions and our advisor’s and sub-property manager’s views on relative value as market conditions change.

As a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In addition, we can own up to 100% of the stock of a taxable REIT subsidiary. For U.S. federal income tax purposes, the REIT Modernization Act permits us to lease the lodging properties that we own to a taxable REIT subsidiary, rather than requiring us to lease them to a separate, unaffiliated entity. However, the lodging properties that we lease to a taxable REIT subsidiary must be operated by a third party, which may include our sub-property manager.

In order to comply with applicable REIT qualification rules, we will lease each of our lodging properties to wholly-owned taxable REIT subsidiaries or another lessee for their operation and management. We anticipate that substantially all of our lodging properties will be leased through taxable REIT subsidiaries which will enter into property management and leasing agreements with our property manager, which will, in turn, contract with independent property operators, such as our sub-property manager, to manage the day-to-day operations of our lodging properties. Any net profit earned by our taxable REIT subsidiaries, after payment of any applicable corporate level taxes, will be available for distribution to us.

We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

•	Lodging Properties. We have acquired and intend to continue to acquire primarily lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector.
•	Our Investment Model in the Current Economic Environment. We believe the current macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent discounts to replacement cost and provide potential for significant long-term value appreciation. Given the conditions of the current economic environment and the experience and expertise of our advisor and our sub-property manager, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio and maximize stockholder returns.
•	Our Lodging-Centric and Opportunistic Investment Strategy. Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in United States hotel revenue per available room, or RevPAR, has historically been closely correlated with growth in United States gross domestic product, or U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, as the United States economy continues to strengthen, we anticipate RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.

•	The Lodging Sector. The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures and repositioning. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.
•	Discount to Replacement Cost. We intend to purchase properties valued at a discount to replacement cost using current market rates.
•	Targeted Leverage. We seek to achieve a target leverage level of approximately 50% loan-to-value calculated after the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Monthly Distributions. We intend to begin funding monthly distributions with cash flow from operations.
•	Exit Strategy. We expect to sell our assets, sell or merge our company, or list our company within three to six years after the end of this offering. Our primary offering is expected to continue until January 7, 2016, two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue past January 7, 2017. If we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common control with the parent of our sponsor) to consider exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e. three to six months).

Primary Investment Focus

Our primary investment focus is to create value through prudent capital investments and aggressive asset management. We believe it is currently a unique time to accumulate a high quality portfolio in major and secondary markets at historically attractive prices with discount to replacement cost in a low interest rate environment. We will seek properties that meet the following investment criteria:

•	Strong location:
•	Hotel properties located in markets with higher barriers to entry, including those markets in the top 50 metropolitan areas, with a secondary focus on the next 100 markets, in close proximity to major market demand-generating locations and landmarks;
•	Hotels located in close proximity to multiple demand-generating landmarks, including businesses and corporate headquarters, retail centers, airports, medical facilities, tourist attractions and convention centers, with a diverse source of potential guests, including corporate, government and leisure travelers; and
•	Hotels located in markets exhibiting barriers to entry due to strong franchise areas of protection or other factors.
•	Market leaders: Hotel properties that are proven leaders in market share, setting the rates in the market and providing superior meeting space, services or amenities.
•	Good condition: Hotel properties that are well-maintained, as determined based on our review of third party property condition reports and other data obtained during our due diligence process.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other hotels both in the immediate vicinity and the geographic market where our hotels are located. Over-building of hotels in the markets in which we operate may increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized hotel brands with which we are not associated, as well as from other hotels associated with nationally recognized hotel brands with which we are associated.

Off-Market Opportunities

Our real estate professionals have expertise in real estate and finance which will enable us to acquire a diversified portfolio of hotel properties providing stockholders with a competitive risk-adjusted return. The management team is capable of purchasing and financing a large number of properties simultaneously, while minimizing risk, creating diversification, protecting yield and achieving the stated investment objectives. Key executives of our company, our advisor and our sub-property manager have over 50 years of collective experience in the lodging industry. Such executives also will use relationships that they have maintained with major financial institutions and lenders to provide access to debt capital and the ability to negotiate favorable debt terms on a property by property basis. The ability to achieve favorable debt terms allows us to lever stockholder equity prudently and meet our established investment objectives and returns.

Other Real Estate and Real Estate-Related Loans and Securities

Although not our primary focus, we may, from time to time, make investments in other real estate properties and real estate-related loans and securities. We do not expect these types of assets to exceed 10.0% of our assets after the proceeds of this offering have been fully invested, nor represent a substantial portion of our assets at any one time. If we do make such investments, we will primarily focus on investments in first mortgages secured by hotel properties. The other real estate-related debt investments in which we may invest include: mortgages (other than first mortgages secured by hotel properties); mezzanine; bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps. Our criteria for investing in loans are substantially the same as those involved in our investment in properties; however, we will also evaluate such investments based on the current income opportunities presented.

Investments in Equity Securities

We may make equity investments in other REITs and other real estate companies that operate assets meeting our investment objectives. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in other public companies combined with our investments in real estate properties outside of our target hospitality investments and other real estate-related investments to exceed 10.0% of our portfolio.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements or repairs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some or all of our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our debt financing will be approximately 50% of the total value of our real estate investments (calculated after the close of this offering) and our other assets. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following the consummation of the borrowing. This charter limitation, however, does not apply to individual real estate assets or investments. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon closing of the Grace Acquisition in February 2015. We intend to use substantial available proceeds from this offering to reduce our borrowings by approximately $500 million, which we expect will reduce our total portfolio leverage below the 300% maximum limit. We will disclose our total portfolio leverage as of March 31, 2015 in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds and in connection with the Grace Acquisition. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

The form of our indebtedness may be long term or short term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Related to Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We do not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Certain Risk Management Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our sub-property manager review and monitor credit risk and other risks of loss associated with each investment. In addition, we seek to diversify our portfolio of assets to avoid undue geographic and other types of concentrations to the extent consistent with our investment objectives, focus and policies. Our board of directors monitors the overall portfolio risk and levels of provision for loss.

Hedging Activities.  Consistent with our intention to qualify as a REIT, we may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies

Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (4) issue shares to our independent directors pursuant to our employee and director incentive restricted share plan; or (5) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Exit Strategy — Liquidity Event

We do not intend to hold our acquired assets for an extended period of time past three to six years after the termination of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue for more than three years from effectiveness. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common control with the parent of our sponsor) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). A “liquidity event” could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of the primary offering, our charter requires, unless extended by a majority of the board of directors and a majority of the independent directors, our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders. If the adoption of a plan of liquidation is postponed, our board of directors will reconsider whether liquidation is in the best interests of our stockholders at least annually. Further postponement of the adoption of a plan of liquidation will only be permitted if a majority of the directors, including a majority of the independent directors, determine that liquidation would not be in the best interests of our stockholders. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, U.S. financial market conditions, federal income tax effects on stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Many REITs that are listed on a national stock exchange are considered “self-managed,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our advisor and property managers, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-managed, the advisory agreement permits us to acquire the business conducted by the advisor (including all of its assets). Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates solely related to any internalization (an acquisition of management functions by us from our advisor) in the future. See the section entitled “Conflicts of Interest” in this prospectus.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. We may not:

•	borrow in excess of 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;
•	acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of the value of our total assets;
•	invest in or make mortgage loans unless an appraisal is obtained (from an independent appraiser in a transaction in which a majority of the independent directors so determine and in any transaction with our sponsor, our advisor, any director or any affiliate thereof) concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by our board of directors, including a majority of the independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make total investments in which the related acquisition fees and acquisition expenses, calculated after the close of this offering and once we have invested substantially all the proceeds of this offering, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all of our loans or other investments; provided that the portfolio of investments may be made if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;
•	invest in equity securities (including any preferred equity securities) unless a majority of directors, including a majority of our independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•	invest in publicly traded real estate equity or debt securities, including, but not limited to, CMBS, in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in or originate real estate loans (excluding publicly traded real estate debt) in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;
•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our advisor, our sponsor, any director or any of our affiliates;
•	issue options or warrants to purchase shares to our advisor, our directors, our sponsor or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our sponsor, our advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;
•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;
•	engage in any short sale;
•	invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt in excess of 25% of our tangible assets;
•	engage in trading, as opposed to investment activities;
•	engage in underwriting activities or distribute, as agent, securities issued by others;
•	invest in foreign currency or bullion; or
•	acquire securities in any entity holding investments or engaging in activities prohibited by the foregoing restrictions on investments.

Our charter also includes restrictions on roll-up transactions, which are described under “Description of Securities — Restrictions on Roll-up Transactions” below.

Financing Strategies and Policies

Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may do so in order to manage or mitigate our interest rate risks on variable rate debt.

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon closing of the Grace Acquisition in February 2015. We will disclose our total portfolio leverage as of March 31, 2015 in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

In addition, it is currently our intention to limit our aggregate borrowings to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We will not borrow from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Except with respect to the investment limitations contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Insurance Policies

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

Disposition Policies

We intend to hold each asset we acquire for an extended period of time, generally three to six years. However, circumstances may arise that could result in the earlier sale of some assets.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, and specific real estate market circumstances, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions. The requirements for qualification as a REIT also will put some limits on our ability to sell assets after short holding periods. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.

In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in assets, we will pay our advisor 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses payable in respect of our total reinvestments, calculated after the close of this offering and once we have invested substantially all the proceeds of this offering, exceed 4.5% of (A) the contract purchase price of all of our properties and (B) the amount advanced for all of our loans or other investments.

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. See the section entitled “Description of Securities” elsewhere in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue units of partnership interests in our operating partnership in connection with acquisitions of property or other assets or entities.

Investments in Money Market Funds and Liquid Marketable Securities

Pending the purchase of other permitted investments, or to provide a working capital reserve described above, we may temporarily invest up to 5% of the proceeds of the equity capital raise in accounts managed by an affiliate of our advisor, National Fund Advisors, LLC, or NFA, in connection with which NFA may receive customary fees. The independent directors of our board will review the terms and conditions of any engagement of NFA, as well as the parameters of any such working capital reserve.

In addition, we may temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation — REIT Qualification Tests” in this prospectus.

Appraisals

To the extent we make mortgage, bridge or mezzanine loans or invest in mortgage, bridge or mezzanine loans in transactions with our sponsor, advisor or directors or their respective affiliates, an appraisal will be conducted by an independent qualified real estate appraiser, and then a majority of the directors will approve the consideration paid for such properties based on the appraisal. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In other circumstances, the consideration paid for real property acquired by us shall ordinarily be based on the fair market value of the property, as determined by a majority of our board of directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain any such appraisals in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Environmental Assessments

In most circumstances, we will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted, specifically in circumstances where the advisor determines that it is in our best interest not to seek a new Phase I environmental assessment and rely upon one certified by, sought and secured by the seller of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property.

Investment Company Act Considerations

We intend to conduct our operations so that our company and each of its subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of our company, each formed to hold a particular asset.

We intend to conduct our operations so that our company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of our company and each wholly and majority-owned subsidiary with this test. We expect that most, if not all, of our company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that our company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither our company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, our company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If our company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/80% tests, we will classify the assets in which we invest as follows:

•	Real Property. Based on no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
•	Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets.

•	Loans. Based on no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of our company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives, Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. As discussed above, our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by a majority of our independent directors, including a majority of the independent directors, without approval of our stockholders. Should any such investment policies or objectives change, we will disclose such change to investors through our quarterly filings and subsequent prospectus supplements. Please see “Reports to Stockholders.” Our charter provides that our board of directors may not amend provisions of the charter relating to investment policies or investment restrictions without the approval of the majority of the shares entitled to vote on such matter.

VALUATION POLICIES

Valuation Guidelines; Calculation of NAV

Our board of directors has adopted valuation guidelines to be used in connection with valuing our properties and other real estate related assets and liabilities and calculating NAV. Our advisor will administer our valuation guidelines. Our advisor will calculate the NAV taking into consideration the appraisals of our properties performed by the independent valuer and in accordance with the valuation guidelines established by our board of directors. Our advisor will review each valuation established by the independent valuer for consistency with our valuation guidelines and the reasonableness of the independent valuer’s conclusions. Along with any information available to the independent valuer based on its own contacts and experience, the independent valuer will have access to all information about our investment portfolio that the independent valuer deems relevant. Our advisor will also determine the valuation of our properties and will compare each appraisal by the independent valuer to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value.

As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. The calculation of our NAV involves an adjustment of the value of our assets from historical cost in order to value our assets at fair value in accordance with the GAAP principles set forth in ASC 820. The fair value of our assets will be estimated in accordance with our valuation guidelines. However, because such fair value calculations involve significant subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses, valuations will be only estimates, and ultimate realization depends on conditions beyond our, our advisor’s or the independent valuer’s control. Additionally, the NAV of our assets does not necessarily represent the price at which we would be able to sell such assets. As there is no SEC, FINRA, or state regulatory authority rule or regulation that requires us to use a particular methodology in calculating our NAV and there is no required standardized practice established among public REITs for NAV calculations, other public REITs may use different methodologies to calculate NAV.

Our board of directors will oversee our advisor’s NAV calculation and will review and approve the valuations. While our board of directors will rely on our advisor’s valuation and the independent valuer’s determination of the value of the real property assets, our board of directors will, in its discretion and as appropriate, consider other factors. At least one time per calendar year, our independent valuer will review our valuation guidelines and methodologies with our advisor and our board of directors and our board of directors will make a determination as to whether or not it will make modifications to such guidelines and methodologies. Our board of directors will also have the right to replace the independent valuer at any time by majority vote, and our board of directors will also be required to approve any changes to our valuation guidelines.

At least quarterly, our board of directors will meet with representatives of our advisor and the independent valuer to receive their recommendations and to evaluate whether the valuation complies with our valuation guidelines. In the exercise of its business judgment, our board of directors will have sole discretion to accept or revise the valuation, and our board of directors will be ultimately and solely responsible for the determination of value. Our board of directors may elect to engage additional valuation firms to review the valuation.

Independent Valuer

The valuation of our properties will be managed by an independent valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors. The independent valuer will not be affiliated with us or with our advisor or any of its or our affiliates. We have not engaged such an independent valuer as of the date of this prospectus. Each of our properties will be appraised at least annually and appraisals will be scheduled over the course of a year so that approximately 25% of all properties are appraised each quarter.

Valuation of Our Properties

The original cost of the properties purchased by us are recorded at fair value at the date of purchase and we perform due diligence to determine a purchase price that represents a value that would be received for such asset in an orderly transaction between market participants at the date of purchase. In determining the value of our property portfolio, our advisor considers an estimate of the market value of our property portfolio which is provided by the independent valuer on a regular basis. In calculating its estimate, the independent valuer uses all reasonably available material information that it deems relevant, including information from our advisor, the independent valuer’s own sources or data, or market information. The independent valuer may also review information such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors.

The independent valuer analyzes the cash flow from and characteristics of each property in our portfolio and uses this information to estimate projected cash flows for the portfolio as a whole. In order to calculate an estimate of the portfolio’s market value, the independent valuer analyzes the portfolio’s projected cash flows using a discounted cash flow approach. Alternatively, the independent valuer will consider other valuation methodologies in addition to the discounted cash flow approach, as necessary; provided, that all additional valuation methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines and the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

All properties are initially valued at cost. Acquisition costs and expenses incurred in connection with the acquisition of a portfolio containing multiple properties that cannot be attributed to any single property are allocated among the applicable properties pro rata based on the independent valuer’s determinations of each property’s relative value. Beginning with the first valuation after we have owned a property for a full quarter, the property will be valued as part of our overall real estate portfolio.

To the extent that our board of directors or our advisor becomes aware of facts or circumstances at a specific property that may result in a material change in value, our advisor or board of directors will order a new appraisal of the property. The independent valuer also can require additional appraisals if the independent valuer believes that a property’s value may have changed materially since the last valuation.

Valuation of Our Real Estate Liabilities

Our advisor also estimates the market value of our real estate related liabilities by using industry accepted methodologies. For example, mortgage loans collateralized by our real estate are usually valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market-based interest rate. The interest rate reflects associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. Our advisor may consider input from the independent valuer or other independent valuers in making this determination.

Operating Income

We receive operating income from our investments intermittently. Therefore, we estimate our net operating income rather than applying it when we actually receive it and assume that we have earned (accrued) a proportionate amount on a quarterly basis. We adjust the estimates based on our receipt of items of income and incurrence of expenses, but stockholders bear the risk that, until such adjustment, our net assets could be under- or over-valued.

Calculation of Per Share NAV by Our Advisor

To calculate our quarterly per share NAV, our advisor will follow the guidelines established in IPA 2013-01. IPA 2013-01 outlines the following in NAV methodology to calculate NAV:

Step 1:  Determination of Gross Asset Value: Our advisor, with the material assistance or confirmation of the independent valuer, will establish the fair value of wholly owned individual real properties and real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with Accounting Standard Codification Topic 820, Fair Value Measurements and

Disclosures, or ASC 820. Our advisor will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less their liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. Our advisor will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value will be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by Accounting Standard Codification Topic 805, Business Combinations, or ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2:  Determination of Liabilities: Our advisor and independent valuer will value current liabilities at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at the fair value or will be marked to market. The value of minority interests will be based on an allocation of fair value of assets less the liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3:  Preferred Securities, Special Interests & Incentive Fee Adjustments: Our advisor and independent valuer will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to our sponsor, our advisor or any of their affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of our company as of the valuation date in accordance with the provisions of our operating partnership and advisory agreements and the terms of the preferred securities.

Step 4:  Determination of Per Share Amount: Our advisor and independent valuer will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted), giving effect to any OP Units and Class B Units.

Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data. Our advisor will update our budgets and adjust our accruals to reflect actual operating results and to reflect outstanding receivable, payable and other account balances at least one time per month. Our advisor will then add any assets held directly by the REIT, including cash and cash equivalents, and subtract any estimated accrued liabilities that the operating partnership will not reimburse. The result of this calculation will be our NAV as of the end of such business day. Our quarterly per share NAV will be determined by dividing our NAV by the number of outstanding shares of our common stock, prior to giving effect to any share purchases or repurchases on such day.

Our advisor is responsible for the ultimate calculation of the quarterly NAV, but its determinations are subject to the review of our board of directors, which will oversee our advisor’s NAV calculation and review the process used by our advisor to estimate accrued liabilities and calculate NAV at least once per quarter. The independent directors are responsible for reviewing the compensation to our advisor and determining that such compensation is reasonable in relation to the nature and quality of the services performed by our advisor, including the calculations of NAV, and our board of directors will evaluate our advisor’s performance annually. If the independent directors or our board of directors determines that our advisor’s fees are not appropriate in light of its performance and the services to be performed by our advisor, including the calculations of NAV, our board of directors may request that our advisor reduces its fees, terminate the advisory agreement with our advisor or retain a new advisor.

Though NAV is presented to provide a valuation at which our shares may be purchased or repurchased, no liquidity discounts will be made to the NAV to represent the limited nature in which a stockholder may request the repurchase of their shares under the current or any amended share repurchase program.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, our independent valuer will use methodologies based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease, or unanticipated structural or environmental events affecting the value of a property, because we may not be able to quantify the financial impact of such events on our portfolio right away. Our advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio. We will announce any such extraordinary events and our advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with the independent valuer, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific property, our advisor or board of directors will order a new appraisal of such property, which will be prepared by the independent valuer. It is not known whether any resulting disparity will benefit selling or non-selling stockholders or purchasers of our common stock.

NAV does not represent the fair value of our assets less liabilities under GAAP. NAV is not a representation, warranty or guarantee of the following: (a) a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event, (b) shares of our common stock would trade at per share NAV on a national securities exchange, (c) any third party in an arms-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV, and (d) NAV would equate to a market price for an open-end real estate fund.

SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2014, and the years ended December 31, 2014 and 2013, should be read in conjunction with the accompanying consolidated/combined financial statements of American Realty Capital Hospitality Trust, Inc. and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Predecessor represents hospitality assets and operations owned by Barceló Crestline Corporation and its consolidated subsidiaries. The selected financial data for the consolidated financial statements of the Company as of and for the year ended December 31, 2013 is not presented as we had not broken escrow, purchased our first properties or commenced operations as of December 31, 2013.

Balance sheet data (In thousands)	Successor	Predecessor
	December 31, 2014	December 31, 2013	December 31, 2012
Total real estate investments, at cost	$98,545	$147,531	$144,843
Total assets	333,374	135,242	136,009
Mortgage notes payable	45,500	41,449	38,400
Total liabilities	131,579	46,746	43,879
Total equity	201,795	88,496	92,130

	Successor	Predecessor
Operating data (In thousands)	For the Period from March 21 to December 31, 2014	For the Period from January 1 to March 20, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Total revenues	$34,871	$8,245	$39,797	$39,785
Operating expenses:
Rooms	5,411	1,405	6,340	6,092
Food and beverage	3,785	1,042	4,461	4,500
Management fees – related party	1,498	289	1,471	1,419
Other property-level operating costs	13,049	3,490	15,590	15,437
Depreciation and amortization	2,796	994	5,105	5,170
Loss on disposal of property and equipment	—	—	74	—
Lease expense	3,879	933	4,321	4,312
Total operating expenses	30,418	8,153	37,362	36,930
Income from operations	4,453	92	2,435	2,855
Other income (expenses):
Interest revenue	103	—	—	1
Interest expense	(5,958)	(531)	(2,265)	(2,884)
Acquisition and transaction related costs	(10,884)	—	—	—
Loss on change in fair value of interest rate swaps	—	—	—	(400)
Equity in earnings (losses) of unconsolidated entities	352	(166)	(65)	(442)
General and administrative	(2,316)	—	—	—
Total other expenses	(18,703)	(697)	(2,330)	(3,725)
Net income (loss)	$(14,841)	$(605)	$105	$(870)
Other data:
Cash flows provided by (used in) operations	$(9,650)	$(556)	$5,818	$5,875
Cash flows used in investing activities	(122,082)	$(551)	(2,273)	(795)
Cash flows provided by (used in) financing activities	263,593	(937)	(677)	(3,314)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying consolidated/combined financial statements. The results of operations for the period from January 1 to March 20, 2014 for the Barceló Portfolio, which we refer to as the Predecessor, and for the period from March 21 to December 31, 2014 for us are not necessarily indicative of the results for the entire year. Certain prior period amounts have been reclassified to conform to current period presentation. This discussion and the other forward-looking statements throughout this prospectus reflect our current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

American Realty Capital Hospitality Trust, Inc. was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a REIT beginning with the taxable year ended December 31, 2014. We were formed primarily to acquire lodging properties in the midscale limited service, extended stay, select service, upscale select service, and upper upscale full service segments within the hospitality sector.

On March 21, 2014, we closed on the acquisition of interests in six hotels through fee simple, leasehold and joint venture interests, or the Barceló Portfolio, for an aggregate contract purchase price of $110.1 million, exclusive of closing costs. On February 27, 2015, we closed the acquisition of the Grace Portfolio. The aggregate purchase price of the Grace Portfolio was approximately $1.8 billion, exclusive of closing costs, and we financed a substantial portion of this amount through the assumption and incurrence of the Grace Indebtedness and the issuance of the Grace Preferred Equity interest. See “Description of Real Estate Investments.”

We have acquired and intend to continue to acquire lodging properties in the midscale limited service, extended stay, select-service, upscale select-service, and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. Extended-stay hotels generally offer high-quality, residential style lodging with an extensive package of services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our properties will be associated. We may, in the future, continue to acquire additional hotels located throughout the United States. We may also acquire additional hotels in Canada.

The hotels in our existing portfolio are located in 32 states, operating under leading franchise brands with Hilton, Marriott, Hyatt, Intercontinental and Starwood, and comprise a total of 14,925 rooms. See “Description of Real Estate Investments” for detailed information.

On January 7, 2014, we commenced this offering on a “reasonable best efforts” basis of up to 80,000,000 shares of common stock, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to the Registration Statement of which this prospectus forms a part. The Registration Statement also covers up to 21,052,631 shares of common stock available pursuant to the DRIP under which our common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the NAV pricing date, the per share purchase price in this offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will initially be equal to $23.75 per share, which is 95% of the initial per share offering price in this offering. Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV per share plus applicable commissions and fees in the case of the primary offering and the per share purchase price in the DRIP will be equal to the NAV per share. On February 3, 2014, we received and accepted subscriptions in excess of the minimum offering amount of $2.0 million in proceeds from this offering, broke escrow and issued shares of common stock to the initial investors who were admitted as stockholders. As of December 31, 2014, we had 10.2 million shares of stock outstanding and had received total gross proceeds from this offering of approximately $252.9 million, including shares issued under the DRIP. As of December 31, 2014, the aggregate value of all the common stock outstanding was $254.0 million based on a per share value of $25.00 (or $23.75 for shares issued under the DRIP).

Substantially all of our business is conducted through our operating partnership. We are the sole general partner and hold substantially all of the OP Units. Additionally, the special limited partner contributed $2,020 to our operating partnership in exchange for 90 OP Units, which represents a nominal percentage of the aggregate ownership of our operating partnership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of our operating partnership, a corresponding number of shares of common stock in accordance with the limited partnership agreement of our operating partnership. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of our operating partnership’s assets.

Significant Accounting Estimates and Critical Accounting Policies

Principles of Consolidation and Basis of Presentation

The accompanying consolidated/combined financial statements include our accounts and our subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether we have a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which we have the primary beneficiary.

The Predecessor represents hospitality assets and operations owned by Barceló Crestline Corporation and its consolidated subsidiaries, which we refer to collectively as BCC, which historically have been maintained in various legal entities. Historically, financial statements have not been prepared for the Predecessor as a discrete stand-alone entity. The accompanying consolidated/combined financial statements for the Predecessor as of December 31, 2013, for the period from January 1 to March 20, 2014 and for the year ended December 31, 2013 have been derived from the historical accounting records of BCC and reflect the assets, liabilities, equity, revenue and expenses directly attributable to the Predecessor, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity, and cash flows of the Predecessor on a stand-alone basis. Included in the accompanying consolidated/combined statement of operations for the period from March 21 to December 31, 2014 is $0.2 million of costs related to us for the period from January 1 to March 20, 2014.

Real Estate Investments and Below-Market Lease

We allocate the purchase price of properties acquired in real estate investments to tangible and identifiable intangible assets acquired based on their respective fair values at the date of acquisition. Tangible assets include land, land improvements, buildings and fixtures. We utilize various estimates, processes and information to determine the property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on purchase price allocation studies performed by independent third parties or our analysis of comparable properties in our portfolio. Identifiable intangible assets and liabilities, as applicable, are typically related to contracts, including operating lease agreements, ground lease agreements and hotel management agreements, which will be recorded at fair value.

In making estimates of fair values for purposes of allocating the purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Investments in real estate that are not considered to be business combinations and are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation of our assets is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for leasehold interests.

We are required to make subjective assessments as to the useful lives of our assets for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

A disposal of one of our components or a group of our components is required to be reported in discontinued operations only if the disposal represents a strategic shift that has, or will have, a major effect on our operations and financial results. We are required to present, for each comparative period, the assets and liabilities of a disposal group that includes a discontinued operation separately in the asset and liability sections, respectively, of the statement of financial position. As a result, the operations of sold properties through the date of their disposal will be included in continuing operations, unless the sale represents a strategic shift. However, the gain or loss on the sale of a property will be reported separately below income from continuing operations.

The below-market lease intangible is based on the difference between the market rent and the contractual rent and is discounted to a present value using an interest rate reflecting our current assessment of the risk associated with the lease acquired. Acquired lease intangible assets are amortized over the remaining lease term. The amortization of a below-market lease is recorded as an increase to rent expense on the consolidated/combined statements of operations.

Impairment of Long Lived Assets and Investments in Unconsolidated Entities

When circumstances indicate the carrying value of a property may not be recoverable, we review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. No such impairment losses were recorded in the periods presented.

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel services.

Income Taxes

We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our tax year ended December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, and must comply with various other organizational and operational requirements. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our REIT taxable income that we distribute to our stockholders and complies with various other organizational and operational requirements applicable to it as a REIT. Even if we qualify for taxation as a REIT, it may be subject to certain state and local taxes on its income, property tax and federal income and excise taxes on its undistributed income. Our hotels are leased to a taxable REIT subsidiary, which is a wholly owned subsidiary of our operating partnership. The taxable REIT subsidiary is subject to federal, state and local income taxes.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for net operating loss, capital loss, and tax credit carryovers. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which such amounts are expected to be realized or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in earnings in the period when the new rate is enacted. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including future reversals of existing taxable temporary differences, future projected taxable income and tax planning strategies.

GAAP prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. We must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement in order to determine the amount of benefit to recognize in the financial statements. This accounting standard applies to all tax positions related to income taxes. We recognize accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Reportable Segments

We have determined that we have one reportable segment, with activities related to investing in real estate. Our investments in real estate generate room revenue and other income through the operation of the properties, which comprise 100% of the total consolidated/combined revenues. Management evaluates the operating performance of our investments in real estate on an individual property level, none of which represent a reportable segment.

Revenue Performance Metrics

We measure hotel revenue performance by evaluating revenue metrics such as:

•	Occupancy percentage (“Occ”)
•	Average Daily Rate (“ADR”)
•	Revenue per Available room (“RevPAR”)

Occ, ADR, and RevPAR are commonly used, non-GAAP, measures within the hotel industry to evaluate hotel performance. RevPAR is defined as the product of the ADR and Occ (and also as the quotient of room revenue and available rooms). RevPAR does not include food and beverage or other revenues generated by the hotels. We evaluate individual hotel RevPAR performance on an absolute basis with comparisons to budget, to prior periods and to the competitive set in the market, as well as on a company-wide and regional basis.

Results of Operations

The results of operations for the accompanying consolidated/combined financial statements discussed below include the combined results for us and the Predecessor for the year ended December 31, 2014 and the results of the Predecessor for the year ended December 31, 2013. The cash flows for the accompanying consolidated/combined financial statements discussed below include only the results for us for the period from March 21 to December 31, 2014 and the results for the Predecessor for the year ended December 31, 2013.

The Barceló Portfolio consists of (i) three wholly owned hotel assets, the Baltimore Courtyard, the Providence Courtyard and the Stratford Homewood Suites; (ii) one leased asset, the Georgia Tech Hotel; and (iii) equity interests in two joint ventures that each own one hotel, the Westin Virginia Beach and the Hilton Garden Inn Blacksburg.

Comparison of the Year Ended December 31, 2014 to the Year Ended December 31, 2013

Room revenues for the portfolio were $32.2 million for the year ended December 31, 2014, compared to room revenues of $30.5 million for the year ended December 31, 2013. RevPAR for the total portfolio increased 6.2% year-over-year for the year ended December 31, 2014. The RevPAR growth rates reflect the percentage change from the prior year’s results.

Occ, ADR and RevPAR results are presented in the following tables to reflect certain operating information for the portfolio.

	Year Ended
Total Portfolio	December 31, 2014	December 31, 2013
Number of rooms	1,181	1,181
Occ	74.3%	71.3%
ADR	$140.44	$137.94
RevPAR	$104.40	$98.33
RevPAR growth rate	6.2%	NA

	Year Ended
Consolidated Assets	December 31, 2014	December 31, 2013
Number of rooms	556	556
Occ	75.7%	74.6%
ADR	$147.77	$145.62
RevPAR	$111.86	$108.56
RevPAR growth rate	3.0%	NA

	Year Ended
Unconsolidated Joint Ventures	December 31, 2014	December 31, 2013
Number of rooms	373	373
Occ	72.7%	69.5%
ADR	$129.39	$125.81
RevPAR	$94.13	$87.39
RevPAR growth rate	7.7%	NA

	Year Ended
Leasehold Interest	December 31, 2014	December 31, 2013
Number of rooms	252	252
Occ	73.7%	66.8%
ADR	$139.97	$137.70
RevPAR	$103.14	$91.94
RevPAR growth rate	12.2%	NA

The RevPAR rates for the year ended December 31, 2014 compared to the year ended December 31, 2013 is the result of the growth in the hotels’ ADR and occupancy, particularly at the Baltimore Courtyard due to now completed renovations to the lobby and improvements to the restaurant and bar and higher RevPAR growth in the greater Baltimore market. These renovations also resulted in a lower occupancy at the hotel in 2013. Also contributing to the higher RevPAR was an increase in both transient and group occupied rooms at the Georgia Tech Hotel as a result of higher occupancy overall in the Atlanta market and the efforts of our sub-property manager to improve the operations of the hotel which included appointing a new hotel general manager. Occupancy also increased at the Westin Virginia Beach primarily as a result of an increase in occupancy in the Virginia Beach market. These increases were offset by a decrease in RevPAR at Stratford Homewood Suites which had a higher occupancy than normal in the first quarter of 2013 as a result of people displaced from their homes by Hurricane Sandy.

Other non-room operating revenues for the portfolio include food and beverage (16.6% and 15.7% of total revenues for the year ended December 31, 2014 and 2013, respectively) and other ancillary revenues such as conference center, market, parking, telephone and cancellation fees (8.7% and 7.6% of total revenues for the year ended December 31, 2014 and 2013, respectively). The increase compared to 2013 is primarily driven by higher occupancy and group related revenue, such as group meetings and conferences, at the Georgia Tech Hotel.

Hotel operating expenses increased slightly for the year ended December 31, 2014 compared to the year ended December 31, 2013 mainly due to increased room and other property-level expenses at the Baltimore Courtyard and Georgia Tech Hotel as a result of higher occupancy.

Cash Flows for the Period from March 21 to December 31, 2014

Net cash used in operating activities for the period from March 21 to December 31, 2014 was $9.7 million. Cash outflows were primarily driven by a net loss of $14.8 million, which was, in turn, largely the result of the amount of transaction fees related to the acquisition of the Barceló Portfolio and the Grace Acquisition and an increase in prepaid expenses and other assets of $7.9 million as a result of prepaid acquisition expenses for the Grace Acquisition and the receivable from our dealer manager for the shares sold on the last day of the year of $1.6 million. These were offset by depreciation and amortization of $2.8 million, an increase in due to affiliates of $5.0 million, mainly related to services provided to us related to the Grace Acquisition and an increase in accounts payable and accrued expenses of $5.0 million related to the deferred payment and contingent consideration from the acquisition of the Barceló Portfolio.

Net cash used in investing activities for the period from March 21 to December 31, 2014 was $122.1 million. Cash outflows were primarily driven by the acquisition of the Barceló Portfolio for $41.4 million, the deposit on the Grace Acquisition of $75.0 million, an increase in restricted cash of $2.0 million related to requirements of the new mortgage note payable and $3.7 million of improvements at the properties, primarily due to renovations at the Stratford Homewood Suites.

Net cash provided by financing activities for the period from March 21 to December 31, 2014 was $263.6 million. Cash inflows were primarily driven by proceeds from the mortgage note payable of $45.5 million and proceeds from the issuance of common stock of $249.6 million. These were offset by the payment of offering costs of $28.1 million and the payment of deferred financing fees of $2.6 million. During the period from March 21 to December 31, 2014, we received proceeds of $40.5 million from an affiliate note payable to fund the deposit on the Grace Acquisition which was then repaid in full.

Cash Flows for the Predecessor for the Year Ended December 31, 2013

Net cash provided by operating activities for the year ended December 31, 2013 was $5.8 million. Cash inflows were primarily driven by depreciation and amortization of $5.1 million, offset by a decrease in accounts payable and accrued expenses of $0.2 million and in prepaid expenses and other assets of $0.5 million.

Net cash used in investing activities for the year ended December 31, 2013 was $2.3 million. Cash outflows primarily were driven by the purchases of property and equipment related to renovations at the Baltimore Courtyard of $3.4 million and a decrease in restricted cash of $1.2 million.

Net cash used by financing activities for the year ended December 31, 2013 was $0.7 million. Cash inflows were primarily driven by contributions from the members of the Predecessor of $0.2 million and proceeds from the mortgage note payable of $3.4 million which was used to pay for the Baltimore Courtyard renovations. These were offset by distributions to the members of the Predecessor of $3.9 million and $0.4 million of repayments of the mortgage note payable.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock at up to $25.00 per share (subject to certain volume discounts). We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95.0% of the primary offering price. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

On February 3, 2014, we had raised proceeds sufficient to break escrow in connection with this offering. We received and accepted aggregate subscriptions in excess of the $2.0 million minimum and issued shares of common stock to our initial investors who were simultaneously admitted as stockholders. We purchased our first properties and commenced our real estate operation on March 21, 2014. As of December 31, 2014, we owned the Barceló Portfolio through fee simple, leasehold and joint venture interests with an aggregate purchase price of approximately $110.1 million. As of December 31, 2014, we had 10.2 million shares of common stock outstanding, including share issued under the DRIP for total gross proceeds of $252.9 million since the date of inception.

As of December 31, 2014, we had cash of $131.9 million and our principal demands for cash were to fund the portion of the purchase price of the Grace Acquisition we expected to cover with cash generated through this offering and to pay our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders.

We expect to make substantial capital improvements to our hotel properties, including the hotels in the Grace Portfolio. In connection with the acquisition of the Grace Portfolio, our franchisors required property improvements plans, or PIPs, which set forth their renovation requirements. In addition, pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness. Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels. We expect to fund capital expenditures from proceeds from this offering and cash provided by operations. However, if liquidity from these sources is insufficient to cover our commitments, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us or commercially reasonable.

We have acquired, and intend to continue acquiring our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP Units.

We use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon closing of the Grace Acquisition in February 2015. We will disclose our total portfolio leverage as of March 31, 2015 in our Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

As of December 31, 2014, we had a secured mortgage note payable of $45.5 million and promissory notes payable of $64.8 million. As of February 27, 2015, our debt obligations had increased to $1.7 billion (including the Grace Preferred Equity Interests, which are treated as debt for accounting purposes) due to the acquisition of the Grace Portfolio. Accordingly, following the acquisition of the Grace Portfolio, our total portfolio leverage (which includes the Grace Preferred Equity Interests) exceeded this 300% limit, and we expect it will continue to do so for some time. We intend to use $500 million in offering proceeds to repay currently outstanding indebtedness and to make mandatory redemptions of the Grace Preferred Equity

Interests, which we expect will reduce our total portfolio leverage to below the 300% maximum limit. Following the acquisition of the Grace Portfolio in February 2015, the principal amount of our outstanding secured financing, which excludes the Grace Preferred Equity Interests, is approximately 60% of the total value of our real estate investments and our other assets.

As of December 31, 2014, all of the cash distributions paid since the commencement of this offering had been funded from proceeds from this offering including proceeds from this offering which were reinvested in common stock issued pursuant to the DRIP. We anticipate that, following the completion of the Grace Acquisition, we will be able to generate adequate cash from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions, but there is no assurance we will be able to do so. Our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain hotel brands and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates, as well as our ability to obtain the consent of the holders of the Grace Preferred Equity Interests with respect to some of our properties and to meet any applicable requirements of the Grace Indebtedness. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use and have used the proceeds from this offering. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or expected by customers or franchisors for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may not be fully informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including operating revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net operating revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, because impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, ADR, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations, or MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

There have been changes in the accounting and reporting promulgations under GAAP that were put into effect in 2009 subsequent to the establishment of NAREIT’s definition of FFO, such as the change to expense as incurred rather than capitalize and depreciate acquisition fees and expenses incurred for business combinations. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation, but have a limited and defined acquisition period. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (the “IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we continue to purchase a significant amount of new assets. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring properties and once our portfolio is stabilized. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after this offering has been completed and our portfolio has been stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, fair value adjustments of derivative financial instruments and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income during the period in which the asset is acquired. These expenses are paid in cash by us and therefore such funds will not be available to invest in other assets, pay operating expenses or fund distributions. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. While we are responsible for managing interest rate, hedge and foreign exchange risk, we will retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to pay distributions to investors.

We believe that management’s use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, which have defined acquisition periods and targeted exit strategies, and allow us to evaluate our performance against other non-listed REITs. For example, acquisitions costs are funded from the proceeds of this offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to pay distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an ongoing offering such as this offering where the price of a share of common stock is a stated value and there is no NAV determination during the offering phase, except to the extent we commence calculating NAV prior to the closing of this offering.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO for the period from March 21 to December 31, 2014 (in thousands)(1):

For the Period from March 21 to December 31, 2014
Net loss (in accordance with GAAP)	$(14,841)
Depreciation and amortization	2,796
Depreciation and amortization of unconsolidated entities	343
FFO	(11,702)
Acquisition fees and expenses	10,884
Amortization of below-market lease obligation	340
MFFO	$(478)

(1)	The results for the Predecessor have not been presented as the Predecessor was not a REIT.

Distributions

On February 3, 2014, our board of directors declared distributions payable to stockholders of record each day during the applicable month at a rate equal to $0.00465753425 per day, or $1.70 per annum, per share of common stock. The first distribution was paid in May 2014 to record holders in April 2014. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month.

The below table shows the distributions paid on shares outstanding during the year ended December 31, 2014 (in thousands).

Payment Date	Weighted Average Shares Outstanding(1)	Amount Paid in Cash	Amount Issued under DRIP
January 2, 2014	—	$—	$—
February 3, 2014	9	—	—
March 3, 2014	88	—	—
April 1, 2014	111	—	—
May 1, 2014	182	21	5
June 2, 2014	378	41	15
July 2, 2014	637	61	31
August 1, 2014	1,457	141	83
September 2, 2014	2,715	238	167
October 1, 2014	4,252	342	264
November 3, 2014	6,189	486	415
December 1, 2014	8,257	620	540
Total		$1,950	$1,520

(1)	Represents the weighted average shares outstanding for the month related to the respective payment date.

The following table shows the sources for the payment of distributions to common stockholders for the years presented (in thousands)(1):

	Year Ended December 31,
	2014		2013
Distributions:
Cash distributions paid	$1,950		$—
Distributions reinvested	1,520		—
Total distributions	$3,470		$—
Source of distribution coverage:
Cash flows provided by operations	$—	—%	$—	—%
Proceeds from issuance of common stock, including offering proceeds which were reinvested in common stock issued pursuant to the DRIP	3,470	100.0%	—	—%
Total sources of distributions	$3,470	100.0%	$—	—%
Cash flows used in operations (GAAP)	$(9,650)		$—
Net loss (GAAP)	$(14,841)		$—

(1)	The results for the Predecessor were not included in the above table as these results would not impact the sources of distributions.

The following table compares cumulative distributions paid to cumulative net income (in accordance with GAAP) for the period from July 25, 2013 (date of inception) through December 31, 2014 (in thousands)(1):

For the Period from July 25, 2013 (date of inception) to December 31, 2014
Distributions paid:
Common stockholders in cash and DRIP	$3,470
Total distributions paid	$3,470
Reconciliation of net loss:
Revenues	$34,871
Depreciation and amortization	(2,796)
Other operating expenses	(27,622)
Acquisition and transaction related	(10,884)
Other non-operating expenses	(7,825)
Income tax	(591)
Net loss (in accordance with GAAP)	$(14,847)
Cash flows used in operations	$(9,651)
FFO	$(11,708)

(1)	The results for the Predecessor were not included in the above table as these results would not impact the sources of distributions.

For the period from our inception in July 2013 through December 31, 2014, we funded all of our distributions with proceeds from this offering, including proceeds from this offering which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, our stockholders’ investment in our common stock may be adversely impacted. See “Risk Factors —  Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — Since

our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available to reduce our borrowings as intended and acquire additional properties and may adversely affect our ability to fund future distributions.”

Contractual Obligations

We have the following contractual obligations as of December 31, 2014:

Debt Obligations:

The following is a summary of our mortgage note payable obligation as of December 31, 2014 (in thousands):

	Total	2015	2016 – 2018	2019
Principal payments due on mortgage note payable	$45,500	$—	$—	$45,500
Interest payments due on mortgage note payable	8,598	1,984	5,956	658
Total	$54,098	$1,984	$5,956	$46,158

Interest payments due on our mortgage note payable are held in a restricted depository account at the lender during the month prior to being due to the lender.

The following is a summary of our promissory notes payable obligations as of December 31, 2014 (in thousands):

	Total	2015	2016 – 2018	2019
Principal payments due on promissory notes payable(1)	$64,849	$63,074	$—	$1,775
Interest payments due on promissory notes payable(1)	2,157	1,880	243	34
Total	$67,006	$64,954	$243	$1,809

(1)	The Barceló Promissory Note. See “Description of Real Estate Investments — Financial Obligations — Barceló Promissory Note.” The maturity date of the Barceló Promissory Note is within ten business days upon our company raising equal to or greater than $70.0 million in gross proceeds from this offering in common equity from this offering after the closing of the Grace Acquisition, and payment of all acquisition related expenses (including payments to our advisor and its affiliates), which has not yet occurred. There are no principal payments under the Barceló Promissory Note payable for 2014 and 2015, unless the contingent payment feature above is satisfied by raising equal to or greater than $70.0 million in common equity from this offering after the closing of the Grace Acquisition and payment of all acquisition related expenses (including payments to our advisor and its affiliates). We anticipate the full principal repayment will occur by the end of the second quarter of 2015.

Lease Obligations:

The following table reflects the minimum base rental cash payments due from us over the next five years and thereafter for our lease arrangements as of December 31, 2014 (in thousands):

	Total	2015	2016 – 2018	2019	Thereafter
Lease payments due on Georgia Tech Hotel lease	$82,133	$4,400	$13,200	$4,400	$60,133

Election as a REIT

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ended December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. Our hotels are leased to a taxable REIT subsidiary which is owned by our operating partnership. A taxable REIT subsidiary is subject to federal, state and local income taxes. If we fail to remain qualified for taxation purposes as a REIT in any subsequent year after electing

REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT beginning with our taxable year ended December 31, 2014 and we intend to continue to operate so as to remain qualified as a REIT thereafter.

Inflation

We may be adversely impacted by increases in operating costs due to inflation that may not be offset by increased room rates.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed rates. Our interest rate risk management objectives are to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We may also be exposed to foreign currency fluctuations as a result of any investments in hotels located in Canada.

As of December 31, 2014, our debt included a fixed-rate secured mortgage financing, with a carrying value and fair value of $45.5 million and $44.6 million, respectively, and fixed-rate promissory note financing, with a carrying value and fair value of $64.8 million. Changes in market interest rates on our fixed-rate debt impact the fair value of the notes, but they have no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed–rate debt assumes an immediate 100 basis point move in interest rates from their December 31, 2014 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate mortgage debt by $1.7 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate mortgage debt by $1.8 million.

These amounts were determined by considering the impact of hypothetical interest rate changes on our borrowing costs, and, assuming no other changes in our capital structure. As the information presented above includes only those exposures that existed as of December 31, 2014, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

DESCRIPTION OF REAL ESTATE INVESTMENTS

The Barceló Portfolio

On March 21, 2014, we acquired the Barceló Portfolio, consisting of the fee simple, leasehold or joint venture interests described below, from the minority interest holder in our sub-property manager for an aggregate contract purchase price of $106.5 million, exclusive of closing costs. Deferred payments of $3.5 million are due at maturity of the Barceló Promissory Note. See “— Financial Obligations — Barceló Promissory Note.” The following table sets forth key operation data for the hotels in the Barceló Portfolio.

Unless otherwise noted, these hotels are owned pursuant to a fee simple interest.

Hotel	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
The Baltimore Courtyard Inner Harbor Hotel	MD	205	69.1%	72.4%	69.9%	68.5%	69.7%	$153.57	$153.45	$161.00	$172.58	$181.25	$106.07	$111.07	$112.47	$118.18	$126.36
The Courtyard Providence Downtown Hotel	RI	216	72.7%	71.5%	75.3%	78.8%	80.9%	$124.62	$126.49	$129.70	$135.80	$135.35	$90.60	$90.43	$97.68	$106.95	$109.52
The Homewood Suites by Hilton Stratford(4)	CT	135	74.6%	79.5%	78.1%	77.1%	76.5%	$122.94	$121.37	$121.18	$125.29	$122.43	$91.71	$96.46	$94.67	$96.54	$93.60
Georgia Tech Hotel & Conference Center(1)	GA	252	68.3%	69.0%	70.4%	66.8%	73.7%	$127.39	$131.13	$136.36	$137.70	$139.97	$87.00	$90.42	$95.96	$91.94	$103.14
The Hilton Garden Inn Blacksburg(2)	VA	137	58.8%	61.2%	65.8%	68.7%	69.7%	$108.01	$109.90	$115.52	$118.28	$120.97	$63.48	$67.21	$76.06	$81.30	$84.35
The Westin Virginia Beach(3)	VA	236	70.7%	75.0%	75.8%	69.9%	74.5%	$112.02	$116.53	$123.29	$130.11	$133.96	$79.20	$87.41	$93.44	$90.94	$99.80

(1)	Operating lease with a 30-year term commencing in 2003.
(2)	24.00% non-controlling joint venture interest. Hotel is subject to a ground lease.
(3)	30.53% non-controlling joint venture interest.
(4)	Serves as collateral under the Additional Grace Mortgage Loan.

Each of these hotels is managed by our sub-property manager. In addition, each of these hotels is subject to a franchise agreement with a national corporate brand, other than the Georgia Tech Hotel & Conference Center. See “Management — The Property Manager and The Sub-Property Manager” and “— Franchise Agreements” for a description of these arrangements.

In connection with the closing of the acquisition of the Barceló Portfolio, we paid our advisor $1.6 million in acquisition fees and $0.8 million in financing coordination fees.

The hotels in the Barceló Portfolio were selected for acquisition because they each meet our investment criteria relating to location, market position and hotel condition. These hotels are globally branded select-service and full-service hotels, and are located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. The hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and they are market share leaders in their respective locations. We believe that, excepting the renovation work that is being completed pursuant to the property improvement plans, or PIPs, imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. We believe all of these hotels are adequately insured.

The Grace Portfolio

On February 27, 2015, we acquired the fee simple or leasehold interests in the Grace Portfolio for a contract purchase price of $1.8 billion, exclusive of closing costs.

The Grace Portfolio includes 116 hotels located in 31 states, operating under franchise agreements under the Hilton, Marriott, Hyatt and Intercontinental Hotels Group brands and comprising a total of 13,744 rooms. For the year ended December 31, 2014, no individual hotel accounted for 5.0% or more of the Grace Portfolio’s total net operating income. The following table sets forth key operation data for the hotels in the Grace Portfolio. Unless otherwise noted to indicate that they are subject to a ground lease or serve as collateral under the Additional Grace Mortgage Loan, such hotels are owned pursuant to a fee simple interest and serve as collateral under the Assumed Grace Indebtedness.

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Courtyard Asheville	NC	78	67.0%	71.8%	73.8%	76.0%	77.2%	$97.97	$103.16	$109.37	$117.88	$126.77	$65.67	$74.03	$80.76	$89.59	$97.81
Courtyard Athens Downtown	GA	105	49.0%	47.0%	56.9%	60.0%	67.2%	$92.60	$93.75	$97.20	$101.28	$108.37	$45.34	$44.06	$55.33	$60.76	$72.87
Courtyard Bowling Green Convention Ctr	KY	93	69.1%	71.6%	73.3%	75.8%	75.3%	$89.74	$94.98	$95.55	$97.76	$98.19	$61.99	$67.98	$70.00	$74.13	$73.90
Courtyard San Diego Carlsbad(2)	CA	145	74.3%	71.6%	69.1%	68.4%	71.9%	$119.59	$120.37	$117.12	$120.61	$125.31	$88.89	$86.20	$80.90	$82.56	$90.09
Courtyard Dallas Market Center(1)	TX	184	56.2%	60.9%	63.7%	68.7%	67.7%	$102.93	$108.99	$104.45	$109.66	$114.15	$57.90	$66.34	$66.51	$75.39	$77.29
Courtyard Dalton(2)	GA	93	61.8%	67.9%	64.1%	66.6%	70.7%	$85.60	$85.03	$87.01	$90.05	$89.57	$52.90	$57.69	$55.80	$60.01	$63.31
Courtyard Chicago Elmhurst Oakbrook Area	IL	140	53.3%	61.9%	63.2%	66.1%	68.2%	$86.89	$85.32	$90.94	$94.18	$95.61	$46.32	$52.84	$57.49	$62.24	$65.20
Courtyard Gainesville	FL	81	70.1%	71.2%	78.6%	80.1%	77.5%	$98.90	$101.14	$103.24	$112.53	$121.70	$69.34	$71.97	$81.19	$90.18	$94.28
Courtyard Houston I 10 West Energy Corridor(2)	TX	176	48.8%	56.6%	59.7%	62.9%	61.9%	$107.74	$111.80	$121.52	$130.97	$134.94	$52.54	$63.22	$72.60	$82.37	$83.47
Courtyard Jacksonville Airport Northeast	FL	81	62.5%	72.6%	72.8%	77.5%	84.0%	$94.39	$89.23	$89.78	$88.59	$94.56	$59.02	$64.79	$65.35	$68.62	$79.42
Courtyard Knoxville Cedar Bluff	TN	78	70.7%	75.1%	69.0%	65.4%	62.6%	$111.44	$112.38	$117.28	$122.99	$115.19	$78.79	$84.42	$80.95	$80.48	$72.12
Courtyard Lexington South Hamburg Place	KY	90	79.3%	69.4%	79.4%	81.0%	84.0%	$110.71	$101.92	$104.43	$109.66	$115.71	$87.84	$70.72	$82.88	$88.79	$97.25
Courtyard Louisville Downtown	KY	140	70.5%	71.8%	75.4%	74.8%	76.7%	$120.70	$122.46	$124.92	$134.81	$148.83	$85.12	$87.93	$94.20	$100.81	$114.12
Courtyard Mobile(1)	AL	78	72.6%	58.5%	56.5%	63.0%	61.4%	$110.02	$96.96	$96.25	$95.98	$94.67	$79.89	$56.76	$54.40	$60.45	$58.12
Courtyard Orlando Altamonte Springs Maitland	FL	112	62.5%	66.5%	66.7%	70.3%	72.9%	$87.79	$89.01	$93.54	$100.69	$103.79	$54.85	$59.20	$62.39	$70.83	$75.61
Courtyard Sarasota Bradenton	FL	81	49.2%	62.3%	65.7%	71.0%	75.0%	$92.63	$97.22	$103.00	$101.17	$112.59	$45.54	$60.56	$67.71	$71.84	$84.45
Courtyard Tallahassee North I 10 Capital Circle	FL	93	59.1%	61.0%	59.3%	66.3%	72.5%	$103.73	$105.33	$105.42	$112.23	$116.70	$61.33	$64.24	$62.54	$74.45	$84.65
Embassy Suites Orlando International Drive Jamaican Court	FL	246	71.5%	74.9%	78.2%	79.6%	75.4%	$114.59	$111.65	$111.46	$110.19	$118.84	$81.96	$83.67	$87.15	$87.68	$89.61
Fairfield Inn & Suites Atlanta Vinings	GA	144	65.8%	61.9%	61.2%	56.5%	65.9%	$65.25	$66.97	$69.06	$78.71	$80.35	$42.92	$41.46	$42.27	$44.44	$52.93
Fairfield Inn & Suites Dallas Market Center	TX	116	59.3%	61.6%	62.3%	62.5%	70.2%	$82.58	$89.49	$90.42	$94.30	$95.58	$48.98	$55.08	$56.32	$58.91	$67.09
Hampton Inn & Suites Boynton Beach	FL	164	57.9%	70.2%	78.0%	82.4%	86.8%	$104.26	$101.39	$104.30	$109.52	$115.59	$60.34	$71.20	$81.36	$90.20	$100.39
Hampton Inn & Suites Nashville Franklin Cool Springs	TN	127	71.4%	74.9%	74.5%	75.2%	77.6%	$101.65	$109.68	$117.37	$118.60	$126.59	$72.60	$82.10	$87.40	$89.21	$98.22
Hampton Inn Dallas Addison	TX	158	56.0%	59.8%	64.6%	68.6%	74.2%	$78.14	$78.59	$75.62	$79.97	$79.80	$43.78	$46.98	$48.85	$54.90	$59.17
Hampton Inn Albany Wolf Road Airport	NY	153	68.5%	77.0%	70.0%	76.5%	77.2%	$110.79	$110.36	$116.04	$111.13	$120.23	$75.84	$84.98	$81.23	$84.99	$92.82

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hampton Inn Knoxville Airport(2)	TN	118	58.3%	68.1%	73.5%	81.1%	81.1%	$66.69	$74.32	$75.80	$72.54	$72.25	$38.90	$50.63	$55.73	$58.84	$58.60
Hampton Inn Austin North @ IH 35 & Highway 183(2)	TX	121	53.1%	61.8%	65.6%	70.8%	71.8%	$96.33	$100.89	$104.31	$106.38	$111.24	$51.14	$62.37	$68.41	$75.29	$79.84
Hampton Inn Beckley	WV	108	84.2%	83.2%	77.0%	82.4%	78.9%	$92.71	$98.04	$104.57	$116.67	$115.09	$78.07	$81.55	$80.47	$96.12	$90.78
Hampton Inn Birmingham Mountain Brook(1)	AL	129	63.7%	70.3%	69.3%	71.9%	72.1%	$91.84	$99.37	$101.41	$101.51	$106.22	$58.46	$69.84	$70.23	$72.95	$76.53
Hampton Inn Boca Raton	FL	94	61.2%	65.4%	69.1%	75.5%	76.1%	$106.45	$103.39	$109.56	$114.48	$125.69	$65.14	$67.63	$75.66	$86.48	$95.67
Hampton Inn Chattanooga Airport I 75	TN	167	78.6%	85.4%	75.2%	51.3%	50.7%	$66.59	$66.84	$71.22	$78.05	$75.42	$52.37	$57.11	$53.53	$40.06	$38.23
Hampton Inn College Station(2)	TX	133	64.1%	65.1%	64.1%	70.0%	75.9%	$94.53	$101.10	$103.73	$110.03	$118.06	$60.64	$65.85	$66.49	$77.03	$89.60
Hampton Inn Colorado Springs Central Airforce Academy	CO	125	42.7%	46.6%	44.3%	47.5%	53.1%	$81.71	$84.42	$87.36	$87.64	$90.19	$34.87	$39.34	$38.71	$41.62	$47.90
Hampton Inn Columbus Airport	GA	118	59.1%	65.6%	59.5%	59.5%	55.1%	$71.46	$70.10	$68.70	$65.82	$61.25	$42.22	$45.95	$40.88	$39.17	$33.76
Hampton Inn Boca Raton Deerfield Beach	FL	106	64.4%	69.4%	74.6%	79.7%	73.7%	$98.64	$97.58	$99.82	$101.63	$111.29	$63.55	$67.69	$74.47	$80.98	$81.97
Hampton Inn Columbus Dublin	OH	123	53.4%	61.8%	65.7%	69.5%	72.7%	$83.68	$91.83	$95.24	$98.65	$100.19	$44.69	$56.74	$62.53	$68.58	$72.84
Hampton Inn East Lansing(2)	MI	86	73.9%	77.6%	79.0%	78.4%	80.0%	$98.03	$105.51	$113.94	$120.79	$122.06	$72.48	$81.84	$90.03	$94.71	$97.71
Hampton Inn Fayetteville I 95	NC	121	80.6%	84.2%	82.7%	81.3%	82.6%	$75.69	$76.50	$75.73	$75.36	$74.93	$61.05	$64.40	$62.65	$61.24	$61.87
Hampton Inn Charlotte Gastonia	NC	107	62.6%	69.8%	69.2%	72.1%	75.5%	$79.69	$84.96	$89.37	$90.87	$97.95	$49.88	$59.28	$61.89	$65.54	$73.97
Hampton Inn Baltimore Glen Burnie(1)	MD	116	67.5%	69.5%	71.8%	69.1%	73.0%	$95.18	$96.85	$99.78	$99.80	$104.19	$64.21	$67.29	$71.68	$69.01	$76.07
Hampton Inn Grand Rapids North	MI	84	65.4%	69.3%	72.9%	74.9%	78.5%	$101.86	$108.27	$113.65	$122.47	$128.60	$66.65	$75.02	$82.84	$91.77	$101.01
Hampton Inn Chicago Gurnee	IL	134	56.6%	61.2%	67.4%	70.7%	73.8%	$83.33	$87.76	$87.47	$90.46	$92.71	$47.13	$53.74	$58.95	$63.92	$68.40
Hampton Inn Indianapolis Northeast Castleton(2)	IN	128	63.3%	60.9%	65.3%	66.7%	74.3%	$77.84	$87.55	$92.90	$89.69	$95.99	$49.25	$53.36	$60.63	$59.80	$71.32
Hampton Inn Kansas City Airport	MO	120	56.7%	60.2%	61.9%	62.1%	65.0%	$99.87	$107.72	$102.39	$102.66	$109.99	$56.62	$64.84	$63.37	$63.72	$71.45
Hampton Inn Detroit Madison Heights South Troy	MI	123	67.6%	77.9%	78.8%	79.1%	81.1%	$81.32	$87.23	$89.36	$95.04	$99.98	$55.01	$67.93	$70.43	$75.19	$81.06
Hampton Inn St Louis Westport	MO	122	55.2%	59.0%	62.3%	63.0%	63.5%	$85.40	$90.06	$91.56	$95.97	$104.84	$47.15	$53.12	$57.05	$60.42	$66.54
Hampton Inn Memphis Poplar	TN	124	72.3%	75.1%	75.7%	76.8%	77.4%	$92.83	$91.36	$95.97	$100.76	$109.97	$67.13	$68.61	$72.63	$77.37	$85.17
Hampton Inn Milford(2)	CT	148	55.4%	62.8%	66.6%	65.3%	67.8%	$81.57	$83.59	$81.85	$83.86	$81.96	$45.17	$52.53	$54.54	$54.79	$55.57
Hampton Inn Morgantown	WV	107	70.6%	75.5%	76.0%	72.1%	76.1%	$101.42	$103.89	$110.11	$114.62	$120.55	$71.63	$78.41	$83.63	$82.64	$91.71
Hampton Inn Chicago Naperville(2)	IL	128	49.3%	56.9%	59.2%	64.0%	66.3%	$86.41	$99.28	$101.24	$98.42	$101.96	$42.64	$56.46	$59.90	$62.99	$67.58
Hampton Inn Norfolk Naval Base(1)	VA	117	71.2%	63.7%	69.1%	60.5%	58.9%	$95.06	$90.08	$84.72	$87.09	$92.02	$67.70	$57.38	$58.54	$52.72	$54.16
Hampton Inn Charleston Airport Coliseum	SC	124	61.1%	64.9%	64.8%	73.4%	75.1%	$86.66	$87.78	$83.96	$83.16	$90.42	$52.92	$56.93	$54.37	$61.05	$67.91

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hampton Inn Detroit Northville	MI	124	57.2%	59.7%	61.2%	63.1%	62.7%	$82.39	$87.32	$91.16	$97.56	$102.51	$47.16	$52.10	$55.78	$61.53	$64.28
Hampton Inn Orlando International Drive Convention Center(2)	FL	170	67.5%	72.4%	71.0%	79.3%	82.3%	$87.92	$85.31	$87.42	$82.89	$90.14	$59.33	$61.73	$62.09	$65.72	$74.19
Hampton Inn Kansas City Overland Park	KS	134	50.7%	50.5%	57.2%	59.4%	70.1%	$89.90	$96.06	$97.96	$96.96	$101.23	$45.60	$48.51	$56.03	$57.57	$70.94
Hampton Inn Palm Beach Gardens	FL	116	65.3%	71.6%	77.4%	81.1%	81.2%	$99.18	$100.92	$105.01	$108.91	$119.74	$64.75	$72.24	$81.24	$88.34	$97.19
Hampton Inn Boston Peabody	MA	120	61.6%	62.7%	64.0%	68.1%	68.4%	$95.90	$104.32	$113.79	$113.34	$124.77	$59.10	$65.44	$72.82	$77.14	$85.39
Hampton Inn Pickwick Dam @ Shiloh Falls	TN	50	61.8%	63.9%	59.4%	61.6%	58.6%	$92.46	$98.68	$99.12	$99.63	$105.27	$57.10	$63.01	$58.90	$61.33	$61.68
Hampton Inn Scranton @ Montage Mountain	PA	129	67.3%	76.1%	71.9%	70.9%	69.2%	$94.65	$99.67	$107.00	$109.54	$110.71	$63.67	$75.85	$76.88	$77.62	$76.59
Hampton Inn State College	PA	119	67.8%	71.2%	66.3%	60.5%	66.4%	$103.49	$107.34	$107.33	$112.89	$112.78	$70.17	$76.40	$71.19	$68.33	$74.88
Hampton Inn Champaign Urbana(2)	IL	130	66.9%	59.8%	68.5%	65.9%	71.0%	$103.11	$111.68	$121.82	$132.80	$127.43	$69.00	$66.83	$83.40	$87.47	$90.47
Hampton Inn Columbia I 26 Airport	SC	120	61.6%	64.0%	59.7%	65.6%	69.1%	$79.53	$80.43	$83.87	$81.66	$80.66	$48.97	$51.46	$50.05	$53.61	$55.72
Hampton Inn West Palm Beach Florida Turnpike	FL	110	58.2%	66.8%	75.3%	78.2%	73.8%	$101.59	$99.24	$103.03	$109.09	$118.41	$59.17	$66.24	$77.55	$85.31	$87.36
Hampton Inn Cleveland Westlake	OH	122	65.4%	64.7%	72.5%	73.9%	75.5%	$88.83	$95.11	$99.23	$103.73	$107.76	$58.05	$61.56	$71.91	$76.67	$81.31
Hilton Garden Inn Louisville East(2)	KY	112	63.2%	66.3%	68.5%	69.8%	74.1%	$97.67	$98.54	$103.06	$111.34	$118.29	$61.70	$65.30	$70.59	$77.71	$87.61
Hilton Garden Inn Albuquerque North Rio Rancho(2)	NM	129	69.9%	64.6%	62.4%	65.7%	67.9%	$88.17	$89.66	$85.21	$87.06	$87.70	$61.60	$57.96	$53.19	$57.17	$59.56
Hilton Garden Inn Austin Round Rock	TX	122	63.4%	62.5%	65.5%	70.1%	72.0%	$96.75	$97.96	$98.70	$100.10	$102.86	$61.32	$61.22	$64.62	$70.19	$74.02
Holiday Inn Express & Suites Kendall East Miami	FL	66	65.8%	73.2%	72.8%	80.5%	83.4%	$109.85	$110.45	$118.97	$118.20	$123.33	$72.30	$80.80	$86.56	$95.16	$102.92
Holiday Inn Charleston Mount Pleasant	SC	158	57.7%	60.1%	60.5%	59.3%	53.8%	$97.79	$101.36	$100.77	$99.26	$109.38	$56.39	$60.93	$61.00	$58.84	$58.80
Homewood Suites Augusta(2)	GA	65	80.1%	78.7%	79.2%	78.2%	82.2%	$108.90	$113.06	$113.73	$116.45	$121.93	$87.20	$89.03	$90.13	$91.01	$100.25
Homewood Suites Chicago Downtown	IL	233	80.3%	82.8%	84.9%	83.1%	83.9%	$158.05	$167.18	$172.38	$177.79	$185.11	$126.99	$138.48	$146.43	$147.80	$155.35
Homewood Suites Memphis Germantown	TN	92	78.1%	74.7%	77.7%	79.9%	86.4%	$93.09	$97.23	$98.56	$101.34	$107.12	$72.73	$72.58	$76.58	$80.92	$92.54
Homewood Suites Orlando International Drive Convention Center(2)	FL	252	70.9%	78.4%	76.8%	79.9%	72.5%	$100.93	$96.14	$101.09	$101.22	$107.63	$71.54	$75.37	$77.65	$80.88	$77.99
Homewood Suites Boston Peabody	MA	85	73.0%	77.4%	76.4%	75.9%	76.1%	$103.34	$111.00	$118.77	$121.21	$129.36	$75.47	$85.88	$90.72	$91.99	$98.39
Homewood Suites Phoenix Biltmore(1)	AZ	124	64.6%	71.2%	73.0%	77.2%	78.7%	$114.65	$113.10	$114.81	$113.46	$123.44	$74.05	$80.57	$83.79	$87.57	$97.12
Homewood Suites San Antonio Northwest	TX	123	75.6%	74.1%	79.3%	81.1%	80.4%	$108.86	$105.61	$105.23	$107.58	$110.71	$82.32	$78.23	$83.47	$87.29	$89.02

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Homewood Suites Seattle Downtown(2)	WA	161	78.1%	84.6%	85.7%	84.3%	86.8%	$140.17	$143.66	$149.61	$153.56	$172.74	$109.42	$121.47	$128.18	$129.45	$149.87
Homewood Suites Hartford Windsor Locks	CT	132	75.8%	74.7%	70.1%	71.0%	75.9%	$114.03	$112.43	$114.31	$114.42	$114.20	$86.46	$84.00	$80.11	$81.29	$86.70
Hyatt Place Albuquerque Uptown	NM	126	77.2%	80.8%	84.1%	78.1%	80.6%	$98.49	$98.02	$96.47	$100.00	$102.77	$76.07	$79.15	$81.17	$78.10	$82.81
Hyatt Place Baltimore Washington Airport	MD	127	84.8%	84.9%	82.6%	76.7%	78.2%	$87.28	$88.35	$94.77	$96.39	$101.14	$74.03	$75.04	$78.29	$73.96	$79.08
Hyatt Place Baton Rouge I 10	LA	126	66.7%	71.0%	72.5%	66.2%	74.7%	$99.39	$95.35	$95.90	$95.81	$91.38	$66.25	$67.66	$69.52	$63.42	$68.29
Hyatt Place Birmingham Hoover	AL	126	63.8%	66.6%	68.4%	64.7%	67.0%	$87.62	$84.64	$82.93	$86.87	$88.76	$55.92	$56.34	$56.73	$56.23	$59.44
Hyatt Place Cincinnati Blue Ash	OH	125	56.8%	62.5%	60.0%	62.5%	64.9%	$82.35	$81.80	$88.71	$90.00	$92.42	$46.74	$51.13	$53.26	$56.21	$59.96
Hyatt Place Columbus Worthington	OH	124	62.0%	64.8%	69.4%	69.7%	66.0%	$88.49	$91.70	$92.57	$96.31	$105.47	$54.82	$59.40	$64.24	$67.15	$69.57
Hyatt Place Nashville Franklin Cool Springs	TN	126	62.8%	68.1%	72.7%	72.8%	79.5%	$105.80	$105.13	$106.04	$105.70	$110.06	$66.49	$71.57	$77.07	$76.94	$87.50
Hyatt Place Indianapolis Keystone	IN	124	54.6%	67.3%	69.6%	67.8%	69.7%	$100.45	$92.51	$105.84	$107.38	$114.26	$54.88	$62.30	$73.66	$72.83	$79.59
Hyatt Place Las Vegas	NV	202	70.7%	75.3%	78.2%	76.6%	81.2%	$84.66	$85.76	$86.28	$85.37	$88.66	$59.87	$64.59	$67.47	$65.42	$72.03
Hyatt Place Memphis Wolfchase Galleria	TN	126	62.9%	59.7%	70.4%	70.6%	77.2%	$98.27	$94.34	$89.78	$95.63	$98.85	$61.80	$56.31	$63.20	$67.48	$76.33
Hyatt Place Miami Airport West Doral	FL	124	80.3%	84.5%	82.9%	85.9%	83.4%	$88.76	$91.42	$105.74	$110.56	$118.39	$71.26	$77.28	$87.61	$94.92	$98.78
Hyatt Place Minneapolis Airport South	MN	126	73.2%	77.6%	78.6%	79.2%	82.5%	$88.99	$98.08	$100.76	$101.00	$107.49	$65.13	$76.06	$79.15	$80.00	$88.69
Hyatt Place Kansas City Overland Park Metcalf	KS	124	57.1%	67.8%	68.5%	65.1%	68.3%	$84.86	$80.15	$87.60	$91.38	$95.97	$48.48	$54.34	$59.98	$59.46	$65.52
Hyatt Place Richmond Innsbrook	VA	124	44.9%	53.8%	56.9%	64.2%	66.2%	$87.04	$85.22	$85.13	$89.35	$94.37	$39.08	$45.84	$48.42	$57.41	$62.49
Hyatt Place Tampa Airport Westshore	FL	124	76.2%	76.6%	83.0%	86.7%	85.1%	$89.54	$96.06	$101.72	$98.84	$110.75	$68.20	$73.55	$84.42	$85.65	$94.28
Residence Inn Boise Downtown	ID	104	69.0%	74.6%	81.3%	81.6%	82.2%	$84.23	$86.08	$90.46	$94.93	$104.38	$58.13	$64.19	$73.50	$77.45	$85.75
Residence Inn Chattanooga Downtown	TN	76	88.1%	87.7%	77.3%	72.7%	78.0%	$108.84	$116.62	$125.74	$123.77	$119.31	$95.86	$102.23	$97.20	$90.02	$93.08
Residence Inn Fort Myers	FL	78	60.0%	62.8%	67.4%	70.4%	74.5%	$101.11	$105.00	$107.20	$106.35	$115.50	$60.68	$65.91	$72.21	$74.90	$86.00
Residence Inn Jacksonville Airport(2)	FL	78	69.9%	76.5%	75.4%	78.5%	81.7%	$88.05	$89.68	$87.23	$87.42	$94.61	$61.57	$68.64	$65.80	$68.58	$77.26
Residence Inn Knoxville Cedar Bluff	TN	78	73.8%	82.8%	78.2%	77.2%	81.6%	$96.69	$106.74	$109.45	$105.22	$102.17	$71.35	$88.36	$85.54	$81.26	$83.32
Residence Inn Lexington South Hamburg Place	KY	91	81.3%	80.3%	79.9%	79.2%	83.1%	$112.87	$101.79	$101.21	$104.63	$107.75	$91.81	$81.78	$80.87	$82.84	$89.56
Residence Inn Los Angeles Airport El Segundo	CA	150	87.0%	88.5%	87.6%	88.6%	88.5%	$127.50	$128.81	$135.00	$143.18	$152.35	$110.96	$114.03	$118.28	$126.84	$134.88

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Residence Inn Macon	GA	78	77.5%	76.5%	74.0%	67.8%	70.7%	$89.36	$93.35	$89.20	$90.17	$92.65	$69.29	$71.45	$66.03	$61.11	$65.53
Residence Inn Mobile(1)	AL	66	80.3%	75.9%	80.0%	77.6%	79.8%	$113.43	$105.36	$106.73	$107.00	$103.86	$91.03	$79.99	$85.43	$83.07	$82.86
Residence Inn Portland Downtown Lloyd Center	OR	168	78.6%	76.6%	73.7%	87.5%	87.3%	$106.69	$117.64	$127.53	$134.85	$146.12	$83.85	$90.08	$93.98	$117.94	$127.60
Residence Inn Tampa Sabal Park Brandon	FL	102	66.8%	75.3%	66.5%	78.2%	81.0%	$83.66	$85.53	$96.99	$98.26	$104.88	$55.87	$64.39	$64.46	$76.81	$84.97
Residence Inn San Diego Rancho Bernardo Scripps Poway	CA	95	83.8%	77.3%	88.1%	87.1%	86.3%	$127.31	$128.94	$136.98	$145.04	$151.12	$106.69	$99.65	$120.63	$126.35	$130.48
Residence Inn Sarasota Bradenton	FL	78	63.0%	71.2%	76.9%	80.2%	86.0%	$96.37	$100.73	$106.81	$107.78	$118.29	$60.74	$71.72	$82.17	$86.48	$101.69
Residence Inn Savannah Midtown	GA	66	67.4%	74.5%	77.3%	85.8%	87.7%	$95.93	$104.61	$106.36	$107.51	$110.24	$64.69	$77.90	$82.18	$92.24	$96.63
Residence Inn Tallahassee North I 10 Capital Circle	FL	78	74.1%	73.0%	73.7%	76.8%	76.1%	$99.24	$108.36	$105.63	$107.01	$119.98	$73.55	$79.14	$77.87	$82.15	$91.29
Residence Inn Tampa North I 75 Fletcher	FL	78	61.1%	82.6%	87.6%	82.0%	87.4%	$89.17	$87.57	$93.96	$97.90	$100.88	$54.50	$72.31	$82.33	$80.27	$88.13
Springhill Suites Asheville(2)	NC	88	71.9%	72.9%	72.7%	75.0%	74.5%	$89.30	$97.64	$106.78	$112.58	$120.06	$64.22	$71.18	$77.62	$84.42	$89.42
Springhill Suites Grand Rapids North	MI	76	65.1%	70.5%	71.8%	72.8%	74.4%	$97.12	$101.60	$109.80	$118.21	$123.80	$63.24	$71.61	$78.80	$86.07	$92.10
Springhill Suites Houston Hobby Airport	TX	122	47.8%	55.9%	66.5%	73.0%	74.1%	$83.65	$78.68	$84.74	$92.45	$99.68	$39.98	$44.01	$56.34	$67.45	$73.90
Springhill Suites Lexington Near The University Of Kentucky	KY	108	73.3%	71.2%	67.6%	77.5%	81.7%	$106.05	$99.40	$97.91	$100.24	$109.62	$77.73	$70.73	$66.15	$77.65	$89.52
Springhill Suites Austin Round Rock	TX	104	59.5%	64.1%	61.2%	63.9%	65.1%	$86.65	$85.65	$88.76	$91.68	$99.22	$51.55	$54.89	$54.32	$58.59	$64.59
Springhill Suites San Antonio Medical Ctr Crossroads(1)	TX	112	55.2%	53.9%	65.4%	65.6%	69.7%	$80.68	$81.32	$80.47	$84.04	$88.22	$44.55	$43.87	$52.63	$55.12	$61.47
Springhill Suites San Diego Rancho Bernardo Scripps Poway	CA	137	65.3%	63.3%	74.6%	76.5%	80.5%	$105.97	$105.33	$112.07	$117.35	$118.80	$69.18	$66.70	$83.63	$89.74	$95.60
TownePlace Suites Savannah Midtown(2)	GA	94	63.7%	70.8%	67.1%	72.0%	83.2%	$62.31	$65.75	$68.77	$76.11	$79.16	$39.69	$46.56	$46.15	$54.81	$65.87

(1)	Subject to a ground lease. These ground leases generally have a remaining term of at least 15 years and generally include customary rights of renewal.
(2)	Serves as collateral under the Additional Grace Mortgage Loan.

The hotels in the Grace Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.” We believe all of these hotels are adequately insured.

In connection with the closing of the acquisition of the Grace Portfolio, we paid our advisor $27.1 million in acquisition fees and $11.8 million in financing coordination fees. We will also pay additional fees to affiliates of our advisor related to the completion of the transaction. See “See “Conflicts of Interest — Agreements with RCAP Related to the Grace Acquisition.”

For each hotel in the Grace Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, have retained a wholly owned subsidiary of our property manager, which has in turn retained either our sub-property manager or a third-party sub-property manager to be responsible for managing each of the hotel properties in the Grace Portfolio.

As of March 31, 2015, 34 of the hotels in the Grace Portfolio are managed by our sub-property manager and 82 of the hotels in the Grace Portfolio are managed by third-party sub-property managers. The hotel management agreements with the third-party sub-property managers generally have an initial term of approximately five years, renewable at our option for one-year terms, and are generally terminable by us subject to 90 days’ notice. The hotel management agreements with our sub-property manager have a 20-year term, automatically renewable for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons. Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Portfolio, or until February 27, 2017, we may replace any third-party sub-property manager with our sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our sub-property manager.

For their services under these hotel management agreements, our property manager and either our sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager.” Each of these hotels is also subject to a franchise agreement with a national corporate brand. See “— Franchise Agreements.”

Franchise Agreements

All but one of our hotels operate under a franchise or license agreement with a national brand that is separate from the agreement with our sub-property manager or a third-party sub-property manager pursuant to which the operations of the hotel are managed. Our franchise agreements grant us the right to the use of the brand name, systems and marks with respect to specified hotels and establish various management, operational, record-keeping, accounting, reporting and marketing standards and procedures with which the licensed hotel must comply. In addition, the franchisor establishes requirements for the quality and condition of the hotel and its furniture, fixtures and equipment, and we are obligated to expend such funds as may be required to maintain the hotel in compliance with those requirements.

Typically, our franchise agreements provide for a license fee, or royalty, of 5% to 6% of gross room revenues. In addition, we generally pay 3.7% to 5.2% of gross room revenues as program or reservation fees for the system-wide benefit of brand hotels.

Our typical franchise agreement provides for a term of 15 to 20 years, although some have shorter terms. The agreements typically provide no renewal or extension rights and are not assignable. If we breach one of these agreements, in addition to losing the right to use the brand name for the applicable hotel, we may be liable, under certain circumstances, for liquidated damages.

Financial Obligations

MD/RI Loan

On March 21, 2014, we, through indirect wholly owned subsidiaries of our operating partnership, obtained a loan, or the MD/RI Loan, from German American Capital Corporation, or the Lender, in the amount of $45.5 million, secured by mortgages on the Courtyard Baltimore and the Courtyard Providence. The MD/RI Loan provides for monthly interest payments only with all principal outstanding being due on the maturity date, April 6, 2019. The MD/RI Loan bears interest at a stated fixed rate of 4.30% per annum.

The MD/RI Loan may not be prepaid prior to January 6, 2019, other than in respect of certain limited exceptions set forth in the loan agreement. The MD/RI Loan may be prepaid in whole without penalty or fee at any time from and after January 6, 2019. Also, the MD/RI Loan may be defeased in whole or in part from and after the earlier to occur of (i) March 21, 2017 and (ii) the second anniversary following the securitization of the MD/RI Loan upon at least 30 days prior notice to Lender provided that certain customary documentation and other requirements are met. In the event of a default, the lender has the right to exercise its remedies under the MD/RI Loan, including the right to accelerate the payment on any unpaid principal amount of the MD/RI Loan and/or foreclose on the properties.

Our operating partnership (together with AR Capital, LLC and certain individuals) has guaranteed (x) any losses that Lender may incur as a result of the occurrence of certain bad acts of the borrowers, operating lessees and/or our operating partnership, and (y) the payment of the MD/RI Loan upon the occurrence of certain other significant events, including bankruptcy and transfers in violation of the MD/RI Loan documents. Additionally, we (together with AR Capital, LLC and certain individuals) have agreed to indemnify Lender against any environmental liability Lender may incur resulting from environmental issues at the Courtyard Baltimore or the Courtyard Providence.

Barceló Promissory Note

On March 21, 2014, we, through our operating partnership, executed a promissory note, or the Fee and Leasehold Assets Note, in favor of BCC, the owner of 40% of the membership interests of our sub-property manager, in the amount of approximately $58.1 million. On March 21, 2014, we, through our operating partnership, executed another promissory note, or the JV Note, in favor of BCC in the amount of $5.0 million. On August 25, 2014, we, through our operating partnership, entered into a First Amendment to Promissory Notes, or the Amendment, with BCC to amend certain terms of the Fee and Leasehold Assets Note and the JV Note. Pursuant to the Amendment, our operating partnership and BCC agreed to pool the Fee and Leasehold Assets Note and the JV Note into one combined note, or the Barceló Promissory Note, with an outstanding principal amount of $63.1 million.

The maturity date of the Barceló Promissory Note is within ten business days after the date our company raises $70.0 million in common equity following the closing of the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates), which has not yet occurred.

The Amended Note bears interest at a fixed rate of 6.8% per annum, with interest payable monthly in arrears.

On the maturity date, an additional $3.5 million will be due to BCC on account of deferred consideration from our acquisition of the Barceló Portfolio.

Grace Acquisition Financing

To finance the completion of the acquisition of the Grace Portfolio on February 27, 2015, we entered into a series of financing transactions described below.

•	Assumed Grace Mortgage Loan. In connection with the acquisition of the Grace Portfolio, we assumed from entities affiliated with the sellers of the Grace Portfolio, as borrowers, the obligations under a mortgage loan agreement with German American Capital Corporation in the amount of $801.1 million, secured by mortgages on 96 of the hotels, which we refer to as the Assumed Grace Mortgage Loan. The Assumed Grace Mortgage Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Assumed Grace Mortgage Loan has an interest rate of (i) for a LIBOR loan, LIBOR plus 3.11%, or the LIBOR Rate, and (ii) for a prime rate loan, the sum of the “Prime Rate” published in the Wall Street Journal plus the difference (expressed as a number of basis points) between (A) the sum of the LIBOR Rate, minus (B) the Prime Rate. As of February 27, 2015, the interest rate was 3.28%. The Grace Portfolio Mortgage Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.
•	Assumed Grace Mezzanine Loan. In connection with the acquisition of the Grace Portfolio, we assumed from an entity affiliated with the sellers of the Grace Portfolio, as borrower, the obligations under a mezzanine loan agreement with German American Capital Corporation in the amount of $102.8 million, secured by a pledge of equity in the owners of the 96 hotels collateralizing the Assumed Grace Mortgage Loan, which we refer to as the Assumed Grace Mezzanine Loan, and, together with the Assumed Grace Mortgage Loan, the Assumed Grace Indebtedness. The Assumed Grace Mezzanine Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Assumed Grace Mezzanine Loan has an interest rate of: (i) for a LIBOR loan, LIBOR plus 4.77%, and (ii) for prime rate loans, the sum of the Prime Rate, plus the difference (expressed as a number of basis points) between (A) LIBOR plus 4.77%, minus (B) the Prime Rate. As of February 27, 2015, the interest rate was 4.94%. The Assumed Grace Mezzanine Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.
•	Assumed Grace Indebtedness Guarantee. The previous guarantors of the Assumed Grace Indebtedness (who are affiliates of the sellers of the Grace Portfolio) remained as guarantors following the closing of the acquisition of the Grace Portfolio solely with respect to certain limited recourse obligations and environmental indemnities under the Assumed Grace Indebtedness, and we and our operating partnership became additional guarantors with respect to such obligations and indemnities. In order to ensure the previous guarantors would remain in such capacity following the closing of the acquisition of the Portfolio, we also entered into a supplemental guaranty agreement with the previous guarantors, the sellers of the Grace Portfolio and individual members of the parent of our sponsor, including William M. Kahane, our current executive chairman, and Nicholas S. Schorsch. This agreement provides that we, together with our operating partnership and the individual members of the parent of our sponsor, will be jointly and severally liable to reimburse the previous guarantors for any payments they are required to make if their guarantee is called. The supplemental guaranty agreement also provides that, if the previous guarantors have not been released, we will be required to pay a guarantee fee of $8 million per annum which will start accruing August 27, 2016, 18 months following the closing of the Grace Acquisition.
•	PIP Guaranty. In connection with the assumption of the Assumed Grace Indebtedness, we also entered into a Payment Guaranty Agreement with the lender thereunder to fund future, estimated property improvements to the 96 hotels collateralizing the Assumed Grace Indebtedness of approximately $102.0 million, or the PIP Budget, subject to increase or decrease as budgets for such improvements are finalized. At the closing of the assumption of the Assumed Grace Indebtedness, we deposited $8.0 million into an escrow account and agreed to make additional deposits of (i)

$4.0 million on April 30, 2015, (ii) $12.5 million on June 30, 2015, (iii) $25 million on December 31, 2015 and (iv) $2 million on the last day of each calendar month in the 2016 calendar year. We also guaranty the difference between the PIP Budget and the amount actually deposited into escrow.
•	Grace Preferred Equity Interests. On February 27, 2015, at the closing of the acquisition of the Grace Portfolio, to satisfy part of the contract purchase price, we issued $447.1 million in Grace Preferred Equity Interests, which are preferred equity interests in two newly-formed Delaware limited liability companies, each of which is an indirect subsidiary of our company and an indirect owner of the Grace Portfolio, to affiliates of the sellers of the Grace Portfolio. The holders of the Grace Preferred Equity Interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the holders of Grace Preferred Equity Interests are entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to us or our stockholders.

After the earlier to occur of either (i) the repayment of the Barceló Promissory Note, together with the $3.5 million deferred payment due concurrently, or (ii) the date the gross amount of proceeds from this offering we receive after the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates) exceeds $100.0 million, we will be required to use 35% of any proceeds from this offering to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We will also be required in certain circumstances to apply debt proceeds to redeem the Grace Preferred Equity Interests at par. As of February 27, 2018, we will be required to have redeemed 50% of the Grace Preferred Equity Interests, and we will be required to redeem 100% of the Grace Preferred Equity Interests remaining outstanding as of the earlier of (i) 90 days following the stated maturity (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019. In addition, we have the right, at our option, to redeem the Grace Preferred Equity Interests, in whole or in part, at any time at par.

The holders of the Grace Preferred Equity Interests have certain consent rights over major actions by us relating to the Grace Portfolio. If we are unable to satisfy the redemption, distribution or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by our company, our operating partnership and the individual members of the parent of our sponsors), the holders of the Grace Preferred Equity Interests will have certain rights, including the ability to assume control of the operations of the Grace Portfolio through the assumption of control of the two newly-formed Delaware limited liability companies.

In connection with the issuance of the Grace Preferred Equity Interests, we, our operating partnership, and certain individual members of the parent of our sponsor, including Nicholas S. Schorsch and William M. Kahane whom we refer to collectively as the Guarantors, entered into three agreements making guarantees to the sellers and their affiliates or indemnifying the sellers and their affiliates in connection with, among other things, (i) certain liabilities caused by actions of our company, the two newly-formed Delaware limited liability companies that issued the Grace Preferred Equity Interests, the Guarantors or their affiliates, (ii) the redemption obligations of the two newly-formed Delaware limited liability companies that issued the Grace Preferred Equity Interests under their limited liability company operating agreements, and (iii) certain environmental matters related to the Grace Portfolio. As guarantors under these agreements, our company, our operating partnership and the Guarantors are collectively required to maintain an aggregate net worth (without regard to the properties in the Grace Portfolio and the applicable Grace Indebtedness) of not less than $250 million and aggregate liquid assets of not less than $20 million.

•	Additional Grace Mortgage Loan. In connection with the acquisition of the Grace Portfolio, we entered into a Loan Agreement with Ladder Capital Finance LLC and Deutsche Bank AG, New York Branch to obtain additional mortgage financing, which we refer to as the Additional Grace Mortgage Loan, of approximately $227.0 million to fund a portion of the purchase price of the Grace Portfolio. The Additional Grace Mortgage Loan is secured by the remaining 20 hotels in the Grace Portfolio not collateralizing the Assumed Grace Indebtedness, as well as The Homewood Suites by Hilton Stratford, a hotel included in the Barceló Portfolio that was previously unencumbered. The Additional Grace Mortgage Loan matures on March 6, 2017, subject to a one-year extension right, which, if exercised, would result in an outside maturity date of March 6, 2018. The Additional Grace Mortgage Loan has an interest rate equal to the greater of (i) a floating rate of interest equal to 6.00% plus LIBOR and (ii) 6.25%. As of February 27, 2015, the interest rate was 6.25%. The Additional Grace Mortgage Loan is prepayable without prepayment penalties at any time upon at least 30 days prior notice. Under the Additional Grace Mortgage Loan, we also agreed to deposit the following amounts into an escrow account with the lender for future property improvements under PIPs at the collateralized hotels: (i) $5.0 million on March 31, 2015 (which amount has paid timely), (ii) $2.5 million on June 30, 2015, (iii) $2.5 million on September 30, 2015, (iv) $5.0 million on December 31, 2015, (v) $2.5 million on March 31, 2016, and (vi) $2.5 million on June 30, 2016.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. —  We have a limited prior operating history and rely on our advisor to conduct our operations; our advisor has limited operating history and limited experience operating a public company.” The information summarized below is current as of December 31, 2014 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2014, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. In addition, we will provide upon request and without charge, the more detailed information in Part II. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by the parent of our sponsor and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2014, affiliates of advisor have sponsored 20 public programs, all of which had raised funds as of December 31, 2014. From August 2007 (inception of the first public program) to December 31, 2014, these public programs, which include our company, ARCT, ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, DNAV, ARC Global, ARCP, ARC RCA, RFT, UDFV, ARC HT II, PECO II, RFT, NYCR, ARC HT III, ARC Global II and ARC RCA II had raised $20.1 billion from 363,326 investors in public offerings. The public programs purchased 4,869 properties with an aggregate purchase price of $25.7 billion in 49 states, Washington D.C., the Commonwealth of Puerto Rico, Finland, France, Germany and the United Kingdom.

The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as several European countries based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.8%
Alaska	0.0%
Arizona	1.3%
Arkansas	0.7%
California	5.2%
Colorado	1.5%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Finland	0.3%
Florida	6.4%

State/Possession/Country	Purchase Price %
France	0.1%
Georgia	4.7%
Germany	1.1%
Idaho	0.2%
Illinois	5.2%
Indiana	2.6%
Iowa	1.4%
Kansas	1.2%
Kentucky	1.5%
Louisiana	1.0%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.9%
Michigan	3.1%
Minnesota	1.4%
Missippi	1.1%
Missouri	2.5%
Montana	0.1%
Nebraska	0.4%
Netherlands	0.3%
Nevada	0.6%
New Hampshire	0.2%
New Jersey	3.0%
New Mexico	0.6%
New York	13.2%
North Carolina	2.9%
North Dakota	0.2%
Ohio	3.5%
Oklahoma	1.0%
Oregon	0.6%
Pennsylvania	4.7%
Puerto Rico	0.3%
Rhode Island	0.6%
South Carolina	2.0%
South Dakota	0.1%
Tennessee	1.8%
Texas	7.7%
United Kingdom	1.9%
Utah	0.3%
Vermont	0.1%
Virginia	2.1%
Washington	1.1%
West Virginia	0.4%
Wisconsin	1.7%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Manufacturing	0.2%
Auto Retail	0.8%
Auto Services	0.4%
Automation	0.1%
Automotive Parts Manufacturing	0.1%
Automotive Parts Supplier	0.3%
Biotechnology	0.1%
Casual Dining	2.8%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	3.8%
Contract Research	0.0%
Discount Retail	4.5%
Distribution	1.0%
Diversified Industrial	0.5%
Education	0.1%
Electronics	0.0%
Energy	0.5%
Family Dining	1.6%
Financial Services	2.7%
Fitness	0.1%
Foot Apparel	0.1%
Freight	4.0%
Gas/Convenience	1.0%
Government Services	1.8%
Haircare Services	0.0%
Healthcare	19.3%
Heavy Equipment	0.1%
Home Décor	0.2%
Home Maintenance	1.3%
Hospitality	0.1%
Hotel	1.0%
Information and communications	0.1%
Insurance	2.1%
Jewelry	0.3%
Manufacturing	0.5%
Marine Products	0.0%
Marketing	0.1%
Media	0.1%
Medical Office	0.1%
Metal Processing	0.1%
Motor Cycle	0.0%
Office	9.0%

Oil/Gas	0.2%
Packaging	0.1%
Packaging Goods	0.1%
Parking	0.1%
Personal services	0.0%
Petroleum Services	0.0%
Pharmaceuticals	0.5%
Pharmacy	4.6%
Printing Services	0.0%
Professional Services	0.3%
Publishing	0.1%
Quick Service Restaurant	4.9%
Refrigerated Warehousing	0.7%
Residential	0.1%
Restaurant	0.7%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.1%
Retail	13.1%
Retail – Department Stores	0.7%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.0%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.0%
Retail Banking	4.8%
Retail Food Distribution	0.3%
Specialty Retail	1.6%
Storage Facility	0.0%
Supermarket	1.7%
Technology	1.2%
Telecommunications	0.7%
Transportation	0.0%
Travel Centers	0.0%
Utilities	0.7%
Waste Management	0.0%
100.0%

The purchased properties were 24.8% new and 75.2% used, based on purchase price. As of December 31, 2014, four properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to

150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by the parent of our sponsor. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange, or the NYSE, NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of December 31, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of December 31, 2014, NYRT had total real estate-related assets of $2.4 billion, comprised of 24 properties and real estate-related assets. As of December 31, 2014, NYRT had incurred, cumulatively to that date, $175.0 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $42.6 million of acquisition and transaction-related costs. On April 14, 2015, the closing price per share of NYRT was $10.20.

Phillips Edison Grocery Center REIT, Inc.

Phillips Edison Grocery Center REIT Inc., or PECO, a Maryland corporation, is the third publicly offered REIT co-sponsored by the parent of our sponsor. PECO was incorporated as Phillips Edison — ARC Shopping Center REIT, Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PECO filed its registration statement with the SEC, which became effective on August 12, 2010. PECO invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of December 31, 2014, PECO had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 182.1 million shares of common stock in its public offering and $83.2 million from its distribution reinvestment program. As of December 31, 2014, PECO had acquired 138 properties and had total real estate investments at cost of $2.1 billion. As of December 31, 2014, PECO had incurred, cumulatively to that date, $186.2 million in offering costs for the sale of its common stock and $42.4 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by the parent of our sponsor. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of December 31, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of December 31, 2014, ARC HT owned 155 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $62.6 million of acquisition and transaction-related costs. On June 1, 2014, ARC HT entered into an Agreement and Plan of Merger with Ventas, Inc., or Ventas, a Delaware corporation. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 15, 2015. The merger closed on January 16, 2015, pursuant to which ARC HT merged with and into a subsidiary of Ventas and trading of ARC HT’s shares was suspended at market close on that date.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by the parent of our sponsor. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of December 31, 2014, ARC RCA had received aggregate gross proceeds of $938.7 million, which includes the sale of 92.8 million shares in its public offering and $15.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC RCA owned 20 properties with an aggregate purchase price of $721.3 million. As of December 31, 2014, ARC RCA had incurred, cumulatively to that date, $101.4 million in offering costs for the sale of its common stock and $13.9 million for acquisition costs related to its portfolio of properties. The ARC RCA public offering terminated on September 12, 2014.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by the parent of our sponsor. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011.As of December 31, 2014, ARC DNAV had received aggregate gross proceeds of $24.7 million, which includes the sale of 2.5 million shares in its public offering and $1.1 million from its distribution reinvestment plan. As of December 31, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million. As of

December 31, 2014, ARC DNAV had incurred, cumulatively to that date, $7.7 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties. As of December 31, 2014, the offering costs exceeded 1.5% of gross proceeds from its public offering by $6.4 million, which is a cap elected by its Advisor and became its Advisor’s responsibility. The ARC DNAV public offering terminated on February 11, 2015.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by the parent of our sponsor. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by the parent of our sponsor. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by the parent of our sponsor. ARC Global was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, ARC

Global filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of December 31, 2014, ARC Global had received aggregate gross proceeds of $1.8 billion which includes the sale of 173.0 million shares in its public offering and $46.2 million from its distribution reinvestment plan. As of December 31, 2014, ARC Global owned 307 properties with an aggregate base purchase price of $2.4 billion. As of December 31, 2014 ARC Global had incurred, cumulatively to that date, $188.2 million in offering costs for the sale of its common stock and $91.5 million for acquisition costs related to its property acquisitions. The ARC Global public offering terminated on June 30, 2014.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by the parent of our sponsor. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by the parent of our sponsor. ARC HT II was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of December 31, 2014, ARC HT II received aggregate gross proceeds of $2.1 billion, which includes the sale of 81.9 million shares in its public offering and $42.9 million from its distribution reinvestment plan. As of December 31, 2014, ARC HT II owned 118 properties with an aggregate purchase price of $1.6 billion. As of December 31, 2014, ARC HT II had incurred, cumulatively to that date, $227.6 million in offering costs for the sale of its common stock and $34.4 million for acquisition costs related to its portfolio of properties. The ARC HT II public offering terminated on November 17, 2014.

Realty Finance Trust, Inc.

Realty Finance Trust, Inc., or RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by the parent of our sponsor. RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of December 31, 2014, RFT received aggregate gross proceeds of $384.2 million, which includes the sale of 15.2 million shares in its public offering and $5.2 million from its distribution reinvestment plan. As of December 31, 2014, RFT had 46 real estate mortgage debt investments with a total carrying value of $508.0 million and CMBS investments with a fair value of $50.6 million. As of September 30, 2014, RFT had incurred, cumulatively to that date, $31.4 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by the parent of our sponsor. ARCT V was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of December 31, 2014, ARCT V received aggregate gross proceeds of $1.6 billion which includes the sale of 61.8 million shares in its public offering and $81.4 million from its distribution reinvestment plan. As of December 31, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $49.8 million for acquisition costs related to its portfolio of properties. The ARCT V public offering terminated in October 2013.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by the parent of our sponsor. PECO II was incorporated as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of December 31, 2014, PECO II received aggregate gross proceeds of $560.5 million from the sale of 22.5 million shares in its public offering and $7.2 million from its distribution reinvestment plan. As of December 31, 2014, PECO II owned 20 properties at an aggregate purchase price of $321.7 million. As of December 31, 2014, PECO II had incurred, cumulatively to that date, $69.2 million in offering costs for the sale of its common stock and $5.4 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The parent of our sponsor also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of December 31, 2014, BDCA had raised gross proceeds of $1.7 billion which includes the sale of 151.4 million shares in its public offering and $61.7 million from its distribution reinvestment plan. As of December 31, 2014, BDCA’s investments, at amortized cost, were $1.9 billion. As of September 30, 2014, BDCA had incurred, cumulatively to that date, $158.8 million in offering costs for the sale of its common stock.

American Energy Capital Partners —  Energy Recovery Program, LP

The parent of our sponsor also has sponsored American Energy Capital Partners —  Energy Recovery Program, LP, or AERP, a Delaware limited partnership. AERP is the parent of our sponsor’s first oil and gas limited partnership and was organized on October 30, 2013. AERP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AERP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of December 31, 2014, AERP had raised gross proceeds of $5.5 million, which includes the sale of 0.3 million shares in its public offering. As of December 31, 2014, AERP had made no investments. As of December 31, 2014, AERP had incurred, cumulatively to that date, $3.2 million in offering costs relating to the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by the parent of our sponsor. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of December 31, 2014, ARC NYCR received aggregate gross proceeds of $509.9 million, which includes the sale of 20.4 million shares in its public offering and $4.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC NYCR owned four properties at an aggregate purchase price of $254.5 million. As of December 31, 2014, ARC NYCR had incurred, cumulatively to that date, $55.6 million in offering costs for the sale of its common stock and $6.1 million for acquisition costs related to its portfolio of properties.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT sponsored by the parent of our sponsor and is co-sponsored by UDF Holdings, L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of December 31, 2014, UDF V received aggregate gross proceeds of $10.0 million, which includes the sale of 0.5 million shares in its public offering and approximately $3,000 from its distribution reinvestment plan. As of December 31, 2014, UDF V had made two real estate mortgage debt investments with a total carrying value of $15.1 million. As of December 31, 2014 UDF V had incurred, cumulatively to that date, $1.2 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by the parent of our sponsor. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On May 28, 2014, ARC HT III filed its registration statement with the SEC, which became effective on August 20, 2014. As of December 31, 2014, ARC HT III received aggregate gross proceeds of $0.2 million, which includes the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC HT III had not acquired any properties. As of December 31, 2014, ARC HT III had incurred, cumulatively to that date, $2.3 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by the parent of our sponsor. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of December 31, 2014, ARC Global II received aggregate gross proceeds of $32.2 million, which includes the sale of 1.3 million shares and approximately $28,000 from its distribution reinvestment plan. As of December 31, 2014, ARC Global II owned two properties with an aggregate purchase price of $33.8 million. As of December 31, 2014, ARC Global II had incurred, cumulatively to that date, $6.2 million in offering costs for the sale of its common stock and $1.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by the parent of our sponsor. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 9, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of December 31, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC RCA II had not acquired any properties. As of December 31, 2014, ARC RCA II had incurred, cumulatively to that date, $2.4 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The parent of our sponsor also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of December 31, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of December 31, 2014, BDCA II had made no investments. As of December 31, 2014, BDCA II had incurred, cumulatively to that date, $1.6 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by the parent of our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through December 31, 2014, the parent of our sponsor has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PECO, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, RFT, BDCA, ARC NYCR, UDFV, PECO II, ARC Global II, ARC HT III, ARC RCA II and BDCA II.

ARCT was a non-traded REIT until March 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so.

ARCT III was a non-traded REIT until February 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

ARCT IV was a non-traded REIT until January 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so.

ARC HT was a non-traded REIT until April 2014, when it listed its common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so.

NYRT was a non-traded REIT until April 2014, when it listed its common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so.

The prospectus for each of the other public programs sponsored by the parent of our sponsor provided a date or time period by which it might be liquidated or engage in another liquidity event. PECO, ARC HT II, ARC Global, ARC RCA, ARC DNAV and ARCT V have each completed their primary offering stages, and ARC NYCR, ARC Global II, RFT, BDCA, BDCA II, ARC RCA II, ARC HT III, PECO II and UDFV are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they might be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP's audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP's net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief accounting officer and its chief financial officer. ARCP's former chief financial officer also is one of the non-controlling owners of the parent of our sponsor, but does not have a role in managing our business or our sponsor's business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the chief executive officer and chairman of our board of directors until his resignation on November 17, 2014. This individual also is currently one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our Sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents. On March 30, 2015, ARCP filed its Form 10-K for the year ended December 31, 2014. ARCP’s filings with the SEC are available at the internet site maintained by the SEC, www.sec.gov.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended December 31, 2014. Furthermore, we intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ending December 31, 2014, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”
•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a taxable REIT subsidiary, will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a taxable REIT subsidiary, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we intend to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

We may from time to time own certain assets through entities that we wholly own and which are disregarded as separate from us for U.S. federal income tax purposes. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.  We currently own an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio are not satisfied, a taxable REIT subsidiary generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more taxable REIT subsidiaries. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset)

attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments, provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to IRS guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, however, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from taxable REIT subsidiaries we have formed or may form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). Our board of directors intends to hire qualifying independent contractors or to utilize our taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Generally, amounts received by us from our taxable REIT subsidiaries with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the taxable REIT subsidiary to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the taxable REIT subsidiary. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the taxable REIT subsidiary to operate the lodging facility;
•	The lodging facility is a (i) hotel, (ii) motel or (iii) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;
•	The taxable REIT subsidiary may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire and lease to a taxable REIT subsidiary will be operated in accordance with these requirements with the result that amounts received from a taxable REIT subsidiary will be considered rents from real property. The taxable REIT subsidiaries will pay regular corporate tax rates on any income they earn from the lease of our lodging facilities, as well as any other income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe qualify for purposes of the 75% Asset Test, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We may acquire commercial mortgage backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% Gross Income Test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% Gross Income and 95% Gross Income Tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT Gross Income Tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% Gross Income Test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% Gross Income Test.

Dividend Income.  We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. As described above, we may establish one or more taxable REIT subsidiaries with which we could enter into leases for any properties in which we may invest. The gross income generated by our taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in Taxable REIT Subsidiaries.”

Characterization of Property Leases

We intend to acquire and own commercial properties subject to net leases. We currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;
•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;
•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;
•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;
•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and
•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased including those purchased through the DRIP. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the DRIP are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership, concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our shares of common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the shares of common stock is treated as effectively connected with the Non-U.S.

Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our shares of common stock are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding shares of common stock at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you, that we will qualify as “domestically controlled”. However, if we were not domestically controlled, a Non-U.S. Stockholder’s sale of shares of common stock would be subject to tax, unless the shares of common stock were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our shares of common stock. However, it is not anticipated that our shares of common stock will be “regularly traded” on an established securities market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of common stock may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally apply to payments of dividends on our common stock and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Plan.  Stockholders who participate in the DRIP will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the section entitled “— Taxation of U.S. Stockholders” above. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A repurchase of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Code Section 302(b) enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our common stock.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan subject to ERISA must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors —  U.S. Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Commencing with our NAV pricing date, our advisor will be responsible for calculating our quarterly NAV on each business day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of our real estate and real estate-related assets, which will be determined taking into consideration the estimate of market value by the independent valuer, and the fair value of our other assets and subtract the fair value of our liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans subject to ERISA be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA for purposes of ERISA and/or Code Section 4975, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans subject to ERISA would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in an entity in which equity participation by “benefit plan investors” is not “significant.”

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exception, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must generally be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct contractual management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to ensure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate which is managed or developed and over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under current Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 350,000,000 shares of stock, of which 300,000,000 shares are classified as common stock at $0.01 par value per share and 50,000,000 shares are classified as preferred stock at $0.01 par value per share. As of March 31, 2015, approximately 16.7 million shares of our common stock were issued and outstanding, held by approximately 9,500 stockholders, and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. Our charter requires that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc.” in this prospectus.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of stock, the holders of shares of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of common stock issued in the offering will be fully paid and non-assessable. Holders of shares of common stock do not have preemptive rights, which means that they do not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of common stock do not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each class of shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.

An annual meeting of our stockholders is held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to stockholders, at least 30 days after delivery of our annual report to our stockholders. The directors, including the independent directors, will take reasonable steps to ensure that such notice is provided. The purpose of each annual meeting is to elect directors and transact any other business that may properly come before the meeting. Special meetings of stockholders may be called upon the request of a majority of our directors, a majority of the independent directors, the chairman of our board of directors, the president or a co-president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than 10% of the votes entitled to be cast on such matter at the meeting. Within 10 days of the receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting. Simultaneously with the receipt of the request, we will inform the stockholders requesting the special meeting of the reasonably estimated cost of preparing and mailing a notice of the proposed meeting and request payment accordingly. The meeting must be held at the time and place specified in the notice not less than 15 nor more than 60 days after the distribution of the notice. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, constitutes a quorum.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our primary offering, our charter requires our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless extended by a majority of our board of directors and a majority of the independent directors. If the adoption of a plan of liquidation is postponed, our board of directors will reconsider whether liquidation is in the best interests of our stockholders at least annually. Further postponement of the adoption of a plan of liquidation will only be permitted if a majority of the directors, including a majority of independent directors, determine that liquidation would not be in the best interests of our stockholders. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our corporate records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Under Maryland law, these records include: our bylaws; minutes of the proceedings of our stockholders; an annual statement of affairs; and voting trust agreements deposited with us at our principal office. To the extent that one of our current stockholders makes a request for a record that does not fit within the items listed here, we will consult with our board of directors to determine whether the stockholder shall receive the requested record. After such consultation, we will notify the stockholder of the acceptance or rejection of their request for the record within a reasonable time of their request.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses and telephone numbers of our stockholders along with the number of shares of stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size, in no event smaller than 10-point type.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. The purposes for which a stockholder may request a copy of the stockholders list include matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws. Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list and records will not be used for a commercial purpose unrelated to the stockholder’s interest in us.

If our advisor or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our advisor and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. The remedies provided hereunder to stockholders requesting copies of the stockholder list are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and
•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer necessary for REIT qualification.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);
•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or
•	otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will not acquire any rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Code Section 856(h), (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” If the transfer of Excess Securities to a beneficial trust would not be effective for any reason to prevent any of the above violations, then the transfer of that number of shares that would otherwise cause the violation will be null and void and the proposed transferee will not acquire any rights in the shares. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all dividends and other distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities. Subject to Maryland law, the trustee will also have the authority: (i) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust; and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions that have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our charter, that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver written notice stating the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status and depending on our financial condition and other factors as our board of directors deems relevant.

On February 3, 2014, our board of directors authorized, and we began declaring, distributions payable to stockholders of record each day during the applicable period at a rate equal to $0.00465753425 per share per day or $1.70 per annum. Distributions are payable on the first business day following each month-end to stockholders of record at the close of business each day during the prior month. There can be no assurance that we will continue to pay distributions to our stockholders in any particular amount, at any particular time, or at all.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution; requirements of Maryland law; and annual distribution requirements needed to qualify and maintain our status as a REIT under the Code. Our board of directors may reduce the amount of distributions paid or suspend distribution payments. There is no assurance that we will continue paying distributions at the current rate or on the current schedule, if at all.

Because all of our operations are performed indirectly through our operating partnership, our ability to pay distributions depends on our operating partnership’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not pay distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences, if any.

In addition, the fees, distributions and reimbursements payable to our advisor depend on various factors, including the assets we acquire, indebtedness incurred, and sales prices of investments sold, and therefore cannot be quantified or reserved for until such fees have been earned. See “Management Compensation” in this prospectus. We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to pay distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted.

We intend to pay distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;
•	our operating and interest expenses;
•	operating results of our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, in order to meet the requirements for qualification as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” section of this prospectus. Our board of directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to pay distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor, including other REITs sponsored by affiliates of our sponsor. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;
•	owned by our officers; and
•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;
•	one-third or more, but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may acquire any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors, such as our company, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,
•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on our board of directors be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity, or Roll-up Entity that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of a company that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act, and comparable provisions under state laws for any material misrepresentations or omissions in the appraisal. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2)	one of the following:
(a)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that would result in the common stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act. If the offeror does not comply with the provisions set forth above, such non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance and no stockholder may transfer any shares to such non-complying offeror without first offering such shares to us at the greater of the (i) non-compliant tender offer price and (ii) following price, as applicable: (A) if we have an effective share repurchase program at the time of such non-compliant tender offer, the price at which such shares would be able to be repurchased pursuant to the share repurchase program, (B) if we do not have an effective share repurchase program at the time of such non-compliant tender offer and our board of directors has not yet determined a net asset value per share, the price at which such shares would have been able to be repurchased pursuant to the share repurchase program immediately prior to the suspension or termination of the share repurchase program, or (C) if we do not have an effective share repurchase program at the time of such non-compliant tender offer and our board of directors has determined a net asset value per share, a price equal to net asset value per share at such time as determined by our board of directors.

Rights of Objecting Stockholders

Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the MGCL, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without stockholder approval, our charter may be amended, after approval by our board, by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at a meeting of our board of directors.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

•	have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and
•	commence subsequent offerings of common stock after completing this offering.

Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common control with the parent of our sponsor) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities in this offering will be sold within a reasonable period (i.e., three to six months) after the termination of the offering. Our board may decide, among other things, to:

•	list our shares of common stock on a national securities exchange;
•	sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;
•	continue our business and evaluate a listing of our shares of common stock at a future date; or
•	adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of individuals for election to our board of directors and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;
•	by or at the direction of our board; or
•	by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or
•	if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date or of the previous year’s annual meeting if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement of the date of such meeting.

Nominations of individuals for election to our board of directors may be made at a special meeting, but only:

•	by or at the direction of our board; or
•	if the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Time, on the later of either:
º	90 days prior to the special meeting; or
º	10 days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

DISTRIBUTION REINVESTMENT PLAN

We have adopted the distribution reinvestment plan, or DRIP. The following is a summary of the DRIP. A complete copy of our form of DRIP is included in this prospectus as Appendix B.

Investment of Distributions

We have adopted a DRIP pursuant to which our stockholders, and, subject to certain conditions set forth in the DRIP, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by AR Capital, LLC or its affiliates, may elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under the DRIP beyond the termination of our primary offering until we have sold all the shares allocated to the DRIP. We also may offer shares under the DRIP pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP. Any shares issued pursuant to the DRIP are subject to registration and renewal in any state in which such shares are offered and the offering of such shares is not exempt under applicable laws and regulations. Until the NAV pricing date, we will offer shares under our DRIP at $23.75 per share, which is 95% of the primary offering price. Thereafter, we will offer shares under our DRIP at per share NAV.

No dealer manager fees or selling commissions will be paid with respect to shares purchased pursuant to the DRIP; therefore, we will retain all of the proceeds from the reinvestment of distributions.

Pursuant to the terms of the DRIP, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the DRIP may purchase fractional shares. If sufficient shares are not available for issuance under the DRIP, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to the DRIP will have the same rights as stockholders with respect to shares purchased under the DRIP and will be treated in the same manner as if such shares were issued pursuant to the primary offering.

After the termination of the offering of our shares registered for sale pursuant to the DRIP under this prospectus, we may determine to allow participants to reinvest cash distributions from us in shares issued by another program sponsored by AR Capital, LLC only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in such subsequent program and such prospectus allows investments pursuant to a distribution reinvestment plan;
•	a registration statement covering the interests in such subsequent program has been declared effective under the Securities Act;
•	the offer and sale of such interests are qualified for sale under applicable state securities laws;
•	the participant executes the subscription agreement included with the prospectus for such subsequent program;
•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for such subsequent program; and
•	the subsequent program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

Stockholders who invest in subsequent programs sponsored by AR Capital, LLC pursuant to the DRIP will become investors in such subsequent program and, as such, will receive the same reports as other investors in such subsequent program.

Election to Participate or Terminate Participation

A stockholder may become a participant in the DRIP by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the DRIP may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in the DRIP will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in the DRIP. Any prospective investor who wishes to participate in the DRIP should consult with his or her broker as to the broker’s position regarding participation in the DRIP.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in the DRIP if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the stockholder to fail to meet the suitability standards set forth in this prospectus for the stockholders initial purchase of shares of common stock.

Each stockholder electing to participate in the DRIP shall notify the reinvestment agent if any time during his or her participation in the DRIP, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in the DRIP. A withdrawal from participation in the DRIP will be effective with respect to distributions for a distribution period only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the DRIP with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the DRIP by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the DRIP must be registered in every state in which such offers and sales are made and the offering of such shares is not exempt under applicable laws and regulations. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the DRIP in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to the DRIP.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under the DRIP, or Excluded Distributions. Accordingly, if proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to the DRIP. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our REIT taxable income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution an Excluded Distribution. In that event, the amount distributed to participants in the DRIP will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through the DRIP. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Material U.S. Federal Income Tax Considerations

Taxable participants will incur tax liability even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the DRIP. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase shares through the DRIP at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Until such time as we calculate NAV, we will sell shares pursuant to the DRIP at $23.75 per share and expect our board of directors to estimate the fair value of a share of our common stock to be $25.00, the offering price in the primary offering. Additionally, at least until our offering stage is complete, we expect that no secondary trading market for our shares will develop. Therefore, at least until we calculate NAV, participants in the DRIP will be treated as having received a distribution of $25.00 for each $23.75 reinvested by them under the DRIP. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the DRIP will be provided to each participant at least annually.

The IRS has provided guidance that a discount on the price of stock purchased under a distribution reinvestment program will not result in the payment of a preferential dividend if such discount does not exceed 5% of the fair market value of the stock. However, the fair market value of our share of common stock for U.S. federal income tax purposes is unclear. Initially, the per share price for our common stock pursuant to our DRIP will be $23.75, which is 95% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). It is unclear whether the fair market value of a share of our common stock for U.S. federal income tax purposes is equal to the $25.00 offering price or some lesser amount. It is our intention that the per share price of $23.75 pursuant to our DRIP does not result in a discount of more than 5% from the fair market value of a share of our common stock. In fact, it is possible that a participant in our DRIP who pays $23.75 per share could be paying more than fair market value for a share. Further, after the NAV pricing date, the per share price for our common stock pursuant to our DRIP will be equal to the per share NAV (and does not include selling commissions or the dealer manager fee). It is our position that the per share NAV is intended to reflect the fair market value per share for U.S. federal income tax purposes. However, shares offered in our primary offering following such time as we calculate NAV will be offered at the per share NAV plus selling commissions and the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflects the fair market value per share, it is possible that we may be treated as offering our stock under our DRIP at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend. See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” for a discussion of preferential dividends.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of, suspend, or terminate the DRIP for any reason at any time upon ten days’ written notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the DRIP (without terminating the DRIP generally), by sending ten days’ prior written notice of termination to the terminated participant. Notices to a DRIP participant may be given by letter addressed to the participant at the participant’s last address of record with the reinvestment agent or by providing the relevant information in a press release or a report filed by our company with the SEC.

SHARE REPURCHASE PROGRAM

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair our capital or operations. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Until the NAV pricing date and except as set forth below, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one-year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period would be required. The purchase price for shares repurchased under our share repurchase program will be as set forth below, including with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability. We do not currently anticipate obtaining appraisals for our investments (other than in connection with our NAV calculation or investments in transactions with our sponsor, our advisor, our directors or their respective affiliates). The NAV of our investments will not represent the amount of net proceeds that would result from an immediate sale of our assets. Beginning with the NAV pricing date, our advisor will begin calculating NAV, upon which the purchase price for shares under our share repurchase program will be based. In connection with the NAV calculation, our independent valuer will perform appraisals of our properties as set forth in. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to our calculation of NAV, the price per share that we will pay to repurchase shares of our common stock, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, will be as follows:

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $24.38 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $25.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

Pursuant to the terms of our share repurchase program, we make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted receives the repurchase amount within 30 days after the fiscal quarter in which we grant the repurchase request. Subject to the limitations described in this prospectus, we also repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, funds available for our share repurchase program are limited or described below and may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Share Repurchase Program Following our Calculation of NAV

Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of real estate and real estate-related assets, which will be determined taking into consideration the appraisal by the independent valuer, and the fair value of our other assets and liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data.

Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

Generally, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be our then-current per share NAV. Subject to limited exceptions, stockholders whose shares of our common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received.

If a stockholder’s repurchase request is received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, such shares will be redeemed on the last business day prior to the next quarterly financial filing at a price equal to the next quarterly per share NAV, calculated after the close of business on each day on which we make our quarterly financial filing. Although such stockholder may not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. Repurchase requests submitted before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on the last business day prior to a quarterly financial filing, must be cancelled before 4:00 p.m. Eastern time on the second to last business day prior to the next quarterly financial filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year.

Once we begin calculating NAV, there is no minimum holding period for shares of our common stock and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in our company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders whose shares are repurchased within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock repurchased. For purposes of determining whether the short-term trading fee applies, we will repurchase the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, repurchases made as part of a systematic withdrawal plan, repurchases in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, repurchases of shares acquired through the DRIP and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to the time that we begin calculating NAV, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Once our advisor begins calculating NAV, no holding period would be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of the price paid for such shares or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors may also amend, suspend or terminate the program upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, our advisor, our property manager, our sub-property manager, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one-year holding period requirement before the NAV pricing date in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend, suspend or terminate the terms of our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Neither the special limited partner nor any of its affiliates may request that we may submit any of its shares for repurchase (excluding the sponsor’s initial capital contribution of $200,000) until we have raised $20,000,000 in offering proceeds in our primary offering. Furthermore, such parties’ repurchase requests will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ repurchase requests for such quarter have been accepted, and (3) if such repurchases do not cause total repurchases for a calendar year to exceed 5% of the weighted average number of shares of common stock outstanding during the previous calendar year.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units; and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 8,888 general partnership units that were subsequently redesignated as 8,888 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision is made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Subject to the approval of our board of directors, asset management subordinated deferred participation interests to the advisor are paid in the form of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to our advisor in connection with the services provided by our advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units are issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing 0.25% of the cost of our assets (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.25%, once we begin calculating NAV) by the value of one share of common stock as of the end of such quarter (which will be based on NAV once we begin calculating NAV).

As of December 31, 2014, 27,821 Class B Units have been issued to our advisor in connection with this arrangement.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership are a party, as a result of which OP Units or our common stock are exchanged for or converted into the right, or the holders of such securities is otherwise entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “— Allocations”, the Class B Unit will automatically convert into an OP Unit.

The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “— Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. See the section entitled “Management — General — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination are entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we are able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership are made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;
•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and
•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

The special limited partner also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) are allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership is allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, proportionately equal to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash. Such calculation will also assume that all operating partnership liabilities were satisfied and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the previous paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, will be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations will be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, will be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets will be allocated to the special limited partner until it has received aggregate allocations equal to the amount of distributions our advisor is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership assumes and pays when due, or reimburses us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year. The form of the exchange rights agreement will be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

The special limited partner, an entity which is owned by our sponsor, is a Delaware limited liability company formed on July 23, 2013 and is the special limited partner of our operating partnership. Except as described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the special limited partner will be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner will have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we are the tax matters partner of the operating partnership, and as such, have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and special limited partner to receive distributions from the operating partnership. We file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we also arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 80,000,000 shares of our common stock to the public through our dealer manager, a registered broker-dealer affiliated with our advisor, in our primary offering at a price of up to $25.00 per share (which includes the maximum allowed to be charged for commission and fees, subject to certain discounts as described below), except as provided below.

The shares are being offered on a “reasonable best efforts” basis. We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95% of the primary offering price, until the NAV pricing date. On and after the NAV pricing date, the per share purchase price for our shares in our primary offering will vary quarterly and will be equal to our NAV, divided by the number of shares outstanding as of the end of the business day preceding the day on which we file our quarterly financial filing, plus applicable commissions and fees. On and after the NAV pricing date, we will offer shares under our DRIP at per share NAV, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and the DRIP.

The offering of shares of our common stock will terminate on or before January 7, 2016, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue our primary offering for an additional year until January 7, 2017. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of this offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP in which case participants in the DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

Our dealer manager was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by the parent of our sponsor, its affiliates and its predecessors and other issuers. For additional information about our dealer manager, including information relating to our dealer manager’s affiliation with us, please refer to the section of this prospectus captioned “Management —  General — Dealer Manager.”

Our board of directors has arbitrarily determined the initial selling price of the shares, which will be the purchase price of our shares until such time as we calculate NAV, which is consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because such initial offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Commencing with the NAV pricing date, the total of the selling commissions and dealer manager fees paid will equal 10.0% of NAV and the public offering price in our primary offering will be the per share NAV plus 10.0% of such per share NAV, subject to certain discounts described below. After the close of business on each day on which we make a quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.archospitalityreit.com. After the close of business on the day of each such quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.archospitalityreit.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the per share NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time or thereafter on the last business day prior to each quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker-dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the order, as described above, except in such case where a subscription shall be held for five business days, as described above. Investors submitting a purchase order after 4:00 p.m. Eastern time on the last business day of a quarter will not know the per share NAV at which they will purchase shares at the time that they submit an order. No selling commissions or dealer manager fee will be paid for shares sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross proceeds from this offering. Our dealer manager will also receive a dealer manager fee in the amount of 3.0% of the gross proceeds from this offering as compensation for acting as the dealer manager. Our dealer manager anticipates that, of its 3.0% fee, a maximum of 1.5% of the gross proceeds from shares sold in this offering may be reallowed to participating broker-dealers for non-accounting marketing support. However, based on its past experience, our dealer manager does not expect to reallow more than 1.0% of the gross proceeds for such support. Our dealer manager will reallow all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of our primary offering. If the selected broker-dealer receives a 7.5% sales commission, then the dealer manager will receive a 2.5% dealer manager fee. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers, including non-cash compensation, will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP). See the section entitled “Management Compensation” in this prospectus.

We reimburse the dealer manager and any selected broker-dealers for reasonable bona fide due diligence expenses incurred by the dealer manager or any selected broker-dealer which are supported by a detailed itemized invoice. Some of these reimbursements are paid to SK Research, LLC, a subsidiary of RCAP, which is under common control with the parent of our sponsor. These due diligence reimbursements are not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice, although they are considered an organization and offering expense and organization and offering expenses cannot exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Share	Total Maximum
Primary offering:
Price to public	$25.00	$2,000,000,000
Selling commissions	1.75	140,000,000
Dealer manager fees	0.75	60,000,000
Proceeds to us	$22.50	$1,800,000,000(1)

	Per Share		Total Maximum
Distribution reinvestment plan:
Price to public	$23.75	(2)	$499,999,986
Distribution selling commissions	—
Dealer manager fees	—
Proceeds to us	$23.75		$499,999,986

(1)	Until the NAV pricing date the per share purchase price for our shares in our primary offering will be $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share.
(2)	The purchase price per share pursuant to the DRIP shown above is 95% of the primary offering price and will apply until such time as we calculate NAV, at which point it will be the per share NAV.

No selling commissions or dealer manager fees are payable in connection with the DRIP or the share repurchase program.

We or our affiliates also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to registered representatives of our dealer manager and the selling group participants, such as:

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target;
•	the national and regional sales conferences of our selected broker-dealers;
•	training and education meetings for registered representatives of our selected broker-dealers; and
•	gifts, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event, the value of which shall not exceed an aggregate of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target.

The value of such items of non-cash compensation to participating broker-dealers will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

No selling commissions will be paid, but dealer manager fees will be paid, in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services with their broker-dealer include a fixed or “wrap” fee feature. If the investor has either engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department, or collectively, an RIA sale, then the investor may agree with his participating broker-dealer to reduce the amount of selling commissions payable with respect to the sale of his shares down to zero. If no other broker-dealer is involved in connection with an RIA sale, then our dealer manager will act as the broker-dealer of record and execute the sale presented to us by the RIA. Our dealer manager may be paid the dealer manager fees associated with the sale, however, the net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Any reduction in the amount of the selling commissions for these sales will be credited to the investor in the form of additional shares. Fractional shares will be issued. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. However, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

To the extent necessary to comply with FINRA rules which will go into effect in April 2016, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value. FINRA rules currently do not specify the methodology that an issuer must use to determine its per-share estimated value of common stock.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.

In connection with the minimum offering and FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with this offering does not exceed FINRA’s 10% cap.

Also, our dealer manager will repay to us any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “Friends,” may purchase shares offered in this offering at a discount. The purchase price for such shares will be $22.50 per share, reflecting no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. “Friends” means those individuals who have prior business and/or personal relationships with our executive officers, directors or sponsor, including, without limitation, any service provider. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by our dealer manager or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates. With the exception of the 8,888 shares initially sold to the special limited partner in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Purchases by participating broker-dealers, including their registered representatives and their immediate family, will be less the selling commission.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker-dealers will be reduced by the amount of the share purchase price discount.

Prior to the time we begin calculating NAV, the per share purchase price will apply to the specific range of each share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 – $500,000	$25.00	$1.75
500,001 – 1,000,000	24.75	1.50
1,000,001 – 4,999,999+	23.88	0.63
5,000,000+	23.88	0.63
	(subject to reduction as described below)	(subject to reduction as described below)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued.

As an example, a single purchaser would receive 40,202.02 shares rather than 40,000 shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 20,000 shares at a cost of $25.00 and 20,202.02 at a cost of $24.75 per share and would pay commissions of $1.75 per share for 20,000 shares and $1.50 per share for 20,202.20 shares. The dealer manager fee of $0.75 per share would still be payable out of the purchase price per share. In no event will the proceeds to us be less than $22.50 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commission may be reduced from $0.63 per share or less and the dealer manager fee may be reduced from 3% of the purchase price, but in no event will the proceeds to us be less than $22.50 per share. In the event of a sale of $5,000,000 or more with reduced selling commissions or dealer manager fees, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per share than the purchaser described in clause (b).

Commencing with the NAV pricing date, we will offer shares with reduced selling commissions to “single purchasers” of shares on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker-dealers will be reduced by the amount of the share purchase price discount. Our per share purchase price will be calculated quarterly. The per share purchase price will apply to the specific range of each share purchased. For purchases of shares of (i) $500,001 to $1,000,000, the applicable selling commission will equal 6% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 9% of the quarterly NAV price for the shares; and (ii) $1,000,001 to $5,000,000+, the applicable selling commission will equal 2.5% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 5.5% of the quarterly NAV price for the shares. For illustrative purposes only, the following chart describes the applicable volume discounts based on a $22.50 share purchase price. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase to Public per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range	Aggregate Consideration per Share (consisting of purchase price, selling commissions and dealer manager fees) in Volume Discount Range
$1,000 – $500,000	$22.50	$1.58	$24.75
500,001 – 1,000,000	22.50	1.35	24.53
1,000,001 – 4,999,999	22.50	0.56	23.74
5,000,000+	22.50	0.56	23.74
		(subject to reduction as described below)	(subject to reduction as described below)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued. As an example, a single purchaser would receive 40,577.1 shares rather than 40,387.7 shares for an investment of $1,000,000 and the selling commission would be $59,423.68. The discount would be calculated as follows: the purchaser would acquire 20,193.9 shares at a purchase price of $22.50 per share, plus selling commissions of $1.58 per share and dealer manager fee of $0.68 resulting in an aggregate cost of $24.76 and as a result of the volume discount receive 20,383.2 shares at a purchase price of $22.50 per share, plus selling commissions of $1.35 per share and dealer manager fee of $0.68 per share for an aggregate cost of $24.53 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commissions may be reduced from $0.56 per share or less, and the dealer manager fee may be reduced from 3% of the purchase price but in no event will the proceeds to us be less than $22.50 per share. In the event of a sale of $5,000,000 or more, with reduced selling commission or dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Notwithstanding the above, our dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, our dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from our dealer manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Unless investors indicate that orders are to be combined and provide all other requested information, we will not be held responsible for failing to combine orders.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Purchase of Shares Subject to Volume Discount

In February 2015, we entered into an agreement with a single investor (referred to in this prospectus as the “Major Investor”), whereby the Major Investor has agreed to purchase during the course of this offering a minimum of $5,000,000 in value of shares of our common stock in consideration for reduced selling commissions and dealer manager fees. In exchange for the Major Investor’s agreement to purchase a minimum of $5,000,000 in value of shares of our common stock, we will sell such shares to the Major Investor at $23.125 per share, from which we will receive net proceeds of $22.50 per share. The purchases by the Major Investor are expected to occur in multiple transactions during the course of this offering. The Major Investor will pay for all shares purchased in each transaction at the time of such transaction. Accordingly, the Major Investor will purchase from us a minimum of 216,216.22 shares (calculated by dividing the minimum purchase amount of $5,000,000 by the purchase price of $23.125 per share). We may issue fractional shares to the Major Investor. Other investors who wish to purchase a minimum of $5,000,000 in value of shares of our common stock during the course of this offering in consideration for reduced selling commissions and dealer manager fee also may purchase such shares at $23.125 per share.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus and any supplements thereto;
•	accept the terms of our charter and bylaws;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the shares for your own account;
•	acknowledge that there is no public market for our shares; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus and any supplements thereto. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s subscription agreement and check on the business day following receipt of the subscriber’s subscription agreement and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act and any supplements thereto. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We will appoint one or more IRA custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of such IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodian(s), and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See the page following the cover page of this prospectus for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s).
•	Deliver a check to our dealer manager, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “American Realty Capital Hospitality Trust, Inc.” along with the completed subscription agreement. The name of the soliciting dealer appears on the subscription agreement. Certain dealers who have “net capital” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us for the purchase price of your subscription.
•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement and accepts the terms of our charter and bylaws.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

An approved trustee must process through and forward us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, we intend to appoint one or more IRA custodians for such purpose, who we expect will provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. This option, however, is not available to residents of Louisiana, Puerto Rico or Texas. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction in the form attached as Appendix E to this prospectus. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management and advisor fees payable from your account until such time as you provide us with a notice of revocation in the form of Appendix F to this prospectus of your election to terminate deductions from your account for the purposes of such business management and advisor fees.

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our company and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and recorded presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor keeps, or causes to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, are at all times be maintained at our principal office, and are open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

Our advisor submits to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to our advisor and any affiliate of our advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;
•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

Except to the extent set forth in our charter, certain of our investment policies and objectives, including borrowing policies, may be changed without stockholder approval as described in “Investment Objectives and Criteria.” Should any such investment policies or objectives change, we will disclose such change in the quarterly financial filing immediately following such change. We will additionally file a prospectus supplement reflecting such change in our investment policy and objectives.

In connection with our distributions, we will disclose in our quarterly and annual reports filed with the SEC the sources of the funds distributed. If the information is not available at such time, we will provide a statement setting forth the reasons for why the information is not available. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340 (or any successor rule).

In addition, while this offering is ongoing, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisitions to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share and commencing on the NAV pricing date, the per share NAV. See the section entitled “Valuation Policies — Calculation of Per Share NAV by Our Advisor,” for a description of how the per share NAV is calculated. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including an IRS Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the DRIP. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LITIGATION

We are not subject to any material pending legal proceedings.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Proskauer Rose LLP, New York, New York, has passed upon the legal matters in connection with our status as a REIT. Proskauer Rose LLP has relied on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Proskauer Rose LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our advisor and its affiliates.

EXPERTS

The combined consolidated financial statements of W2007 Grace I, LLC and WNT Holdings, LLC at and for the year ended December 31, 2014, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of W2007 Grace I, LLC and Subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet as of December 31, 2014 (successor) and the combined balance sheet as of December 31, 2013 (predecessor) of American Realty Capital Hospitality Trust, Inc. and subsidiaries, and the related consolidated statement of operations and comprehensive income (loss), changes in equity, and cash flows for the period from March 21, 2014 to December 31, 2014 (successor) and the combined statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from January 1, 2014 to March 20, 2014 and the year ended December 31, 2013 (predecessor), have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by or on behalf of our sponsor, http://www.americanrealtycap.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 31, 2015;
•	Current Report on Form 8-K/A filed with the SEC on April 16, 2015; and
•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 4, 2015, including any subsequently filed amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at One Beacon Street, 14th Floor, Boston, MA 02108, 1-877-373-2522, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at:

American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022
(212) 415-6500
Attn: Investor Services

One of our affiliates maintains an Internet site at www.americanrealtycap.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company, although we make investments primarily in commercial real estate debt rather than in commercial real estate properties. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN REALTY FINANCE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO from its inception on October 13, 2009 to December 31, 2014, ARC HT from its inception on August 23, 2010 to December 31, 2013, its last year before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2014, NYRT from its inception on October 6, 2009 to December 31, 2013, its last year before termination of its offering, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT III(1)	ARCT IV(2)	PECO	ARC HT(3)	ARCT V(4)	NYRT(5)	ARC RCA		ARC Global	ARC HT II
Dollar amount offered in primary offering	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,700,000	$1,500,000	$1,500,000		$1,500,000	$1,700,000
Dollar amount raised(7)	1,750,291	1,753,560	1,806,955	1,791,198	1,557,640	1,697,677(6)	938,673		1,765,296	2,078,623
Length of offerings (in months)	18	10	43	27	7	40	43		27	21
Months to invest 90% of amount available for investment (from beginning of the offering)	18	14	46	32	12	40	N/A	(8)	29	22

(1)	ARCT III completed its offering in September 2012.
(2)	ARCT IV completed its offering in April 2013.
(3)	ARC HT completed its offering in April 2013.
(4)	ARCT V completed its offering in October 2013.
(5)	NYRT completed its offering in December 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(7)	Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(8)	As of December 31, 2014, this offering is still in the investment period and has not invested 90% of the amount offered.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination of its offering, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO for the last five years ended December 31, 2014, ARC HT from its inception on August 23, 2010 to Nine Months Ended September 30, 2014, the last period filed with the SEC before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2013, NYRT from its inception on October 6, 2009 to December 31, 2013, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014.

	ARCT(2)					ARCT III(3)			ARCT IV(4)
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$802
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.77	$5.50	$—	$51.62	$3.14
From operations	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$2.86	$—	$—	$—
From offering proceeds	$1.65	$2.56	$13.06	$—	$—	$13.30	$—	$—	$28.82	$1.76
From offering proceeds / distribution reinvestment plan	$23.04	$15.43	$8.90	$12.71	$—	$15.30	$2.64	$—	$11.79	$1.38
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	PECO					ARC HT
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$188,215	$73,165	$17,550	$3,529	$98	$194,367	$125,353	$35,738	$3,314	$—
Operating expenses	$191,256	$75,184	$18,804	$5,234	$808	$292,692	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(3,041)	$(2,019)	$(1,254)	$(1,705)	$(710)	$(98,325)	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(20,360)	$(10,511)	$(3,020)	$(811)	$(38)	$(20,593)	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(22,635)	$(12,350)	$(4,273)	$(2,516)	$(747)	$(117,932)	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$75,671	$18,540	$4,033	$593	$201	$53,150	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(715,772)	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$(514,563)	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$195,500	$1,210,275	$195,130	$61,818	$21,555	$391,418	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$119,562	$38,007	$3,673	$873	$—	$89,120	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$66.69	$54.12	$56.43	$58.07	$—	$49.75	$53.50	$29.48	$91.49	$—
From operations	$42.21	$26.40	$56.43	$39.44	$—	$29.67	$25.11	$15.87	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$18.62	$—	$7.66	$—	$0.24	$—	$—
From offering proceeds	$—	$1.08	$—	$—	$—	$—	$—	$—	$50.96	$—
From offering proceeds / distribution reinvestment plan	$24.48	$26.64	$—	$—	$—	$12.42	$28.39	$13.37	$40.53	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,277,734	$1,767,110	$337,167	$87,463	$22,831	$2,329,616	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$2,150,769	$1,721,527	$325,410	$85,192	$22,713	$2,148,337	$1,734,573	$690,668	$172,315	$844
Total liabilities	$742,629	$251,995	$173,139	$58,007	$21,556	$1,026,496	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARCT V	NYRT					ARC Retail
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From July 29, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—	$28,109	$7,161	$1,266	$—	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1	$36,887	$8,974	$2,635	$313	$—
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)	$(8,778)	$(1,813)	$(1,369)	$(313)	$—
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—	$(3,907)	$(2,761)	$(833)	$—	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)	$(12,632)	$(4,704)	$(2,202)	$(313)	$—
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$(1)	$4,509	$(786)	$187	$(260)	$—
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—	$(586,368)	$(12,740)	$(12,902)	$—	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1	$739,527	$26,543	$12,993	$259	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (5)	$— (5)	$—	$27,032	$1,738	$140	$—	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—	$28.80	$24.37	$17.63	$—	$—
From operations	$—	$5.55	$17.30	$6.04	$—	$—	$3.33	$—	$15.24	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$6.34	$6.61	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$9.53	$4.93	$—	$—	$—	$—	$9.68	$15.07	$—	$—	$—
From offering proceeds / distribution reinvestment plan	$13.12	$11.10	$14.64	$9.62	$—	$—	$15.79	$9.30	$2.39	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954	$954,925	$126,039	$56,867	$36	$1,156
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954	$935,810	$119,942	$55,724	$36	$1,156
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755	$152,710	$73,061	$57,046	$3,755	$956
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARC Global				ARC HT II
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Period From July 13, 2011 (Date of Inception) to December 31, 2011	Year Ended December 31, 2014	Year Ended December 31, 2013	Period From October 15, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$93,383	$3,951	$30	$—	$58,439	$1,817	$—
Operating expenses	$135,512	$10,007	$433	$16	$92,770	$1,953	$15
Operating income (loss)	$(42,129)	$(6,056)	$(403)	$(16)	$(34,331)	$(136)	$(15)
Interest expense	$(14,852)	$(969)	$(10)	$—	$(3,559)	$—	$—
Net income (loss)-GAAP basis	$(53,594)	$(6,989)	$(413)	$(16)	$(37,678)	$(221)	$(15)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(9,693)	$(3,647)	$(418)	$—	$(4,406)	$(764)	$—
Net cash flows provided by (used in) investing activities	$(1,517,175)	$(111,500)	$(1,357)	$—	$(1,531,415)	$(46,484)	$—
Net cash flows provided by (used in) financing activities	$1,582,907	$124,209	$2,027	$—	$1,606,605	$159,078	$3
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$80,313	$3,082	$1	$—	$76,744	$2,650	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$45.50	$19.99	$0.45	$—	$36.92	$14.19	$—
From operations	$0.04	$—	$—	$—	$—	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$20.03	$11.43	$0.45	$—	$16.92	$6.99	$—
From offering proceeds / distribution reinvestment plan	$25.43	$8.56	$—	$—	$20.00	$7.20	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,471,365	$217,234	$2,963	$559	$1,888,657	$161,300	$810
Total assets (after depreciation)	$2,428,797	$214,927	$2,933	$559	$1,857,710	$160,206	$810
Total liabilities	$1,012,128	$92,207	$3,729	$375	$125,533	$2,057	$625
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	ARCT IV completed its offering in October 2013. The data above includes uses of offering proceeds through December 31, 2013. On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP.
(5)	Excludes distributions related to private placement programs.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV sets forth summary information on the results of programs sponsored directly or indirectly by the parent of our sponsor that have closed in the most recent five years and that have similar or identical investment objectives to us. For purposes of Table IV and the related narrative information, we consider a program to be closed at the earlier of the time when affiliates of the parent of our sponsor are no longer serving as the advisor, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger.

Program name	ARCT(1)		ARCT III(2)		ARCT IV(3)		ARC HT(4)		NYRT(5)
Date of program closing	3/1/2012		2/26/2013		1/3/2014		4/7/2014		4/15/2014
Duration of program (months)	50		23		19		38		44
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,791,198		$1,697,677	(6)
Annualized Return on Investment	8.7	%(7)	22.0	%(8)	17.4	%(8)	6.0	%(8)	5.4	%(7)
Median Annual Leverage	31.9%		15.0%		0.0%		15.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$190,285		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private placements. On March 1, 2012, ARCT became a self-administered REIT and listed its common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP's common stock; and (iii) 0.5937 of a share of ARCP's 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	ARC HT completed its offering in April 2013 and listed its common stock on the NASDAQ Global Select Market on April 7, 2014. The data above includes uses of offering proceeds through December 31, 2013. On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. Pursuant to the terms of the merger agreement, each share of ARC HT’s common stock was converted into the right to receive (i) 0.1688 of a share of common stock of Ventas, Inc. or (ii) $11.33 in cash. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.
(5)	NYRT completed its offering in December 2013 and listed its common stock on the New York Stock Exchange on April 15, 2014. The data above includes uses of offering proceeds through December 31, 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.

(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(8)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales or disposals of properties by ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, ARC DNAV, ARC Global, ARC RCA, ARC HT II, PECO II, HOST, ARC NYCR, ARC HT III, ARC Global II and ARC RCA II for the last three years ended December 31, 2014.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
ARCT III(6) — None
ARCT IV(7) — None
PECO:	March 2014	November 2014	$7,429	$—	$—	$—	$7,429	$—	$7,524	$7,524	$332
ARC HT(8) — None
ARCT V — None
NYRT — None
ARC DNAV — None
ARC Global — None
ARC RCA:	September 2013	April 2014	$543	$—	$—	$—	$543	$—	$10	$10	$—
ARC HT II — None
PECO II — None
ARC NYCR — None
ARC HT III — None
ARC Global II — None
ARC RCA II — None
ARC HOST — None

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(7)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(8)	On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
EFFECTIVE AS OF JANUARY 7, 2014

American Realty Capital Hospitality Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”), in each case as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares or by delivering a completed and executed authorized form to the Administrator, which can be obtained from the Administrator. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by AR Capital, LLC or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions (as defined below)) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. Participants in the Plan generally are required to have the full amount of their cash distributions (other than Excluded Distributions) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan. As used in this Plan, the term (“Excluded Distributions”) shall mean those cash or other distributions designated as “Excluded Distributions” by our board of directors of the Company or the board of directors or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan initially at a price equal to $23.75 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. Beginning with the filing of the Company’s second Quarterly Report on Form 10-Q (or the filing of the Company’s Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the Securities and Exchange Commission following the earlier of the Company’s acquisition of at least $2.0 billion in total portfolio assets and January 7, 2016, which is two years from the effective date of the Company’s initial public offering, the Company intends to offer Shares pursuant to the Plan at the net asset value of the Company as determined by American Realty Capital Hospitality Advisors, LLC, divided by the number of shares of common stock outstanding as of the end of business on the business day immediately preceding the day on which the Company determines NAV. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase Shares in a public offering of Shares by the Company pursuant to a prospectus outside of the Plan at prices below $23.75 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the shares of stock of the Company.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated January 7, 2014, (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by AR Capital, LLC, the parent of the Company’s sponsor, or an Affiliated Program (a “Subsequent Program”). If the

Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through the Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by providing written notice of such termination or modification to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to, Suspension or Termination of the Plan.

(a) Except for Section 9(a) of the Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of the Plan may be amended by the Company at any time, including, but not limited to, an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, upon ten (10) days written notice to the Participants.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Hospitality Operating Partnership, L.P.  For purposes of the Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Hospitality Operating Partnership, L.P. (the “Partnership”), Participants shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and addressed to DRIP Administrator, c/o DST Systems, Inc., 430 W 7th St., Kansas City, Missouri 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator or by providing the relevant information in a press release or a report filed by the Company with the Securities and Exchange Commission. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C-1

EFFECTIVE APRIL 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AMERICAN REALTY CAPITAL
Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment:
Acct# ________________

Investment Amount

$ ____________________________

▸ *$2,500 minimum investment*
▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**
▸ **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*
State of ______ Custodian for ____________________

☐ **Estate –** *Personal representative signature required.*
Name of Executor: ____________________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________________________
Include title and signature pages.

2b. Custodial Ownership
(Qualified)

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE APRIL 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
CITY STATE/PROVINCE COUNTRY

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______

Account No. (required):______

☐ Foreign national identity documents Bank Name (required):______

Phone No. (required):______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

C-1-2

5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *Certification by investor(s): I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider (collectively referred to as "Issuer"), to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Account # ______________________________

Bank's ABA/Routing # ______________________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE APRIL 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-3

C-1-4

EFFECTIVE APRIL 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE(5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

C-1-5

C-1-6

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE APRIL 15, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

C-1-9

APPENDIX C-2

ARC Global II | ARC HT III | RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AERP | RPT

VERSION 21

PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OREGON OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

C-2-2

C-2-3

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

Date of Agreement *(for trusts only)* ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City / State/Province / Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

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VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to Business Development Corporation of America or RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial <u>ALL</u> appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
In addition to any state highlighted below, I/we acknowledge that ARC-Global II is not yet effective in Minnesota.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner

For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in us and our affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in NYC REIT for a Pennsylvania investor is 10% of his or her net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

	OR	
Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

6b FOR AERP INVESTORS ONLY.

Continued

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________

Co-Owner Signature (if applicable) ______________________________

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6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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APPENDIX D

TRANSFER ON DEATH DESIGNATION

American Realty Capital Hospitality Trust, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York and a Transfer on Death, or TOD, designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York. Any beneficiary wanting to purchase additional shares of common stock of American Realty Capital Hospitality Trust, Inc. must meet applicable suitability standards.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rio or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes, or LDPS, in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital Hospitality Trust, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐	______________ First	______________ Middle	______________ Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐	______________ First	______________ Middle	______________ Last

Social Security Number(s) of Stockholder(s)
				Stockholder		Co-Stockholder
Daytime Telephone				State of Residence (Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize American Realty Capital Hospitality Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	LDPS: Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital Hospitality Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital Hospitality Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital Hospitality Trust, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Realty Capital Hospitality Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital Hospitality Trust, Inc.

Signature — Investor (Required) Date	Signature — Co-Investor (If Applicable) Date

APPENDIX E

LETTER OF DIRECTION

           , 20
American Realty Capital Hospitality Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, Missouri 64105-1407
Phone: (866) 771-2088
Fax: (877) 694-1113

Re:	Registered Investment Advisory Fees Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to, my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Hospitality Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$     ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, Maryland, North Dakota or Ohio investors.

E-1

APPENDIX F

NOTICE OF REVOCATION

          , 20
American Realty Capital Hospitality Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, Missouri 64105-1407
Phone: (866) 771-2088
Fax: (877) 694-1113

Re:	Revocation of Instruction Account No. (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to, my registered investment advisor, pursuant to my letter to you dated.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

F-1

APPENDIX G

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information We May Collect.  We may collect Non-Public Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information.  We collect information from and about you:

•	in order to identify you as a customer;
•	in order to establish and maintain your customer accounts;
•	in order to complete your customer transactions;
•	in order to market investment products or services that may meet your particular financial and investing circumstances;
•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and
•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.
•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we also may use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law. For example, to:
•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;
•	protect the security and integrity of our records, website and customer service center;
•	protect our rights and property and the rights and property of others;
•	take precautions against liability;
•	respond to claims that your information violates the rights and interests of third parties;
•	take actions required by law or to respond to judicial process;
•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and
•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We also will send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,
please do not hesitate to call Edward Hoganson at (212) 415-6500.

Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to American Realty Capital Hospitality Trust, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates, such as our securities affiliates, from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:
By telephone at:
By mail: Mark your choices below, fill in and send to:
AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
405 Park Avenue
New York, NY 10022

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐	Do not allow your affiliates to use my personal information to market to me.

Name:
Signature:

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

American Realty Capital Hospitality Trust, Inc.

80,000,000 Shares of Common Stock — Maximum Offering

PROSPECTUS

        , 2015

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by American Realty Capital Hospitality Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until            , 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering)

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

Item	Amount
SEC registration fee	$341,000	(1)
FINRA filing fee	225,500	(1)
Legal fees and expenses	6,750,000
Blue sky fees and expenses	1,000,000
Accounting fees and expenses	2,500,000
Sales and advertising expenses	3,500,000
Sponsor costs regarding bona fide training and education meetings and retail seminars	4,000,000
Printing	4,500,000
Stockholder relations, transfer agent and fulfillment costs	5,500,000
Due diligence expenses (retailing)	5,000,000
Legal fees – underwriter portion	250,000
Telephone and Internet	1,000,000
Miscellaneous expenses(2)	5,683,500
Total	$40,000,000

(1)	Previously paid.
(2)	Miscellaneous expenses include costs related to non-transaction based compensation of the dual employees, office rent and utilities; office equipment, furniture and supplies; industry sponsorships and membership fees; computer hardware and software; and repairs and maintenance.

Item 32. Sales to Special Parties

The advisor and its assignees will receive certain distributions from our operating partnership. The special limited partner will receive a special limited partner interest of our operating partnership. Stockholders will be allowed to purchase shares pursuant to the DRIP at a price of $23.75 per share and, once we calculate NAV, at per share NAV. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and Friends, may purchase shares offered in this offering at a discount. The purchase price will be $22.50 per share, reflecting no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. See the sections entitled “Plan of Distribution — Volume Discounts” and “Plan of Distribution — Shares Purchased by Affiliates and Participating Broker-Dealers” in the prospectus that is part of this registration statement.

Item 33. Recent Sales of Unregistered Securities

In connection with our organization, the special limited partner purchased from us 8,888 shares of common stock for $22.50 per share, reflecting no selling commission or dealer manager fees paid in connection with such sale, for an aggregate purchase price of $200,000 on August 6, 2013. We made a capital contribution to our operating partnership in the amount of $200,000 in exchange for 8,888 general partner units of the operating partnership. Our advisor also made a capital contribution to our operating partnership in the amount of $2,020 in exchange for 90 limited partner units of the operating partnership. The 90 limited partner units that will be issued to our advisor may be exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and the NASAA REIT Guidelines. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of their affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, our charter further limits our ability to indemnify our directors, our advisor and their affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, which may include litigation or losses arising in connection with the acquisition of real estate, coordinating the management of real estate or during the performance of other duties for us. However, such indemnification will be limited by our charter, as discussed above. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of their affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; (iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (iv) the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

Financial Statements:

The following documents are filed as part of, or incorporated by reference in, this registration statement:

American Realty Capital Hospitality Trust, Inc. consolidated balance sheet as of December 31, 2014 (successor) and the combined balance sheet as of December 31, 2013 (predecessor), and the related consolidated statement of operations and comprehensive income (loss), changes in equity, and cash flows for the period from March 21, 2014 to December 31, 2014 (successor) and the combined statements of operations and comprehensive income (loss), changes in equity, and cash flows for the period from January 1, 2014 to March 20, 2014 and the year ended December 31, 2013 (predecessor) and the related financial statement schedule of real estate and accumulated depreciation.

W2007 Grace I, LLC and WNT Holdings, LLC combined consolidated financial statements, which comprise the combined consolidated balance sheet as of December 31, 2014, and the related combined consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the year then ended, and the related notes to the combined consolidated financial statements.

W2007 Grace I, LLC and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.

Unaudited pro forma condensed consolidated balance sheet as of December 31, 2014 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014.

Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings

The registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-05 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

The registrant also undertakes to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-05 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the registrant’s registration statement on Form S-11 and has duly caused such amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, the State of New York, on April 16, 2015.

American Realty Capital Hospitality Trust, Inc.

By:	/s/ Jonathan P. Mehlman Jonathan P. Mehlman Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the registrant’s Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ Jonathan P. Mehlman Jonathan P. Mehlman	Chief Executive Officer and President (principal executive officer)	April 16, 2015
/s/ Edward T. Hoganson Edward T. Hoganson	Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	April 16, 2015
/s/ William M. Kahane William M. Kahane	Executive Chairman of the Board of Directors	April 16, 2015
* Robert H. Burns	Independent Director	April 16, 2015
* Stanley R. Perla	Independent Director	April 16, 2015
* Abby M. Wenzel	Independent Director	April 16, 2015
*By: /s/ William M. Kahane William M. Kahane Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are included in this Registration Statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1(6)	Exclusive Dealer Manager Agreement, dated as of January 7, 2014, among the Company, American Realty Capital Hospitality Advisors, LLC and Realty Capital Securities, LLC
1.2(2)	Form of Soliciting Dealer Agreement between Realty Capital Securities, LLC and the Soliciting Dealers
3.1(3)	Articles of Amendment and Restatement of American Realty Capital Hospitality Trust, Inc.
3.2(1)	Bylaws of American Realty Capital Hospitality Trust, Inc.
4.1(6)	Agreement of Limited Partnership of American Realty Capital Hospitality Operating Partnership, L.P., dated as of January 7, 2014
5.1(4)	Opinion of Venable LLP
8.1(5)	Opinion of Proskauer Rose LLP as to tax matters
10.1(6)	Advisory Agreement dated as of January 7, 2014, by and among the Company, American Realty Capital Hospitality Operating Partnership, L.P. and American Realty Capital Hospitality Advisors, LLC.
10.2(9)	Employee and Director Incentive Restricted Share Plan of the Company
10.3(9)	Form of Restricted Share Award Agreement Pursuant to the Employee and Director Incentive Restricted Share Plan of the Company.
10.4(2)	Form Operating Lease Agreement between the Company and the Company’s TRSs.
10.5(6)	Agreement of Purchase and Sale, dated January 30, 2014, by and between Barceló Crestline Corporation and ARC Hospitality TRS Holding, LLC
10.6(6)	Agreement of Purchase and Sale, dated January 30, 2014, by and between HFP Hotel Owner II, LLC, CSB Stratford, LLC, CC Technology Square, LLC, ARC Hospitality Baltimore LLC, ARC Hospitality Providence LLC, ARC Hospitality Stratford LLC and ARC Hospitality TRS GA Tech LLC.
10.7(6)	First Amendment to Agreement of Purchase and Sale, dated March 11, 2014, by and between Barceló Crestline Corporation and ARC Hospitality TRS Holding, LLC
10.8(6)	First Amendment to Agreement of Purchase and Sale, dated March 11, 2014, by and between HFP Hotel Owner II, LLC, CSB Stratford, LLC, CC Technology Square, LLC, ARC Hospitality Baltimore LLC, ARC Hospitality Providence LLC, ARC Hospitality Stratford LLC and ARC Hospitality TRS GA Tech LLC
10.9(6)	Second Amendment to Agreement of Purchase and Sale, dated March 21, 2014, by and between HFP Hotel Owner II, LLC, CSB Stratford, LLC, CC Technology Square, LLC, ARC Hospitality Baltimore LLC, ARC Hospitality Providence LLC, ARC Hospitality Stratford LLC and ARC Hospitality TRS GA Tech LLC
10.10(6)	Promissory Note, dated March 21, 2014, given by American Realty Capital Hospitality Operating Partnership L.P. in favor of Crestline Hotels & Resorts, LLC
10.11(6)	Promissory Note, dated March 21, 2014, given by American Realty Capital Hospitality Operating Partnership L.P. in favor of Barceló Crestline Corporation
10.12(6)	Promissory Note, dated March 21, 2014, given by American Realty Capital Hospitality Operating Partnership L.P. in favor of Barceló Crestline Corporation
10.13(7)	Loan Agreement dated as of March 21, 2014 between GERMAN AMERICAN CAPITAL CORPORATION, ARC HOSPITALITY BALTIMORE, LLC and ARC HOSPITALITY PROVIDENCE, LLC

Exhibit No.	Description
10.14(7)	Guaranty of Recourse Obligations dated as of March 21, 2014 by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AR CAPITAL, LLC and certain individuals for the benefit of GERMAN AMERICAN CAPITAL CORPORATION
10.15(7)	Guaranty of Recourse Obligations dated as of April 8, 2014 by DANIEL A. HOFFLER, LOUIS S. HADDAD and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. for the benefit of GERMAN AMERICAN CAPITAL CORPORATION
10.16(7)	PERMANENT LOAN CROSS INDEMNITY dated as of April 1, 2014, by TCA BLOCK 7, INC., ARMADA/HOFFLER PROPERTIES II, L.L.C., DANIEL A. HOFFLER, LOUIS S. HADDAD, CHRI VIRGINIA BEACH HOTEL (A/H) MINORITY HOLDING, LLC, AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., HAMPTON W COMPANY, LLC, HAMPTON UNIVERSITY, LEGACY HOSPITALITY, LLC, and VB CITY HOTELS LLC.
10.17(7)	Promissory Note, dated May 27, 2014, given by American Realty Capital Hospitality Trust, Inc. in favor of CARP, LLC
10.18(8)	First Amendment to Promissory Notes, dated August 25, 2014, between American Realty Capital Hospitality Operating Partnership, L.P. and Barceló Crestline Corporation
10.19(8)	Amended and Restated Real Estate Sale Agreement, dated November 11, 2014, by and among American Realty Capital Hospitality Portfolio Member, LLC, ARC Hospitality Portfolio I Owner, LLC, ARC Hospitality Portfolio I TFGL Owner, LLC, ARC Hospitality Portfolio I BHGL Owner, LLC, ARC Hospitality Portfolio I PXGL Owner, LLC, ARC Hospitality Portfolio I GBGL Owner, LLC, ARC Hospitality Portfolio I NFGL Owner, LLC, ARC Hospitality Portfolio I MBGL 1000 Owner, LLC, ARC Hospitality Portfolio I MBGL 950 Owner, LLC, ARC Hospitality Portfolio I NTC Owner, LP, ARC Hospitality Portfolio I DLGL Owner, LP, ARC Hospitality Portfolio I SAGL Owner, LP, ARC Hospitality Portfolio II Owner, LLC, ARC Hospitality Portfolio II NTC Owner, LP, W2007 Equity Inns Realty, LLC, W2007 Equity Inns Realty, L.P., W2007 EQI Urbana Partnership, L.P., W2007 EQI Seattle Partnership, L.P., W2007 EQI Savannah 2 Partnership, L.P., W2007 EQI Rio Rancho Partnership, L.P., W2007 EQI Orlando Partnership, L.P., W2007 EQI Orlando 2 Partnership, L.P., W2007 EQI Naperville Partnership, L.P., W2007 EQI Milford Partnership, L.P., W2007 EQI Louisville Partnership, L.P., W2007 EQI Knoxville Partnership, L.P., W2007 EQI Jacksonville Partnership I, L.P., W2007 EQI Indianapolis Partnership, L.P., W2007 EQI Houston Partnership, L.P., W2007 EQI HI Austin Partnership, L.P., W2007 EQI East Lansing Partnership, L.P., W2007 EQI Dalton Partnership, L.P., W2007 EQI College Station Partnership, L.P., W2007 EQI Carlsbad Partnership, L.P., W2007 EQI Augusta Partnership, L.P. and W2007 EQI Asheville Partnership, L.P.
10.20(10)	Indemnification Agreement between American Realty Capital Hospitality Trust, Inc. and each of Robert H. Burns, Edward T. Hoganson, William M. Kahane, Jonathan P. Mehlman, Stanley R. Perla, Abby M. Wenzel, certain other individuals who are former directors and officers of American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Advisors, LLC, AR Capital, LLC and RCS Capital Corporation, dated as of December 31, 2014
10.21(10)	Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio I Holdco, LLC dated February 27, 2015
10.22(10)	Amended and Restated Limited Liability Company Agreement of ARC Hospitality Portfolio II Holdco, LLC dated February 27, 2015

Exhibit No.	Description
10.23(10)	Assumption and Release Agreement (Mezzanine) dated February 27, 2015 by and among WNT MEZZ I, LLC, ARC HOSPITALITY PORTFOLIO I MEZZ, LP, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-MZ MEZZANINE TRUST, COMMERCIAL MEZZANINE PASS-THROUGH CERTIFICATES, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, and WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
10.24(10)	Assumption and Release Agreement dated February 27, 2015 by and among W2007 EQUITY INNS REALTY, LLC, W2007 EQUITY INNS REALTY, L.P., ARC HOSPITALITY PORTFOLIO I OWNER, LLC, ARC HOSPITALITY PORTFOLIO I BHGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I PXGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I GBGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I NFGL OWNER, LLC, ARC HOSPITALITY PORTFOLIO I MBGL 1000 OWNER, LLC, ARC HOSPITALITY PORTFOLIO I MBGL 950 OWNER, LLC, ARC HOSPITALITY PORTFOLIO I NTC OWNER, LP, ARC HOSPITALITY PORTFOLIO I DLGL OWNER, LP, ARC HOSPITALITY PORTFOLIO I SAGL OWNER, LP, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership and AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
10.25(10)	Supplemental Agreement dated February 27, 2015, by and among American Realty Capital Hospitality Operating Partnership, L.P., American Realty Capital Hospitality Trust, Inc., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko, Whitehall Street Global Real Estate Limited Partnership 2007, Whitehall Parallel Global Real Estate Limited Partnership 2007, among others.
10.26(10)	Payment Guaranty Agreement dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. to and for the benefit of U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF EQTY 2014-INNS MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES.
10.27(10)	Loan Agreement dated as of February 27, 2015 between the borrowers listed on schedule II thereto, Ladder Capital Finance LLC and Deutsche Bank AG, New York Branch.
10.28(10)	Guaranty dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC.
10.29(10)	Guaranty dated as of February 27, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS PARTNERSHIP, L.P. and W2007 EQUITY INNS TRUST.
10.30(10)	Environmental Indemnity Agreement dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC

Exhibit No.	Description
10.31(10)	Environmental Indemnity Agreement dated as of February 27, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS PARTNERSHIP, L.P. and W2007 EQUITY INNS TRUST.
10.32(10)	Mandatory Redemption Guaranty dated as of February 27, 2015 by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS SENIOR MEZZ, LLC
10.33(10)	Mandatory Redemption Guaranty dated as of February 27, 2015, by AMERICAN REALTY CAPITAL HOSPITALITY OPERATING PARTNERSHIP, L.P., AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Peter M. Budko for the benefit of W2007 EQUITY INNS PARTNERSHIP, L.P. and W2007 EQUITY INNS TRUST.
23.1	Consent of Ernst & Young LLP
23.2	Consent of KPMG LLP
23.3(4)	Consent of Venable LLP (included in Exhibit 5.1)
23.4(5)	Consent of Proskauer Rose LLP (included in Exhibit 8.1)

1.	Filed as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11/A with the SEC on October 4, 2013.
2.	Filed as an exhibit to Pre-Effective Amendment No. 2 to the Company's Registration Statement on Form S-11/A with the SEC on November 14, 2013.
3.	Filed as an exhibit to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11/A with the SEC on December 9, 2013.
4.	Filed as an exhibit to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11/A with the SEC on December 13, 2013.
5.	Filed as an exhibit to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11/A with the SEC on January 3, 2014.
6.	Filed as an exhibit to the Company’s Form 10-K filed with the SEC on April 7, 2014.
7.	Filed as an exhibit to the Company’s Form 10-Q filed with the SEC on August 14, 2014.
8.	Filed as an exhibit to the Company’s Form 10-Q filed with the SEC on November 14, 2014.
9.	Filed as an exhibit to the Company’s Form 8-A filed with the SEC on March 4, 2015.
10.	File as an exhibit to the Company’s Form 10-K on March 31, 2015.